UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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The Allstate Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE ALLSTATE CORPORATION
 2775 Sanders Road
Northbrook, Illinois 60062-6127

April 1, 2009

Notice of 2009 Annual Meeting and Proxy Statement

Dear Stockholder:

        You are invited to attend Allstate's 2009 annual meeting of stockholders to be held on Tuesday, May 19, 2009 at 11 a.m. local time, in the 8th floor auditorium of Harris Bank, Chicago, Illinois.

        We encourage you to review the notice of annual meeting, proxy statement, financial statements, and management's discussion and analysis provided in this booklet to learn more about your corporation.

        Under Securities and Exchange Commission rules, we are providing most of our stockholders with the annual meeting materials via the Internet. By using this method of delivery, we are able to provide to you these important materials in an expedited manner, and reduce both our costs and the environmental impact of our annual meeting.

        As always, your vote is important. You are encouraged to vote as soon as possible, either by telephone, Internet, or mail. Please use one of these methods to vote before the meeting even if you plan to attend the meeting.

Sincerely,

Thomas J. Wilson Chairman, President and Chief Executive Officer

THE ALLSTATE CORPORATION
 2775 Sanders Road
Northbrook, Illinois 60062-6127

April 1, 2009

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 19, 2009. The Notice of 2009 Annual Meeting, Proxy Statement, and 2008 Annual Report and the means to vote by Internet are available at www.proxyvote.com.

Notice of 2009 Annual Meeting of Stockholders

        The annual meeting of stockholders of The Allstate Corporation ("Allstate" or "Corporation") will be held in the 8th floor auditorium of Harris Bank, 115 South LaSalle Street, Chicago, Illinois on Tuesday, May 19, 2009, at 11 a.m. for the following purposes:

  1.
  To elect to the Board of Directors the ten director nominees named in this proxy statement to serve until the 2010 annual meeting;

  2.
  To ratify the appointment of Deloitte & Touche LLP as Allstate's independent registered public accountant for 2009;

  3.
  To approve the material terms of the Annual Executive Incentive Plan;

  4.
  To approve the 2009 Equity Incentive Plan, as renamed, amended and restated; and

  5.
  To consider three stockholder proposals, if properly presented.

        In addition, any other business properly presented may be acted upon at the meeting.

        Registration and seating will begin at 9:45 a.m. Each stockholder may be asked to present picture identification and proof of stock ownership. Stockholders holding Allstate stock through a bank, brokerage, or other nominee account will need to bring their account statement showing ownership as of the record date, March 20, 2009. Cameras, recording devices, or other electronic devices will not be allowed in the meeting.

        In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each stockholder of record, we now also deliver proxy materials, including this proxy statement and the 2008 annual report, through the Internet. Most stockholders will not receive printed copies of the proxy materials unless they so request. Instead, a notice ("Notice of Internet Availability of Proxy Materials") is being mailed to most of our stockholders which instructs you how to access and review all of the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials also instructs you how you may submit your voting instructions. If you would like to receive the proxy materials electronically or in paper form, you should follow the instructions in the Notice of Internet Availability of Proxy Materials.

        Allstate began mailing its Notice of Internet Availability of Proxy Materials, proxy statement and annual report, and proxy card/voting instruction form to stockholders and to participants in its Allstate 401(k) Savings Plan on April 1, 2009.

By Order of the Board,

Mary J. McGinn Secretary

Proxy and Voting Information

Who is asking for your vote and why

        The annual meeting will be held only if there is a quorum, which means that a majority of the outstanding common stock entitled to vote is represented at the meeting by proxy or in person. If you vote before the meeting, your shares will be counted for the purpose of determining whether there is a quorum. To ensure that there will be a quorum, the Allstate Board of Directors is requesting that you vote before the meeting and allow your Allstate stock to be represented at the annual meeting by the proxies named on the proxy card/voting instruction form.

Who can vote

        You are entitled to vote if you were a stockholder of record at the close of business on March 20, 2009. On March 20, 2009, there were 536,363,853 Allstate common shares outstanding and entitled to vote at the annual meeting.

How to vote

        If you hold your shares in your own name as a registered stockholder, you may vote in person by attending the annual meeting or you may instruct the proxies how to vote your shares in any of the following ways:

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    By using the toll-free telephone number printed on the proxy card/voting instruction form

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    By using the Internet voting site and following the instructions provided there

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    By signing and dating the proxy card/voting instruction form and mailing it in the postage-paid envelope enclosed with the printed copies of the proxy statement, or by returning it to The Allstate Corporation, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, N.Y. 11717

        You may vote by telephone or Internet 24 hours a day, seven days a week. Such votes are valid under Delaware law.

        If you hold your shares through a bank, broker, or other record holder, you may vote your shares by following the instructions they have provided. If you hold your shares through the Allstate 401(k) Savings Plan (formerly The Savings and Profit Sharing Fund of Allstate Employees), see the instructions on page 3.

Providing voting instructions and discretionary voting authority of proxies

        With respect to each of the items, you may instruct the proxies to vote "FOR" or "AGAINST," or you may instruct the proxies to "ABSTAIN" from voting.

        The Board recommends you vote on the matters set forth in this proxy statement as follows:

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    FOR all of the nominees for director listed in this proxy statement

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    FOR the ratification of the appointment of Deloitte & Touche LLP as Allstate's independent registered public accountant for 2009

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    FOR approval of the material terms of the Annual Executive Incentive Plan

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    FOR approval of the 2009 Equity Incentive Plan, as renamed, amended and restated

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    AGAINST the stockholder proposal seeking the right to call special shareowner meetings

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    AGAINST the stockholder proposal seeking an advisory resolution to ratify the compensation of the named executive officers

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    AGAINST the stockholder proposal seeking a report on political contributions and payments to trade associations and other tax exempt organizations

        If you return a signed proxy card/voting instruction form to allow your shares to be represented at the annual meeting, but do not indicate how your shares should be voted on one or more matters listed above, then the proxies will vote your shares as the Board of Directors recommends for those matters. One stockholder has notified us that he may present a proposal at the meeting with respect to the management of Allstate, which proposal relates to a personal grievance that has been fully adjudicated in court. If this proposal is properly presented at the meeting, the proxies intend to use their discretionary authority to vote your shares against it. Other than this matter and the matters listed above, Allstate knows of no other matters to be presented at the meeting. If any other matters are properly presented at the meeting, the proxies may vote your shares in accordance with their best judgment.

How votes are counted to elect directors and approve items

        Each share of our common stock outstanding on the record date will be entitled to one vote on each of the ten director nominees and one vote on each other matter.

        Item 1.      To be elected by stockholders, each director must receive the affirmative vote of the majority of the votes cast. A majority of votes cast means the number of shares voted "FOR" a director exceeds 50% of the votes cast with respect to that director. Each nominee for director receiving a majority of votes cast will be elected. Abstentions will not be counted as votes cast for purposes of director elections and will have no impact on the outcome of the vote.

        Item 2.      To ratify the appointment of Allstate's independent registered public accountant, the proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the item. Abstentions will be counted as shares present at the meeting and will have the effect of a vote against the matter.

        Item 3.      To approve the material terms of the Annual Executive Incentive Plan, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the item is required. Abstentions will be counted as shares present at the meeting and will have the effect of a vote against the matter.

        Item 4.      To approve the 2009 Equity Incentive Plan, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the item is required, provided that the total number of votes cast on the proposal represents over 50% of the total outstanding shares. Abstentions will be counted as shares present at the meeting and as votes cast on the proposal and will have the effect of a vote against the matter. Broker non-votes will not be counted as shares entitled to vote on the matter or as votes cast on the proposal, but will be counted in the number of outstanding shares. So, failure to instruct your brokerage firm how to vote shares held in a brokerage account could impair our ability to get this plan approved.

        Items 5 through 7.      To approve the stockholder proposals, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the item is required. Abstentions will be counted as shares present at the meeting and will have the effect of a vote against the matter. Broker non-votes will not be counted as shares entitled to vote on the matter and will have no impact on the outcome of the vote.

        Rules of the New York Stock Exchange ("NYSE") determine whether proposals presented at stockholder meetings are "routine or "non-routine." If a proposal is determined to be routine, the NYSE provides brokerage firms with discretionary authority to vote on the proposal without receiving voting instructions from their clients. Items 1 through 3 are considered routine matters. Broker non-votes occur when a brokerage firm does not have discretionary voting authority and is unable to vote on a proposal because it is non-routine and the client has not provided voting instructions. Items 4 through 7 are considered non-routine matters. Abstentions and broker non-votes are counted for quorum purposes.

How to change your vote

        Before your shares have been voted at the annual meeting by the proxies, you may change or revoke your vote in the following ways:

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    Voting again by telephone, by Internet or in writing

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    Attending the meeting and voting your shares in person if you are a registered stockholder

        Unless you attend the meeting and vote your shares in person, you should use the same method as when you first voted—telephone, Internet or writing. That way, the inspector of election will be able to identify your latest vote.

 Confidentiality

        All proxies, ballots, and tabulations that identify the vote of a particular stockholder are kept confidential, except as necessary to allow the inspector of election to certify the voting results or to meet certain legal requirements. A representative of IVS Associates, Inc. will act as the inspector of election and will count the votes. The representative is independent of Allstate and its directors, officers, and employees.

        Comments written on proxy cards, voting instruction forms, or ballots may be provided to the Secretary of Allstate with the name and address of the stockholder. The comments will be provided without reference to the vote of the stockholder, unless the vote is mentioned in the comment or unless disclosure of the vote is necessary to understand the comment. At Allstate's request, the distribution agent or the solicitation agent may provide Allstate with periodic status reports on the aggregate vote. These status reports may include a list of stockholders who have not voted and breakdowns of vote totals by different types of stockholders, as long as Allstate is not able to determine how a particular stockholder voted.

Allstate 401(k) Savings Plan Participants

        If you hold Allstate common shares through the Allstate 401(k) Savings Plan, your proxy card/voting instruction form for those shares will instruct the plan trustee how to vote those shares. If you are an employee who received your annual meeting materials electronically, and you hold Allstate common shares both through the plan and also directly as a registered stockholder, the voting instructions you provide electronically will be applied to both your plan shares and your registered shares. If you return a signed proxy card/voting instruction form or vote by telephone or the Internet on a timely basis, the trustee shall vote as instructed for all Allstate common shares allocated to your plan account unless to do so would be inconsistent with the trustee's duties.

        If your voting instructions are not received on a timely basis for the shares allocated to your plan account, those shares will be considered "unvoted." If you return a signed proxy card/voting instruction form but do not indicate how your shares should be voted on a matter, the shares represented by your signed proxy card/voting instruction form will be voted as the Board of Directors recommends. The trustee will vote all unvoted shares and all unallocated shares held by the plan as follows:

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    If the trustee receives instructions (through voting instruction forms or through telephonic or Internet instruction) on a timely basis for at least 50% of the votable allocated shares in the plan, then it will vote all unvoted shares and unallocated shares in the same proportion and in the same manner as the shares for which timely instructions have been received, unless to do so would be inconsistent with the trustee's duties.

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    If the trustee receives instructions for less than 50% of the votable shares, the trustee shall vote all unvoted and unallocated shares in its sole discretion. However, the trustee will not use its discretionary authority to vote on adjournment of the meeting in order to solicit further proxies.

        Plan votes receive the same level of confidentiality as all other votes. You may not vote the shares allocated to your plan account by attending the meeting and voting in person. You must instruct The Northern Trust Company, as trustee for the plan, on how you want your plan shares voted.

If You Receive More Than One Proxy Card/Voting Instruction Form

        If you receive more than one proxy card/voting instruction form, your shares are probably registered in more than one account or you may hold shares both as a registered stockholder and through the Allstate 401(k) Savings Plan. You should vote each proxy card/voting instruction form you receive.

Proxy Statement and Annual Report Delivery

        Allstate has adopted the "householding" procedure approved by the Securities and Exchange Commission that allows us to deliver one Notice of Internet Availability of Proxy Materials, or if applicable, one proxy statement and annual report, to a household of stockholders instead of delivering a set of documents to each stockholder in the household. This procedure is more cost effective because it reduces the number of materials to be printed and mailed. It also reduces our impact on the environment. We may elect to send only one Notice of Internet Availability of Proxy Materials, or if applicable, one proxy statement and annual report to stockholders who share the same last name and address, or where shares are held through the same nominee or record holder (for example, when you have multiple accounts at the same brokerage firm), unless we receive, or have previously received, contrary instructions. Stockholders that receive proxy materials in paper form will continue to receive separate proxy cards/voting instruction forms to vote their shares. Stockholders that receive the Notice of Internet Availability of Proxy Materials will receive instructions as to how to submit their proxy cards/voting instruction form on the Internet.

        Please contact our distribution agent, Broadridge Financial Solutions by calling (800) 542-1061 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717:

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    If you would like to receive a separate copy of the Notice of Internet Availability of Proxy Materials, or if applicable, a separate proxy statement and annual report for this year. Upon receipt of your request, we will promptly deliver the requested materials to you.

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    If you and other Allstate registered stockholders of record with whom you share an address currently receive multiple sets of the Notice of Internet Availability of Proxy Materials, or if applicable, the proxy statement and annual report, and you would like to receive only a single copy of each in the future.

        If you hold your shares in street name (that is, through a bank, brokerage account, or other record holder), please contact your bank, broker, or other record holder to request information about householding.

        You may also revoke your consent to householding by contacting Broadridge at the phone number and address listed above. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Corporate Governance Practices

        Allstate has a history of strong corporate governance practices which are firmly grounded in the belief that governance best practices are critical to our goal of driving sustained stockholder value.

Code of Ethics

        Allstate is committed to operating its business with honesty and integrity and maintaining the highest level of ethical conduct. These absolute values of the Corporation are embodied in its Code of Ethics and require that every customer, employee, and member of the public be treated accordingly. Allstate's Code of Ethics applies to all employees, including the chief executive officer, the chief financial officer, the controller, and other senior financial and executive officers as well as the Board of Directors. The Code is available on the Corporate Governance portion of the Corporation's website, allstate.com, and is also available in print upon request made to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite A3, Northbrook, Illinois 60062-6127.

Determinations of Independence of Nominees for Election

        The Board of Directors has determined that each nominee for election, with the exception of Mr. Wilson in his capacity as chairman, president and chief executive officer, is independent according to applicable law, the listing standards of the NYSE, and the Director Independence Standards adopted by the Board of Directors, which are posted on the Corporate Governance portion of the Corporation's website, allstate.com. The Board determined that the following categories of relationships with the Corporation are among those that do not interfere with a director's exercise of independent judgment and do not, to the extent consistent with applicable law or regulation and Section 3 of Allstate's Corporate Governance Guidelines, disqualify a director or nominee from being considered independent. In making the independence determinations, the Board considered transactions, relationships, or arrangements described in category 1 with respect to each independent director; and category 4 with respect to entities with which Messrs. Beyer and Greenberg are affiliated.

  Categorical Standards of Independence

  1.
  An Allstate director's relationship arising from (i) only such director's position as a director of another corporation or organization; (ii) only such director's direct or indirect ownership of a 5% or less equity interest in another corporation or organization (other than a partnership); (iii) both such position and such ownership; or (iv) such director's position only as a limited partner in a partnership in which he or she has an interest of 5% or less;

  2.
  An Allstate director's relationship arising from an interest of the director, or any entity in which the director is an employee, director, partner, stockholder or officer, in or under any standard-form insurance policy or other financial product offered by the Allstate Group in the ordinary course of business;

  3.
  An Allstate director's relationship with another company that participates in a transaction with the Allstate Group (i) where the rates or charges involved are determined by competitive bid or (ii) where the transaction involves the rendering of services as a common or contract carrier (including any airline) or public utility at rates or charges fixed in conformity with law or governmental authority;

  4.
  An Allstate director's relationship with another company that has made payments to, or received payments from, the Allstate Group for property or services in an amount which, in the last fiscal year, does not exceed the greater of $1 million or 2% of such other company's consolidated gross revenues for such year;

  5.
  An Allstate director's position as an executive officer of a tax exempt organization to which the aggregate amount of discretionary contributions (other than employee matching contributions) made by the Allstate Group and The Allstate Foundation in any of the last three fiscal years of the tax exempt organization were equal to or less than the greater of $1 million or 2% of such organization's consolidated gross revenues for such year; and

  6.
  An Allstate director's relationship with another company (i) in which the Allstate Group makes investments or (ii) which invests in securities issued by the Allstate Group or securities backed by any product issued by the Allstate Group, all in the ordinary course of such entity's investment business and on terms and under circumstances similar to those available to or from entities unaffiliated with such director.

Majority Votes in Director Elections

        In accordance with Allstate's bylaws, each director must be elected by a majority of the votes cast.

Board Structure, Meetings and Board Committees

        The current Board has ten directors and three committees. The following table identifies each committee, its members, and the number of meetings held during 2008. Each committee operates under a written charter that has been approved by the Board. Each charter is available on the Corporate Governance portion of allstate.com. Each charter is also available in print upon request made to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite A3, Northbrook, Illinois 60062-6127. All of the members of each committee have been determined to be independent by the Board within the meaning of applicable laws, the listing standards of the NYSE, and the Director Independence Standards as in effect at the time of determination. A summary of each committee's functions and responsibilities follows the table.

        The Board held thirteen meetings during 2008. Each incumbent director attended at least 75% of the combined board meetings and meetings of committees of which he or she was a member. Attendance at board and committee meetings during 2008 averaged 95% for incumbent directors as a group.

Director	Audit	Compensation and Succession	Nominating and Governance

F. Duane Ackerman	✓	✓
James G. Andress	✓*
Robert D. Beyer		✓
W. James Farrell		✓	✓*
Jack M. Greenberg	✓	✓
Ronald T. LeMay	✓	✓
Edward M. Liddy**
J. Christopher Reyes***			✓
H. John Riley, Jr.		✓*	✓
Joshua I. Smith	✓		✓
Judith A. Sprieser	✓*		✓
Mary Alice Taylor	✓	✓
Thomas J. Wilson
Number of Meetings in 2008	11	7	5

*
Committee Chair. Effective February 2008, Ms. Sprieser replaced Mr. Andress as the Audit Committee Chair and Mr. Andress ceased being a member of the Audit Committee. Mr. Andress passed away in March 2008.
**	Mr. Liddy retired in April 2008.
*** Mr. Reyes resigned in August 2008.

Executive Sessions of the Board and Presiding Director

        The independent directors meet in regularly scheduled executive sessions without management. When meeting in executive sessions, the presiding director is determined by the subject matter of the session. If the subject is within the scope of authority of one of the standing committees, the chair of that committee acts as presiding director over the executive session. Directors who are not committee chairs are appointed on a rotating basis to act as presiding director over executive sessions that do not fall within the subject scope of one of the standing committees. The Board believes this practice provides for leadership at all executive sessions without the need to designate a single presiding director and it also provides an opportunity for each director to assume the role of presiding director from time to time.

Board Attendance Policy

        It is expected that Allstate Board members make every effort to attend all meetings of the Board and the committees on which they serve and actively participate in the discussion of the matters before them. It is also expected that Board members make every effort to attend the annual meeting of stockholders. All directors who stood for election at the 2008 annual meeting of stockholders were in attendance at our 2008 annual meeting of stockholders.

Board Committees

  Audit Committee.

        Allstate's Board of Directors has established an audit committee in accordance with the requirements of Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee is chaired by Ms. Sprieser and includes Mrs. Taylor and Messrs. Ackerman, Greenberg, LeMay, and Smith. The Board has determined that Ms. Sprieser and Mr. Greenberg are each individually qualified as an audit committee financial expert, as defined in Regulation S-K, Item 407(d)(5) under the Securities Exchange Act of 1934, and each member of the committee is independent under the listing standards of the NYSE.

        The committee is responsible for, among other things, the selection, appointment, compensation, and oversight of the work of the independent registered public accountant in preparing or issuing an audit report or related work. The committee reviews Allstate's annual audited and quarterly financial statements and recommends to the Board of Directors whether the audited financial statements should be included in Allstate's annual report on Form 10-K and in the annual report to stockholders. The committee examines Allstate's accounting and auditing principles and practices affecting the financial statements and discusses with its independent registered public accountant those matters required to be discussed in accordance with the Public Company Accounting Oversight Board's generally accepted auditing standards, including the requirements under the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) and Securities and Exchange Commission Rule 2-07 of Regulation S-X and other matters as it deems appropriate. The committee also reviews the scope of the audits conducted by the independent registered public accountant and the internal auditors as well as the qualifications, independence, and performance of the independent registered public accountant. The committee is responsible for the review and approval of Allstate's Code of Ethics as well as the adoption of procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, and auditing matters. The committee conducts independent inquiries when deemed necessary to discharge its duties. The committee has the authority to retain independent outside counsel, accountants, and other advisers to assist it in the conduct of its business. The committee discusses with management the Corporation's processes of risk assessment and risk management, including the Corporation's major financial risk exposures and the steps management has taken to monitor and control them.

        The committee provides functional oversight to Allstate's Internal Audit Department. The Internal Audit Department provides objective assurance and consulting services that are used to assure a systematic, disciplined approach to the evaluation and improvement of effective risk management, control, and governance processes. The committee reviews the overall adequacy and effectiveness of the Corporation's legal, regulatory, and ethical compliance programs.

        Our chief executive officer, chief financial officer, general counsel, and secretary, as well as the controller and senior internal audit officer participate in the committee's meetings. However, executive sessions of the committee are scheduled and held throughout the course of a year, including sessions in which the committee meets with the independent registered public accountant and the senior internal audit officer.

        The committee reviews its performance at the end of each non-telephonic meeting and reviews its charter each year. The committee charter is available on the Corporate Governance portion of allstate.com. It is also available in print upon request made to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite A3, Northbrook, Illinois 60062-6127. The Audit Committee Report is included herein on page 76.

  Compensation and Succession Committee.

        The Compensation and Succession Committee is chaired by Mr. Riley and includes Mrs. Taylor and Messrs. Ackerman, Beyer, Farrell, Greenberg, and LeMay. All members of the committee are independent under the listing standards of the NYSE. The committee assists the Board in fulfilling its oversight responsibilities with respect to the compensation of the chief executive officer and other executive officers. The committee annually reviews the management organization and succession plans for Allstate, including each of its significant operating subsidiaries, and recommends nominees for certain officer positions. The committee is responsible for recommending executive officer salaries and compensation packages to the Board. The committee has oversight responsibility for the salary administration program for elected officers of the Corporation and its principal operating subsidiaries.

        The committee administers our Annual Covered Employee Incentive Compensation Plan, Annual Executive Incentive Compensation Plan, and Long-Term Executive Incentive Compensation Plan. These are plans pursuant to which officers of The Allstate Corporation and its principal operating subsidiaries at the vice president level and above are eligible to earn annual and long-term cash incentive compensation awards. The committee determines the performance measures for earning awards and the amount of awards payable upon the achievement of threshold, target, and maximum goals with respect to the performance measures. At the end of the relevant performance period, the committee reviews the extent to which the goals have been achieved and approves the actual amount of the cash incentive awards.

        The committee has authority to grant equity awards to eligible employees in accordance with the terms of our 2001 Equity Incentive Plan. With regard to its authority to grant equity awards, the committee has adopted an equity compensation policy. The committee has delegated its authority to grant equity awards between meetings. A subcommittee has authority to grant restricted stock and restricted stock unit awards to new hires and to determine the size, terms, and conditions of such awards. In addition, the Board has delegated to an equity award committee, consisting of the chief executive officer, the authority to make awards of stock options or restricted stock units in connection with the hiring or promotion of an employee or recognition of an employee's particular achievement. The equity award committee has authority to determine the number of shares subject to such options and the number of restricted stock units, subject to limits recommended by the Compensation and Succession Committee and approved by the Board. All awards granted pursuant to delegated authority are reported to the Compensation and Succession Committee at the next meeting. Neither the subcommittee nor the equity award committee is permitted to grant such awards to those who are designated as executive officers for purposes of Section 16 of the Securities Exchange Act of 1934 or covered employees as defined in Section 162(m)(3) of the Internal Revenue Code. Awards made by the subcommittee or the equity award committee must be made pursuant to the terms of award agreements previously approved by the Compensation and Succession Committee.

        In addition, the committee administers our deferred compensation plan for eligible employees and makes recommendations to the Board regarding pension benefit enhancements and change-in-control agreements.

        The committee also has sole authority to retain and terminate its compensation consultants, including sole authority to approve the consultants' fees and other retention terms for such services provided to the committee. In 2008, the committee retained a new compensation consultant, Towers Perrin. As part of the engagement, Towers Perrin met with each committee member and select members of senior management to gather and review information on Allstate's vision, strategy, and executive compensation program. Towers Perrin provided a report on current trends and developments in executive compensation practices; and presented an evaluation of the general logic and soundness of Allstate's program design as well as how the program "fit" with Allstate's business and talent strategies, aligned with our performance, and compared to typical market practices. In addition, Towers Perrin provided a competitive assessment of total direct compensation (base salary and annual and long-term incentives) for senior management positions and an assessment of the appropriate selection of peer insurance companies and financial services companies. Towers Perrin also reviewed management's recommended changes to simplify the executive compensation program and improve its effectiveness in driving performance to achieve business goals. Towers Perrin representatives participated in portions of two committee meetings in 2008 and engaged in a discussion with the Board during a designated meeting. The committee requires management to notify it before engaging Towers Perrin to provide any other services.

        In designing the various elements and amounts of compensation, the Compensation and Succession Committee draws upon the expertise of our chief executive officer and senior human resources officer and confers with our general counsel, secretary, and chief financial officer on matters that fall within their respective realms of responsibility.

        Our chief executive officer attends committee meetings and advises the committee regarding the alignment of our performance measures under our annual and long-term cash incentive plans with our overall strategy, the alignment of the weightings of the performance measures with the responsibilities of each executive, and the impact of the design of our equity incentive awards on our ability to attract, motivate, and retain highly talented executives. In providing this advice, the chief executive officer provides context regarding our products, business risks, financial results, and stockholder return. The chief executive officer also makes recommendations to the committee regarding executive merit increases and compensation packages for executives being hired or promoted. The committee also looks to our chief executive officer for his evaluation of the performance of the executives who report to him.

        In May 2008, Thomas J. Wilson replaced Edward M. Liddy as chairman. As part of the transition, Mr. Liddy and Mr. Wilson both attended committee meetings to provide historical context about the linkages between Allstate's strategic goals and the various elements of compensation and to provide background detail and analysis with regard to the performance of our executives.

        Our senior human resources officer attends committee meetings and provides the committee with internal and external analyses regarding the basic structure and competitiveness of our compensation program and the details of the operations of our various compensation and incentive plans, including the design of performance measures for our annual and long-term cash incentive plans and the design of our equity awards. Each year, the senior human resources officer also provides the committee with a detailed review of the estimated and actual results for each of the corporate and business unit performance measures compared to threshold, target, and maximum goals and the resulting estimated and actual payments to the executive officers.

        Our chief financial officer's attendance at committee meetings is one of the ways in which he, like the chief executive officer, assures himself that our Compensation Discussion and Analysis is correct so that he can provide the certification required by Section 302 of the Sarbanes-Oxley Act of 2002. In the course of a committee meeting, he may also be called upon to explain details of financial results relevant to incentive compensation or other financial measures or accounting rules. The general counsel is available at meetings to provide input on the legal and regulatory environment. The secretary attends meetings to respond to questions about corporate governance and to assist in the preparation of minutes.

        The committee meets in executive session without management present several times throughout the year. The committee reviews its performance at the end of each non-telephonic meeting and reviews its charter each year. The committee charter is available on the Corporate Governance portion of allstate.com. It is also available in print upon request made to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite A3, Northbrook, Illinois 60062-6127. The Compensation Committee Report is included herein on page 36.

  Nominating and Governance Committee.

        The Nominating and Governance Committee is chaired by Mr. Farrell and includes Ms. Sprieser and Messrs. Riley and Smith. All members of the committee are independent under the listing standards of the NYSE. The committee is responsible for recommending candidates to be nominated by the Board for election as directors. In connection with its selection process, the committee is responsible for recommending appropriate criteria and independence standards for adoption by the Board. The committee is responsible for making recommendations with respect to the periodic review of the performance of the chief executive officer as well as succession planning to the Board of Directors, including recommending nominees for election as the chief executive officer. The committee advises and makes recommendations to the Board on matters of corporate governance including periodic reviews of the Corporation's Corporate Governance Guidelines, which are posted on the Corporate Governance portion of allstate.com and are also available in print upon request made to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite A3, Northbrook, Illinois 60062-6127. The committee is also responsible for the triennial review and assessment of the Corporation's structural defenses. The committee determines and recommends the criteria to be used for the assessment of the Board's performance and oversees the assessment of the Board. With Board oversight, the committee also administers non-employee director compensation. The committee may retain independent consultants as needed to assist it with its responsibilities.

        The committee reviews its performance at the end of each non-telephonic meeting and reviews its charter each year. The Nominating and Governance Committee charter is available on the Corporate Governance portion of allstate.com. It is also available in print upon request made to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite A3, Northbrook, Illinois 60062-6127.

        Our chief executive officer, general counsel, and secretary participate in the committee's meetings. However, the committee regularly meets in executive session without members of management present.

Nomination Process for Election to the Board of Directors

        The Nominating and Governance Committee has responsibility for assessing the need for new Board members to address specific requirements or to fill a vacancy. The committee initiates a search for a new director by seeking input from the chief executive officer and other Board members. The committee may also retain a third party search firm to identify potential candidates. In evaluating candidates, the committee applies the criteria set forth in the Corporate Governance Guidelines, which are posted on the Corporate Governance portion of allstate.com. All nominees recommended by the Board for election must comply with the applicable requirements of the Corporation's bylaws, which are also posted on allstate.com. Candidates who meet the requirements and otherwise qualify for membership on the Board are identified and contacts are initiated with preferred candidates. The full Board is kept apprised of the committee's progress with its evaluations. The committee meets to consider and approve final candidates who are then presented to the Board for endorsement and approval. The invitation to join the Board may be extended by the full Board, the committee chairperson, or the chairman of the Board. The Board is ultimately responsible for naming the nominees for election.

        In selecting candidates to recommend to the Board for election as directors, the Nominating and Governance Committee will consider any candidate recommended by a stockholder. A stockholder may recommend a candidate to the Nominating and Governance Committee for its consideration at any time of the year by writing to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite A3, Northbrook, Illinois 60062-6127. Any candidate recommended by a stockholder will be considered by the committee in the same manner as all other candidates.

        A stockholder may also directly nominate someone for election as a director at a stockholders meeting. In order to make a nomination, a stockholder must follow the procedures set forth in Allstate's bylaws. Under the bylaws, if a stockholder wishes to nominate a candidate at the 2010 annual meeting of stockholders, he or she must provide advance notice to Allstate that must be received between January 19, 2010 and February 18, 2010. The notice must be sent to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite A3, Northbrook, Illinois 60062-6127 and must meet the requirements set forth in the Corporation's bylaws. A copy of the bylaws is available from the Office of the Secretary upon request or can be accessed on the Corporate Governance portion of allstate.com.

Communications with the Board

        The Board has established a process to facilitate communications by stockholders and other interested parties with directors as a group. Written communications may be sent by mail or by e-mail to the Board. Communications received will be processed under the direction of the general counsel. The general counsel reports regularly to the Nominating and Governance Committee on all correspondence received that, in her opinion, involves functions of the Board or its committees or that she otherwise determines requires its attention. The communication process is posted on the Corporate Governance portion of allstate.com.

Policy on Rights Plans

        The following policy, adopted in 2003, is part of Allstate's Corporate Governance Guidelines, which are posted on the Corporate Governance portion of allstate.com.

          The Board shall obtain stockholder approval prior to adopting any stockholder rights plan; provided, however, that the Board may act on its own to adopt a stockholder rights plan if, under the then current circumstances, in the reasonable business judgment of the independent directors, the fiduciary duties of the Board would require it to adopt a rights plan without prior stockholder approval. The retention of any rights plan so adopted by the Board will be submitted to a vote of stockholders as a separate ballot item at the next subsequent annual meeting of Allstate stockholders and, if not approved, such rights plan will expire within one year after such meeting.

Allstate Charitable Contributions

        Each year, The Allstate Foundation donates millions of dollars to support many deserving organizations that serve our communities. The Nominating and Governance Committee reviews the most significant charitable donations to, and other relationships with, director-affiliated organizations in evaluating director independence and related person transactions.

Compensation Committee Interlocks and Insider Participation

        During 2008, the Compensation and Succession Committee consisted of Mr. Riley, Chairman, Mrs. Taylor and Messrs. Ackerman, Beyer, Farrell, Greenberg, and LeMay. None is a current or former officer or employee of Allstate or any of its subsidiaries. There were no committee interlocks with other companies in 2008 within the meaning of the Securities and Exchange Commission's proxy rules.

 Director Compensation

        The following table summarizes the compensation of each of our non-employee directors during 2008 for his or her services as a member of the Board and its committees. There were some changes to our Board composition in 2008. Mr. Andress passed away in March 2008 and Mr. Reyes resigned from our Board in August 2008.

DIRECTOR COMPENSATION AT FISCAL YEAR-END 2008
Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Mr. Ackerman	40,000		43,220	66,024	149,244
Mr. Andress(3)	0		0	(41,953)	(41,953)
Mr. Beyer	40,000	(4)	43,220	48,641	131,861
Mr. Farrell(5)	55,000	(6)	43,220	73,495	171,715
Mr. Greenberg	40,000		43,220	66,024	149,244
Mr. LeMay	40,000		43,220	66,024	149,244
Mr. Reyes(7)	40,000		45,960	29,967	115,927
Mr. Riley, Jr.(8)	55,000		43,220	66,024	164,244
Mr. Smith(9)	56,250		43,220	66,024	165,494
Ms. Sprieser(10)	58,750		43,220	66,024	167,994
Mrs. Taylor	40,000	(11)	43,220	66,024	149,244

(1)
The compensation cost recognized in our 2008 audited financial statements for restricted stock unit awards for 2008, computed in accordance with FAS 123R. The aggregate grant date fair value of restricted stock units is based on the market value of Allstate stock as of the date of the grant. Except for Mr. Reyes, for annual restricted stock unit awards granted to each director on December 1, 2008, the market value of Allstate stock on the grant date was $21.61. Because directors' restricted stock units are non-forfeitable, the entire value is required to be recognized in one year. Each restricted stock unit entitles the director to receive one share of Allstate stock on the conversion date. The aggregate grant date fair value of the 2008 restricted stock unit awards, computed in accordance with FAS 123R, was $43,220 for each director, with the exception of Mr. Reyes who received a pro-rated annual restricted stock unit award upon the termination of his Board service. The aggregate grant date fair value of Mr. Reyes' pro-rated annual award was $45,960 and the market value of Allstate stock on the grant date, August 1, 2008, was $45.96. The aggregate number of restricted stock units outstanding as of December 31, 2008 for each director is as follows: Mr. Ackerman—10,000, Mr. Andress—0 (all restricted stock units converted upon his death), Mr. Beyer—6,000, Mr. Farrell—10,000, Mr. Greenberg—10,000, Mr. LeMay—10,000, Mr. Reyes—9,000, Mr. Riley—10,000, Mr. Smith—10,000, Ms. Sprieser—10,000, and Mrs. Taylor—10,000. Restricted stock unit awards granted before September 15, 2008 convert into stock one year after termination of Board service, or upon death or disability if earlier. Restricted stock unit awards granted on or after September 15, 2008 convert into stock upon termination of Board service, or upon death or disability if earlier.

(2)
The compensation cost recognized in our 2008 audited financial statements for stock option awards for 2008 and previous years, computed in accordance with FAS 123R disregarding any estimate of forfeitures. The fair value of each option grant is estimated on the date of the grant using a binomial lattice model. Mr. Beyer's compensation cost includes his prorated award of an option to purchase 2,667 shares of Allstate common stock received in connection with his initial election to the Board in September 2006 and his annual award of an option to purchase 4,000 shares of Allstate common stock in 2008 and 2007. As provided for in stock option awards granted in 2004 and prior years, reload options were granted to Mr. Farrell in 2005 and are included in his compensation cost. Reload options were granted to replace shares tendered in payment of the exercise price. For option awards granted on and after June 1, 2004, the Nominating and Governance Committee eliminated the reload feature and no new option awards will be granted that contain a reload feature. The following table sets forth the assumptions used in the calculation:

	2008	2007	2006	2005
Weighted average expected term	8.1 years	6.9 years	7.1 years	7.3 years
Expected volatility	16.9-58.6%	14.4-37.7%	17.0-30.0%	12.8-30.0%
Weighted average volatility	23.1%	23.2%	28.1%	27.4%
Expected dividends	3.1%	2.3%	2.6%	2.4%
Risk-free rate	0.2-4.1%	2.8-5.3%	4.3-5.2%	2.3-4.5%

  The aggregate grant date fair value of stock option awards for 2008, computed in accordance with FAS 123R, was $66,024 for each director, with the exception of Messrs. Andress, Beyer, Farrell and Reyes. The aggregate number of options outstanding as of December 31, 2008 for each director is as follows: Mr. Ackerman—36,500, of which 28,501 were exercisable, Mr. Andress—26,001, of which 26,001 were exercisable, Mr. Beyer—10,667, of which 3,112 were exercisable, Mr. Farrell—35,096, of which 27,097 were exercisable, Mr. Greenberg—29,000, of which 21,001 were exercisable, Mr. LeMay—38,750, of which 30,751 were exercisable, Mr. Reyes—0 (all vested options expired 3 months after he left Board service), Mr. Riley—38,000, of which 30,001 were exercisable, Mr. Smith—27,999, of which 20,000 were exercisable, Ms. Sprieser—37,500, of which 29,501 were exercisable, and Mrs. Taylor—35,000, of which 27,001 were exercisable.

Footnotes continue

  Upon termination of a non-employee director's tenure for any reason except mandatory retirement pursuant to Board policies, the unvested portions of any outstanding stock options are forfeited. Thus, upon Mr. Andress' death, 7,999 in unvested stock options were forfeited; and upon Mr. Reyes' termination of his Board service, 7,999 in unvested stock options were forfeited. The compensation cost associated with these options was reversed and reflected in 2008, the period in which the forfeiture occurred. This resulted in a negative compensation cost for Mr. Andress which is noted in the table above.

(3)
Former Chair of the Audit Committee. Mr. Andress passed away in March 2008 and therefore did not receive an annual cash retainer which is paid on June 1st.

(4)
Mr. Beyer elected to receive 100% of his cash retainer in stock.

(5)
Chair of the Nominating and Governance Committee.

(6)
Mr. Farrell elected to receive 20% of his cash retainer in stock.

(7)
Mr. Reyes resigned on August 1, 2008.

(8)
Chair of the Compensation and Succession Committee.

(9)
Chair of committee to address a shareholder derivative suit.

(10)
Chair of the Audit Committee.

(11)
Mrs. Taylor elected to receive 100% of her cash retainer in stock.

        On June 1, 2008, each non-employee director was entitled to a $40,000 annual cash retainer and each committee chair was entitled to an additional $15,000 annual cash retainer. Mr. Smith became Chair of a committee formed on April 15, 2008 to address a shareholder derivative suit. He received a prorated committee chair retainer for one month of $1,250 and an annual committee chair retainer of $15,000. Ms. Sprieser became Chair of the Audit Committee on February 26, 2008. She received a prorated committee chair retainer for three months of $3,750 and an annual committee chair retainer of $15,000. In addition, each non-employee director, except Messrs. Andress and Reyes, received an annual award of 2,000 RSUs and an annual award of an option to purchase 4,000 shares of Allstate common stock under the 2006 Equity Compensation Plan for Non-Employee Directors. Mr. Reyes received a prorated annual award of 1,000 restricted stock units and an annual award of an option to purchase 4,000 shares of Allstate common stock. No meeting fees or other professional fees are paid to the directors. Non-employee directors may elect to receive Allstate common stock in lieu of their cash retainers under the 2006 Equity Compensation Plan for Non-Employee Directors. In addition, under Allstate's Deferred Compensation Plan for Non-Employee Directors, directors may elect to defer their retainers to an account that generates earnings based on: (a) the market value of and dividends paid on Allstate common shares (common share equivalents); (b) the average interest rate payable on 90-day dealer commercial paper; (c) Standard & Poor's 500 Composite Stock Price Index, with dividends reinvested; or (d) a money market fund. No director has voting or investment powers in common share equivalents, which are payable solely in cash. Subject to certain restrictions, amounts deferred under the plan, together with earnings thereon, may be transferred between accounts and are distributed after the director leaves the Board in a lump sum or over a period not to exceed ten years.

        Beginning June 1, 2009, our director compensation program will change. The changes are designed to streamline alignment with shareholder value, with equity comprising over two-thirds of total director compensation. Each non-employee director will be entitled to a $70,000 annual cash retainer and each committee chair will be entitled to an additional $15,000 annual cash retainer. Each non-employee director will receive an annual award of restricted stock units under the 2006 Equity Compensation Plan for Non-Employee Directors, as amended and restated. The number of restricted stock units granted each year will equal to $150,000 divided by the fair market value of a share of our stock on June 1 of such year. The annual award of an option to purchase 4,000 shares of Allstate common stock has been eliminated. No meeting fees, or other professional fees are paid to the directors.

        Restricted stock unit awards granted before September 15, 2008 provide for delivery of the underlying shares of Allstate common stock upon the earlier of (a) the date of the director's death or disability or (b) one year after the date on which the director leaves the Board. Restricted stock unit awards granted on or after September 15, 2008 provide for delivery of the underlying shares of Allstate common stock upon the earlier of (a) the date of the director's death or disability or (b) the date Board service is terminated. Each restricted stock unit includes a dividend equivalent right that entitles the director to receive a payment equal to regular cash dividends paid on Allstate common stock. Under the terms of the restricted stock unit awards, directors have only the rights of general unsecured creditors of Allstate and no rights as stockholders until delivery of the underlying shares.

        In accordance with the terms of the 2006 Equity Compensation Plan for Non-Employee Directors, the exercise price of the stock option awards is equal to the fair market value of Allstate common stock on the date of grant. For options granted prior to 2007, fair market value is equal to the average of high and low sale prices on the date of grant and for options granted in 2007 and 2008, the fair market value is equal to the closing sale price on the date of grant and, in each case, if there was no such sale on the date of grant, then on the last previous day on which there was a sale. The options become exercisable in three substantially equal annual installments and expire ten years after grant. The unvested portions of a director's outstanding options fully vest upon his or her mandatory retirement pursuant to Board policies. Stock option repricing is not permitted. An outstanding stock option will not be amended to reduce the option exercise price. However, the plan permits repricing in an event such as equity restructuring (such as a split) or a change in corporate capitalization (such as a merger).

Items to Be Voted On

Item 1
Election of Directors

______________________________________________

        Each nominee was previously elected by the stockholders at Allstate's annual meeting of stockholders on May 20, 2008 and has served continuously since then. The terms of all directors will expire at this annual meeting in May 2009. The Board of Directors expects all nominees named in this proxy statement to be available for election. If any nominee is not available, then the proxies may vote for a substitute.

        Information as to each nominee follows. Unless otherwise indicated, each nominee has served for at least five years in the business position currently or most recently held.

F. Duane Ackerman (Age 66)
 Director since 1999

Chairman Emeritus of BellSouth Corporation, a communication services company, from December 2006 until his retirement in April 2007. Mr. Ackerman served as Chairman and Chief Executive Officer of BellSouth Corporation from mid-2005 through 2006. He previously served as Chairman, President and Chief Executive Officer of BellSouth Corporation from 1998 through mid-2005 and as President and Chief Executive Officer of BellSouth Corporation from 1997 to 1998. Mr. Ackerman is also a director of Home Depot and UPS.

Robert D. Beyer (Age 49)
 Director since 2006

Chief Executive Officer of The TCW Group, Inc., an investment management firm, since 2005. Mr. Beyer previously served as President and Chief Investment Officer from 2000 until 2005 of Trust Company of the West, a subsidiary of The TCW Group, Inc. Mr. Beyer is also a director of The Kroger Co. and The TCW Group, Inc.

W. James Farrell (Age 66)
 Director since 1999

Chairman of Illinois Tool Works, Inc., a manufacturer of highly engineered fasteners, components, assemblies and systems, from May 1996 until his retirement in May 2006. Mr. Farrell previously served as Chief Executive Officer of Illinois Tool Works Inc. from September 1995 until August 2005. He is also a director of the Abbott Laboratories, 3M Company and UAL Corporation.

Jack M. Greenberg (Age 66)
 Director since 2002

Chairman of The Western Union Company, a money transfer service firm, since September 2006. Chairman and Chief Executive Officer of McDonald's Corporation from May 1999 until his retirement on December 31, 2002. Mr. Greenberg is also a director of Hasbro, Inc., Innerworkings, Inc., and Manpower, Inc., as well as The Western Union Company.

Ronald T. LeMay (Age 63)
 Director since 1999

Industrial Partner of Ripplewood Holdings, LLC, a private equity fund, since October 2003. Mr. LeMay also serves as Executive Chairman and as Chief Executive Officer of Last Mile Connections, Inc. since September 2005 and October 2006, respectively, and as Chairman of Aircell Corporation since July 2006. Last Mile Connections and Aircell are Ripplewood Holdings portfolio companies. Mr. LeMay is also Chairman of October Capital, a private investment company since February 2000. Previously, Mr. LeMay served as Representative Executive Officer of Japan Telecom from November 2003 until the sale of the company in July 2004 and as President and Chief Operating Officer of Sprint Corporation from October 1997 until April 2003. He is also a director of Imation Corporation.

H. John Riley, Jr. (Age 68)
 Director since 1998

Chairman of Cooper Industries Ltd., a diversified manufacturer of electrical products, tools and hardware, from April 1996 until his retirement in February 2006. Mr. Riley previously served as Chairman and Chief Executive Officer from April 1996 until May 2005 and Chairman, President and Chief Executive Officer of Cooper Industries Ltd., from April 1996 until August 2004. He is also a director of Baker Hughes Inc. and Westlake Chemical Corporation.

Joshua I. Smith (Age 68)
 Director since 1997

Chairman and Managing Partner since 1999 of The Coaching Group, a management consulting firm. He is also a director of Caterpillar, Inc., Comprehensive Care Corporation and FedEx Corporation.

Judith A. Sprieser (Age 55)
 Director since 1999

Chief Executive Officer of Transora, a technology software and services company from September 2000 until March 2005. She is also a director of Adecco SA, InterContinentalExchange, Inc., Reckitt Benckiser plc, Royal Ahold NV and USG Corporation.

Mary Alice Taylor (Age 59)
 Director since 2000

Mrs. Taylor is an active independent business executive. During her career she has served in senior executive positions with Fortune 100 companies until her retirement in 2000. Mrs. Taylor has served on several major public company boards. Currently, she serves on the Board of Blue Nile, Inc.

Thomas J. Wilson (Age 51)
 Director since 2006

Chairman since May 2008, and President and Chief Executive Officer of Allstate since January 2007. Mr. Wilson previously served as President and Chief Operating Officer from June 2005 until January 2007. Mr. Wilson also served as President of Allstate Protection from 2002 to 2006, and as Chairman and President of Allstate Financial from 1999 to 2002.

Item 2
Ratification of Appointment of
Independent Registered Public Accountant

______________________________________________

        The Audit Committee of the Board of Directors has recommended the selection and appointment of Deloitte & Touche LLP as Allstate's independent registered public accountant for 2009. The Board has approved the committee's recommendation. While not required, the Board is submitting the selection of Deloitte & Touche LLP, upon the committee's recommendation, to the stockholders for ratification consistent with its long-standing prior practice. If the selection is not ratified by the stockholders, the committee may reconsider its selection. Even if the selection is ratified, the committee may, in its discretion, appoint a different independent registered public accountant at any time during the year if the committee determines a change would be in the best interests of Allstate and the stockholders.

        The Audit Committee has adopted a Policy Regarding Pre-Approval of Independent Registered Public Accountant's Services. The Policy is attached as Appendix A to this Notice of Annual Meeting and Proxy Statement. All of the services provided by Deloitte & Touche LLP in 2008 and 2007 were approved by the committee.

        The following fees have been, or are anticipated to be, billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, for professional services rendered to Allstate for the fiscal years ending December 31, 2008 and December 31, 2007.

	2008	2007(5)
Audit Fees(1)	$9,793,820	$10,158,660
Audit Related Fees(2)	$1,579,619	$610,546
Tax Fees(3)	$42,600	$45,490
All Other Fees(4)	$101,968	$45,870

Total Fees	$11,518,007	$10,860,566

(1)
Fees for audits of annual financial statements, reviews of quarterly financial statements, statutory audits, attest services, comfort letters, consents and review of documents filed with the Securities and Exchange Commission.

(2)
Audit Related Fees relate to professional services such as accounting consultations relating to new accounting standards, and audits and other attest services for non-consolidated entities (i.e. employee benefit plans, various trusts, The Allstate Foundation, etc.) and are set forth below.

	2008	2007
Audits and other Attest Services for Non-consolidated Entities	$442,430	$425,676
Due Diligence	$699,719	$5,775
Adoption of new accounting standards	$231,550	$79,349
Investment Related Research	$106,995	$—
Other	$98,925	$99,746

Audit Related Fees	$1,579,619	$610,546
(3)
Tax Fees include income tax return preparation and compliance assistance.

(4)
All Other Fees relate to benchmarking studies, agreed upon procedures, and coordination of work for departments of insurance exams.

(5)
Total Fees for 2007 have been adjusted to reflect $655,978 not included in the prior year's proxy statement. Adjusted amount reflects $528,126 not charged until 2008 and $127,852 omitted from the prior year's proxy statement. In addition, $123,365 in fees have been re-classified between categories to better align with the services provided.

        Representatives of Deloitte & Touche LLP will be present at the meeting, will be available to respond to questions, and may make a statement if they so desire.

        The Audit Committee and the Board of Directors unanimously recommend that stockholders vote for the ratification of the appointment of Deloitte & Touche LLP as Allstate's independent registered public accountant for 2009 as proposed.

Item 3
Approval of the Material Terms of the
Annual Executive Incentive Plan

______________________________________________

        We are asking stockholders to approve the material terms of The Allstate Corporation Annual Executive Incentive Plan ("Plan"), which was approved by the Board on February 24, 2009, subject to approval by stockholders at the 2009 Annual Meeting of Stockholders. Your approval is required for awards under the Plan to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code. Awards that qualify as performance-based compensation are not subject to the tax deduction limitations under Section 162(m). The Board unanimously recommends that stockholders vote for the approval of the material terms of the Plan.

        The Plan will replace The Allstate Corporation's Annual Covered Employee Incentive Compensation Plan and Annual Executive Incentive Compensation Plan. Following is a summary of the material terms of the Plan. This summary is qualified in its entirety by reference to Appendix B, which contains the complete text of the Plan.

Purpose of the Plan

        The purpose of the Plan is to enhance our ability to attract and retain highly qualified employees, link compensation with our annual financial goals, and provide participating employees with cash incentive compensation to promote the success of our organization. The Plan is intended to permit the granting of awards that will constitute "performance-based compensation" under Section 162(m) of the Internal Revenue Code.

Administration

        The Plan will be administered by the Compensation and Succession Committee of the Board or such other committee as the Board may select ("Plan Administrator"). The Plan Administrator has authority to make all determinations it deems necessary or advisable for the administration of the Plan, including, without limitation,

  •
  Selection of participants

  •
  Interpretation of the terms of the Plan

  •
  Subject to the limitations set forth therein, determination of the timing and amount of awards made to each participant, and

  •
  Selection of performance measures and other material terms applicable to awards.

All decisions of the Plan Administrator and its actions with respect to the Plan are binding and conclusive.

Eligibility

        We anticipate that the Plan Administrator will select approximately 90 officers of Allstate Insurance Company or its affiliates to receive awards on an annual basis. However, all of our employees and employees of our subsidiaries, approximately 39,000 people, are eligible to be selected to receive awards under the Plan.

Performance Goals

        Awards under the Plan that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code will be contingent upon objective performance goals, which may be expressed as an incentive pool or as separate formulas or standards, established in writing within 90 days after the beginning of each fiscal year (or, if the service period relating to the award is less than a full year, within the first 25% of such service period) and while the outcome of the performance goals is substantially uncertain. The measures of performance for these awards must include one or more of the following: sales, revenues, premiums, financial product sales, earnings per share, stockholder return and/or value, funds from operations, operating income, gross income, net income, combined ratio, underwriting income, cash flow, return on equity, return on capital, return on assets, values of assets, market share, net earnings, earnings before interest, operating ratios, stock price, customer satisfaction, customer retention, customer loyalty, strategic business criteria based on meeting specified revenue goals, market penetration goals, investment performance goals, business expansion goals or cost targets, accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, profit returns and margins, financial return ratios, market performance, and/or risk-based capital goals or returns. The performance goals may be measured solely on a corporate, subsidiary, business unit or other grouping basis, or on a combination of these. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure. The Plan Administrator may condition payment of the amounts that would otherwise be payable due to satisfaction of the preestablished performance goals upon satisfaction of additional objective or subjective goals or standards that it determines to be appropriate; however, it may not increase the amount otherwise payable upon satisfaction of the preestablished performance goals. The Plan Administrator may also reduce the amount of any award that would otherwise be payable, including a reduction to zero.

        Awards under the Plan that are not intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may be based on terms and conditions established by the Plan Administrator in its sole discretion. Such awards may, but need not, be expressed as an incentive pool and may be based upon attainment of the performance measures listed above or such other measures or goals as the Plan Administrator may select. The Plan Administrator may condition payment of such awards upon the satisfaction of such objective or subjective standards as it determines to be appropriate, in its sole discretion, and may increase or reduce the amount of the award that would otherwise be payable, including a reduction to zero.

Payment of Awards

        All awards will be paid in cash in the year following the year of performance. The Plan Administrator may elect, in its sole discretion and without participant consent, to defer the payment of all or part of one or more awards provided it establishes the terms of such deferred payment in a manner that does not cause an amount to be subject to taxation under Section 409A of the Internal Revenue Code. Participants may also be permitted to elect to defer payment of all or part of one or more awards. Any such deferred awards would be paid in accordance with the terms and conditions of the applicable deferred compensation arrangement.

Limit on Awards

        Under the Plan, the maximum annual award intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code for any participant is $8,500,000.

Clawback

        In the event of a restatement of our financial results to correct a material error or inaccuracy resulting in whole or in part from the fraud or intentional misconduct of an officer who is subject to Section 16 of the Securities Exchange Act of 1934, we will review all awards paid to the officer under the Plan on the basis of having met or exceeded performance measures for fiscal years beginning after December 31, 2008 to the extent the awards relate to the periods with respect to which the financial statements are restated. If a lesser award would have been paid to the officer based upon the restated financial results, we may, to the extent permitted by applicable law, recover the amount by which the officer's award for the restated period exceeded such lesser award, plus a reasonable rate of interest. To the extent permitted by applicable law, we may also take additional actions deemed by our Board or a committee of the Board to be appropriate including without limitation, cancellation of the officer's outstanding award opportunities and recovery of additional amounts relating to prior awards paid to the officer under the Plan.

        The Plan also contains nonsolicitation covenants that apply to all participants while they are employed and for the one year period following termination of employment. If a participant violates any of the nonsolicitation provisions, to the extent permitted by applicable law, we may cancel the participant's outstanding award opportunities and recover prior awards paid under the Plan within the one-year period before the participant first violated the nonsolicitation provisions.

Amendment and Termination of the Plan.

        The Board may at any time and from time to time, suspend, terminate, modify, or amend the Plan; however, no amendment that requires stockholder approval in order to maintain the qualification of awards as performance-based compensation pursuant to Section 162(m) of the Internal Revenue Code will be made without such stockholder approval.

 Future Awards

        Since the determination of whether awards will be made and, if awards are made, the selection of Plan participants and the key terms of awards, including performance targets, performance periods, and performance measures are established each year in the discretion of the Plan Administrator, it cannot be determined at this time what amounts, if any, will be paid under the Plan in the future.

The Board unanimously recommends that stockholders vote for the approval of the material terms of the Annual Executive Incentive Plan. The text of the entire Plan is set forth in Appendix B.

Item 4
Approval of
2009 Equity Incentive Plan

______________________________________________

        We are asking stockholders to approve The Allstate Corporation 2009 Equity Incentive Plan, as amended and restated, (formerly The Allstate Corporation 2001 Equity Incentive Plan) which was approved by the Board on March 10, 2009, subject to approval by stockholders at the 2009 Annual Meeting of Stockholders. The Board considers equity compensation to be a significant component of total compensation for our officers and other employees and the officers and other employees of our subsidiaries. The Board unanimously recommends that stockholders vote for the approval of the Plan, as amended and restated.

        Awards may be in the form of stock options, stock appreciation rights, unrestricted stock, restricted stock, restricted stock units, performance units, performance stock, and other awards including the payment of stock in lieu of cash under our other incentive or bonus programs or otherwise and payment of cash based on attainment of performance goals. Share-based awards relate to shares of our common stock. To date, only nonqualified stock options, restricted stock, and restricted stock units have been granted under the Plan. Thirty-seven million shares of common stock, in addition to 6,096,378 unused shares that were then available for awards under the predecessor plan, The Allstate Corporation Equity Incentive Plan, were initially authorized for awards under the Plan. An additional 12,000,000 shares were authorized on May 16, 2006.

        As of March 12, 2009, 15,157,803 shares have been issued under the Plan and 38,934,242 shares are subject to outstanding awards under the Plan. Outstanding awards include 3,389,849 restricted stock units that have not yet been converted into common stock and outstanding, unexercised options to purchase 35,544,393 shares of common stock. As of March 12, 2009, 1,311,764 shares (plus any shares that might in the future be added back to the Plan reserve as a result of cancellations, forfeitures, or expiration of awards, or shares that are settled in cash or otherwise settled without delivery of shares) remained available for future awards under the Plan. The Plan Administrator may use either authorized but unissued shares or treasury shares to provide common stock for awards. As of March 12, 2009, the closing price of our common stock as reported on the New York Stock Exchange Composite Tape was $16.63.

        Among the amendments approved by the Board on March 10, 2009, is an increase to the number of shares of common stock authorized for issuance under the Plan by 21.38 million shares. The Board believes the amendment is necessary to ensure that a sufficient number of shares are available for issuance under the Plan to allow us to continue to attract and retain employees by providing a means by which such employees can acquire and maintain equity ownership, aligning their interests with those of the stockholders. Stockholders must approve the Plan for this increase to become effective.

        The other material amendments made to the Plan were to do the following:

  •
  Enhance the provision that prohibits repricings to clarify that, except in connection with certain corporate transactions involving Allstate, outstanding options or stock appreciation rights may not be amended to reduce the exercise price or base value of the award, or to cancel the award in exchange for other awards or for options or stock appreciation rights with a lower exercise price or base value, without first obtaining stockholder approval;

  •
  Expand the group of employees eligible to be selected to receive an award from "key" employees to all employees who are not subject to a collective bargaining agreement and are classified on the payroll system as regular full-time or part-time employees;

  •
  Provide for recoupment or cancellation of awards granted:

  •
  To an officer subject to Section 16 of the Securities Exchange Act of 1934, if the Board or a committee of the Board determines that such officer has engaged in fraud or misconduct that contributes to an obligation to restate our financial statements; and

  •
  To a participant, if the Board or a committee of the Board determines that such participant violated a nonsolicitation covenant;

  •
  Eliminate a provision that authorized the Plan Administrator to allow employees to defer payment of amounts owed to us with respect to an award or to cause us to guarantee a loan from a third party to the employee in an amount equal to amounts owed to us with respect to an award;

  •
  Eliminate the dividend equivalent rights feature for any option or stock appreciation right granted under the Plan;

  •
  Remove a provision that set forth the terms and conditions upon which awards could be substituted with new awards;

  •
  Expand the list of performance measures that may be used for performance-based awards;

  •
  Provide that the base value of a stock appreciation right may not be less than 100% of the fair market value of a share of our common stock on the date of grant;

  •
  Replace the specific limitation on the number of shares that may be granted as "full value" awards, which are awards other than options and stock appreciation rights, with a "fungible pool" method of calculating the number of shares available for issuance under the Plan, whereby shares issued pursuant to full value awards granted on or after May 19, 2009 reduce the Plan's share limit by 2.1 shares and shares issued pursuant to all other awards reduce the share limit by one share;

  •
  Revise the limitation on incentive stock options to provide that no more than 5,500,000 shares may be issued pursuant to incentive stock options;

  •
  Provide for immediate vesting of Options upon death after Normal Retirement or Health Retirement; and

  •
  Change the limitation on the maximum amount of performance units that may be granted in any one year to a participant from a share limit to a dollar limit.

        In addition to satisfying New York Stock Exchange stockholder approval requirements and stockholder approval requirements under the Internal Revenue Code relating to incentive stock options, stockholder approval of the Plan, as amended and restated, will also constitute reapproval of the performance goals and other material terms of the Plan for purposes of Section 162(m) of the Internal Revenue Code.

        The following is a summary of the material features of the Plan. The Plan was amended and restated by the Board on March 10, 2009. This summary is qualified in its entirety by reference to Appendix C, which contains the complete text of the Plan.

Summary of the Amended and Restated 2009 Equity Incentive Plan

Administration

        The Plan provides that the Compensation and Succession Committee or another committee appointed by the Board consisting solely of two or more non-employee members of the Board ("Plan Administrator") shall administer the Plan. The Plan Administrator has full and final authority under the Plan to determine eligibility, types, and terms of awards and to interpret and administer the Plan. The Compensation and Succession Committee, as Plan Administrator, appointed a subcommittee, currently comprised solely of the Committee chairman. This subcommittee has the authority to grant restricted stock and restricted stock units to eligible employees who are not subject to Section 16 of the Securities Exchange Act of 1934, in certain new hire situations that occur between regularly scheduled Committee meetings. In addition, in 2008 the Board delegated to the Equity Award Committee, consisting of the person who at any time holds the office of chief executive officer provided such person is a director of the Corporation, the authority to grant restricted stock units and nonqualified stock options to eligible employees who are not subject to Section 16 of the Securities Exchange Act of 1934, in certain new hire situations, in connection with promotions, and to recognize key contributions that occur between regularly scheduled Committee meetings.

Prohibition on Repricing of Options and Stock Appreciation Rights

        Except in connection with a corporate transaction involving Allstate, including, for example, a stock dividend, stock split, large, nonrecurring cash dividend, recapitalization, reorganization, merger, consolidation, spin-off, or other transaction or event described in the Plan's award adjustment provisions, the Plan Administrator may not amend outstanding options or stock appreciation rights to reduce the exercise price or base value of the award or to cancel options or stock appreciation rights in exchange for other awards or options or stock appreciation rights with an exercise price or base value that is less than the exercise price or base value of the original options or stock appreciation rights, without shareholder approval.

Eligibility

        Awards may be made to any of our employees or employees of any of our subsidiaries, approximately 39,000 people, except those who are not classified on the payroll system as a regular full-time or part-time employees and those who are covered by a collective bargaining agreement. In determining which employees will receive awards, the Plan Administrator will consider such factors as it deems relevant in order to promote the purposes of the Plan. In 2009, we anticipate that approximately 1,600 employees will receive awards under the Plan.

Types of Awards

  Stock Options.

        The Plan permits the Plan Administrator to grant nonqualified options and incentive stock options. To date, only nonqualified options have been granted under the Plan. Subject to the limits in the Plan, the Plan Administrator has discretion to determine the number of options to be awarded and the terms and conditions of the awards. Each award is evidenced by an agreement that specifies the number of shares subject to the award, the exercise price, the option term and exercise periods, the vesting schedule, and other terms the Plan Administrator may deem appropriate such as provisions relating to a change of control. No dividend equivalents may be provided with respect to options.

        The option exercise price may not be less than the fair market value of a share of our common stock on the date of grant and the option term may not exceed ten years. Options may be exercised by delivery of a notice of intent to purchase a specific number of shares. Payment may be made in cash or its equivalent, by tendering previously acquired shares of common stock, by share withholding if the option was granted after May 16, 2006, by means of a broker-assisted cashless exercise, or any combination of the foregoing.

        Options may not be granted with a reload feature, which is a feature that entitles the option holder to receive additional options when exercising options by tendering shares.

  Stock Appreciation Rights.

        The Plan permits the Plan Administrator to grant stock appreciation rights. Subject to the limits in the Plan, the Plan Administrator has discretion to determine the number of stock appreciation rights to be awarded and the terms and conditions of the awards. Each award is evidenced by an agreement that specifies the number of shares subject to the award, the base value of the award, the award's term and exercise periods, the vesting schedule, and other terms the Plan Administrator may deem appropriate such as provisions relating to a change of control. A stock appreciation right's base value may not be less than the fair market value of a share of our common stock on the date of grant and a stock appreciation right's term may not exceed ten years. No dividend equivalents may be provided with respect to stock appreciation rights. Stock appreciation rights may be granted alone or in tandem with options or in any combination of these forms. Upon exercise of a stock appreciation right, an employee will receive payment in an amount equal to the product of the excess of the fair market value of a share of our common stock on the date of exercise over the base value multiplied by the number of shares with respect to which the stock appreciation right is exercised. To date, no stock appreciation rights have been granted under the Plan.

  Unrestricted Stock, Restricted Stock, and Restricted Stock Units.

        The Plan Administrator may also award restricted and unrestricted shares of our common stock and restricted stock units. Subject to the limits in the Plan, the Plan Administrator has discretion to determine the number of shares or units to be awarded and the terms and conditions of the awards. The right to vest or receive distributions or payments with respect to restricted stock and restricted stock unit awards may be conditioned upon attainment of performance goals or continued service. Each award is evidenced by an agreement that specifies the number of shares or units being awarded, any restrictions or vesting conditions, any applicable performance goals, and other terms the Plan Administrator may deem appropriate such as provisions relating to a change of control. Restricted stock units may be settled in shares of our common stock or cash of equal value, or a combination of stock and cash.

        During the restricted period, restricted stock and restricted stock units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. Employees holding restricted stock may exercise full voting rights with respect to those shares during the restriction period and, subject to the Plan Administrator's right to determine otherwise at the time of grant, will receive regular cash dividends during the restricted period. The Plan Administrator may include dividend equivalent rights on awards of restricted stock units.

  Performance Units and Performance Stock.

        The Plan Administrator may also award performance units and performance stock awards. Subject to the limits in the Plan, the Plan Administrator has discretion to determine the number of performance units and performance stock awards to be awarded and the terms and conditions of the awards. The value of performance stock is based on the fair market value of a share of our common stock. The value of a performance unit is determined in the discretion of the Plan Administrator. The extent to which the performance goals are met during the performance periods established by the Plan Administrator will determine the number and/or value of performance units/stock that will be paid to employees. Payment of the value of earned performance units/stock after the end of the performance period will be made in cash or stock having an aggregate fair market value equal to the value of the performance units/stock at the end of the performance period, or a combination of stock and cash. The awards may be granted subject to such other restrictions and terms as the Plan Administrator determines. Each award is evidenced by an agreement that specifies the number of shares or units being awarded, any restrictions or vesting conditions, the performance goals and other terms the Plan Administrator may deem appropriate such as provisions relating to a change of control and dividend equivalent rights. To date, neither performance units nor performance stock have been granted under the Plan.

  Other Awards.

        The Plan Administrator may grant other awards which may include the payment of stock in lieu of cash, including cash payable under our other incentive or bonus programs, and the payment of cash based on attainment of performance goals established by the Plan Administrator. None of these other awards have been granted to date under the Plan.

Deferral

        The Plan Administrator may, in its sole discretion, permit a participant to defer the receipt of the payment of cash or the delivery of stock that would otherwise be due to such participant under the Plan. If any such deferral election is permitted, the Plan Administrator will establish rules and procedures for the deferrals.

Equity Incentive Plans of Foreign Subsidiaries

        The Plan Administrator may authorize any foreign subsidiary to adopt a plan for granting awards and awards granted under such foreign plans may be treated as grants under the Plan, if the Plan Administrator so determines. Such foreign plans shall have such terms and provisions as the Plan Administrator permits not inconsistent with the provisions of the Plan and which may be more restrictive than those contained in the Plan. Awards granted under such foreign plans are governed by the terms of the Plan except to the extent the provisions of the foreign plans are more restrictive than the terms of the Plan, in which case such terms of the foreign plans control.

Performance Goals

        Certain awards under the Plan may be based on achievement of performance goals. These goals are established by the Plan Administrator and shall be based on one or more of the following measures: sales, revenues, premiums, financial product sales, earnings per share, stockholder return and/or value, funds from operations, operating income, gross income, net income, combined ratio, underwriting income, cash flow, return on equity, return on capital, return on assets, values of assets, market share, net earnings, earnings before interest, operating ratios, stock price, customer satisfaction, customer retention, customer loyalty, strategic business criteria based on meeting specified revenue goals, market penetration goals, investment performance goals, business expansion goals or cost targets, accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, profit returns and margins, financial return ratios, market performance, and/or risk-based capital goals or returns. Performance goals may be measured solely on a corporate, subsidiary, business unit or other grouping basis, or a combination thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure.

Fungible Pool

        Each share granted pursuant to an option or stock appreciation right (and, if granted before May 19, 2009, any other form of award) will reduce the number of shares available for issuance under the Plan by one share, and each share granted pursuant to awards granted on or after May 19, 2009, other than pursuant to options and stock appreciation rights, will reduce the number of shares available for issuance by 2.1 shares.

Limits on Awards

        No more than 5,500,000 shares may be issued pursuant to incentive stock options. So that awards will qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code, the Plan also contains the following per-participant limitations on awards:

  •
  The total number of shares of stock with respect to which options or stock appreciation rights may be granted in any calendar year to any participant may not exceed 4,000,000 shares;

  •
  The total number of shares of restricted stock or restricted stock units intended to qualify as performance-based compensation that may be granted in any calendar year to any participant may not exceed 3,000,000 shares or units, as the case may be;

  •
  The total number of shares of performance stock that may be granted in any calendar year to any participant may not exceed 4,000,000 shares and the maximum amount payable pursuant to performance units granted in any one calendar year to any participant may not exceed $10,000,000;

  •
  The total number of shares of stock granted pursuant to other awards that are intended to qualify as performance-based compensation in any calendar year to any participant may not exceed 4,000,000 shares;

  •
  The total cash award that is intended to qualify as performance-based compensation that may be paid pursuant to other awards granted in any one calendar year to any participant may not exceed $10,000,000; and

  •
  The aggregate value of cash dividends (other than large, nonrecurring cash dividends) or dividend equivalents that are intended to qualify as performance-based compensation that a participant may receive in any calendar year may not exceed $11,500,000.

Elective Share Withholding

        An employee may irrevocably elect to have shares withheld with a fair market value in an amount required to satisfy the minimum federal, state, and local tax withholding requirements upon the exercise of an option or stock appreciation right, the vesting of a restricted stock or restricted stock unit award, or any other taxable event in respect to an award granted under the Plan.

Limits on Transferability

        In general, each award shall not be assignable or transferable other than by will or the laws of descent and distribution. Vested portions of nonqualified options may be transferred to certain family members or to a trust, foundation, or any other entity meeting certain ownership requirements. However, in no event may a transfer be made for consideration.

Forfeitability

        Unless otherwise provided by the Plan Administrator or in an award agreement, subject to exceptions for death, disability, and retirement, an employee will forfeit all unexercised options three months after termination of employment unless the Plan Administrator determines otherwise, and all other unvested awards shall terminate and be forfeited on the date of an employee's termination of employment or failure to achieve specific performance goals.

 Clawback

        In the event of a restatement of our financial results to correct a material error or inaccuracy resulting in whole or in part from the fraud or intentional misconduct of an officer who is subject to Section 16 of the Securities Exchange Act of 1934, as determined by our Board or a committee of our Board, to the extent permitted by applicable law we may take such actions as we determine to be appropriate to recover compensation provided to the participant under the Plan, including without limitation cancellation of outstanding awards or recovery of all or a portion of any gain realized upon vesting, settlement, or exercise of an award or recovery of all or a portion of any proceeds resulting from any disposition of shares received pursuant to an award.

        The Plan also contains nonsolicitation covenants that apply to all participants while they are employed and for the one year period following termination of employment. If a participant violates any of the nonsolicitation provisions, as determined by our Board or a committee of our Board, to the extent permitted by applicable law we may take such actions as we determine to be appropriate to recover compensation provided to the participant under the Plan, including without limitation cancellation of outstanding awards or recovery of all or a portion of any gain realized upon vesting, settlement, or exercise of an award or recovery of all or a portion of any proceeds resulting from any disposition of shares received pursuant to an award if the vesting, settlement, or exercise of the award or the receipt of the sale proceeds occurred during the 12-month period prior to the violation.

Adjustments for Certain Events

        The Plan Administrator will make proportional adjustments to the maximum number of shares of common stock that may be delivered under the Plan and to outstanding awards to reflect stock dividends, stock splits, spin-offs, rights offerings, recapitalizations, mergers, consolidations, reorganizations, liquidations, or similar events. The Plan Administrator may provide in awards for accelerated vesting and other rights in the event of a change of control.

Amendment, Modification, and Termination of the Plan

        The Board may amend, alter, suspend, or terminate the Plan at any time and in any respect, provided that no amendment shall (1) increase the total number of shares of common stock that can be issued under the Plan, (2) materially modify the requirements for participation in the Plan, or (3) materially increase the benefits accruing to employees under the Plan, unless in each instance the amendment is approved by our stockholders. No amendment, modification, or termination of the Plan may materially affect in an adverse way any award then outstanding under the Plan, without an employee's written consent, unless otherwise provided in the Plan or required by applicable law.

Duration of the Plan

        The Plan will remain in effect until the shares are exhausted or until such earlier time as the Board may determine.

Federal Income Tax Consequences

        The following is a general summary of the United States federal income tax consequences related to awards that have been or may be granted under the Plan. These federal tax laws may change and the federal, state, and local tax consequences for any employee will depend upon his or her individual circumstances. This summary does not address all potential tax consequences related to awards, such as estate and gift taxes, foreign taxes, and state and local taxes.

  Nonqualified Stock Options.

        Generally an employee will not have any taxable income and we are not entitled to any deduction on the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, (or, generally, upon the exercise of an incentive stock option followed by a disqualifying disposition, described below), the employee recognizes ordinary income equal to the excess of the fair market value of the shares acquired over the option exercise price, if any, on the date of exercise. We are generally entitled to a deduction equal to the compensation taxable to the employee as ordinary income, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code. Any such income is also considered wages and, as such, is subject to income, Social Security, and Medicare taxes. If an employee disposes of shares of our common stock acquired upon exercise of a nonqualified stock option in a taxable transaction, the employee will recognize capital gain or loss in an amount equal to the difference between the employee's basis in the shares sold and the total amount realized upon disposition.

  Incentive Stock Options.

        Generally an employee does not recognize taxable income on the grant or exercise of an incentive stock option and no federal income, Social Security, or Medicare taxes will be withheld upon such grant or exercise. However, the excess of the fair market value on the date of exercise over the option exercise price is included in alternative minimum taxable income and thus may trigger alternative minimum tax.

        Upon the disposition of shares of common stock acquired on exercise of an incentive stock option more than one year after the date of exercise, and more than two years after the date of grant, the employee will normally recognize a capital gain or loss, as the case may be. This gain or loss is measured by the difference between the common stock's sale price and the exercise price. We will not be entitled to a tax deduction on the grant or exercise of an incentive stock option or on the disposition of common stock acquired upon the exercise of an incentive stock option.

        If, however, an employee disposes of the shares of common stock acquired upon the exercise of an incentive stock option either before the one year period after exercise, or before the two year period after the date of grant, the difference between the exercise price of such shares and the lesser of (i) the fair market value of the shares on the date of exercise or (ii) the sale price will constitute compensation taxable to the employee as ordinary income. We are generally allowed a corresponding tax deduction equal to the amount of the compensation taxable to the employee. If the sale price of common stock exceeds the fair market value on the date of exercise, the excess will be taxable to the employee as capital gain. We are not allowed a deduction with respect to any such capital gain recognized by the employee.

  Use of Common Stock to Pay Option Exercise Price of Nonqualified Option.

        If an employee delivers previously acquired common stock in payment of all or part of the option exercise price of a nonqualified stock option, there will be no recognition of taxable income or loss of any appreciation or depreciation in value of the tendered common stock. The employee's tax basis in, and capital gain holding period for, the tendered stock carries over to an equal number of the option shares received. The fair market value of the shares received in excess of the tendered shares constitutes compensation taxable to the employee as ordinary income. We may be entitled to a tax deduction equal to the compensation income recognized by the employee.

  Use of Common Stock to Pay Option Exercise Price of Incentive Stock Option.

        If an employee delivers previously acquired common stock in payment of all or part of the incentive stock option exercise price (other than stock acquired on exercise and not held for the required holding periods), the employee will not recognize as taxable income or loss any appreciation or depreciation in the value of the tendered stock after its acquisition date. The employee's tax basis in, and capital gain holding period for, the tendered stock carries over to an equal number of the option shares received. Shares received in excess of the tendered shares have a tax basis equal to the amount paid, if any, in excess of the tendered shares and such shares' holding period will begin on the date of exercise.

        If an employee delivers previously acquired common stock that was acquired upon the exercise of an incentive stock option that was not held for the required holding periods, ordinary income will be recognized by the employee and we will generally be entitled to a corresponding compensation deduction. The employee's basis in the shares received in exchange for the tendered shares will be increased by the amount of ordinary income recognized.

  Stock Appreciation Rights.

        An employee will not have any taxable income on the grant of stock appreciation rights. Upon the exercise of stock appreciation rights, the employee recognizes ordinary income equal to the fair market value of the shares and cash received. We will be entitled to a corresponding compensation deduction. Any such ordinary income is also considered wages and, as such, is subject to income, Social Security, and Medicare taxes. If stock appreciation rights are settled in shares of our common stock, then upon a subsequent disposition of such shares the employee will recognize capital gain or loss in an amount equal to the difference between the employee's basis in the shares sold and the total amount realized upon disposition.

  Unrestricted Stock and Restricted Stock Awards.

        Generally, an employee will not have any taxable income on the grant of restricted stock, and we will not be entitled to a deduction at the time of grant. When shares of restricted stock are no longer subject to a substantial risk of forfeiture, the employee will recognize ordinary income in an amount equal to the fair market value of the shares, less the amount paid, if any, for the shares. Alternatively, an employee may elect to be taxed at the time of grant, in which case the employee will recognize ordinary income on the date of grant equal to the fair market value of the shares on the grant date. In either case, we will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the employee. Unless the employee elects to be taxed on the date of grant of restricted stock, any dividends paid on restricted stock are taxed as ordinary income (rather than dividend income) to the employee and are deductible by us. If an employee elects to be taxed on the date of grant of restricted stock, any dividends paid on the restricted stock will be taxed as dividend income, rather than ordinary income. With respect to unrestricted stock, an employee will recognize ordinary income at the time of grant in an amount equal to the fair market value of the stock on that date, and we will generally be entitled to a deduction in the same amount. Compensation with respect to restricted stock and unrestricted stock is subject to income, Social Security, and Medicare taxes. Upon the disposition of any shares acquired pursuant to an unrestricted stock or restricted stock award, any gain or loss, based on the difference between the employee's basis in the shares sold and the total amount realized upon disposition, will be taxed as capital gain or loss.

  Restricted Stock Units, Performance Units, and Performance Stock Awards.

        An employee will not have any taxable income on the grant of restricted stock units, performance units, or performance stock. Upon the delivery of shares or payment of cash with respect to restricted stock units, performance units, or performance stock, the employee generally will be required to include as ordinary income in the year of receipt an amount equal to the cash received and/or the fair market value of shares of stock received, and we will be entitled to a deduction in an amount equal to the same amount. Compensation with respect to restricted stock units, performance units, and performance stock is subject to income, Social Security, and Medicare taxes. If shares of our common stock are received in settlement of any restricted stock units, performance units, or performance stock award, then upon a subsequent disposition of such shares the employee will recognize capital gain or loss in an amount equal to the difference between the employee's basis in the shares sold and the total amount realized upon disposition.

Other Information

  New Plan Benefits Resulting From Amendment.

        It is not possible at this time to determine the benefits or amounts of awards that will be made in the future as a result of the increased number of shares of common stock authorized for issuance and the other revised provisions of the Plan.

  Options Granted Under the Existing Plan.

        Since the initial approval of the Plan in 2001 through March 12, 2009, the following number of stock options have been granted to the individuals and groups described in the table. No other options have been granted to any other individuals or groups under the Plan.

Name and Position/Group	Number of Shares of Common Stock Underlying Options Granted

Named Executive Officers
Thomas J. Wilson (Chairman, President and Chief Executive Officer)	2,331,043
Don Civgin (Vice President and Chief Financial Officer)	266,500
Michele C. Mayes (Vice President and General Counsel)	336,645
George E. Ruebenson (President, Allstate Protection)	701,763
Eric A. Simonson (President, Allstate Investments, LLC)	576,264
Danny L. Hale (former Vice President and Chief Financial Officer)	482,800
Samuel Pilch (former Acting Vice President and Chief Financial Officer, and Controller)	322,644
All current executive officers as a group(1)	6,745,189
All Directors (who are not executive officers) as a group	0
Nominees for Director	0
All other employees, including all current officers who are not executive officers, as a group	45,635,155

(1) All current reporting officers under Section 16(a) of the Securities and Exchange Act of 1934, as amended, which includes the Named Executive Officers.

        The Board unanimously recommends that stockholders vote for the approval of The Allstate Corporation 2009 Equity Incentive Plan, as amended and restated. The text of the entire Plan is set forth in Appendix C.

Item 5
Stockholder Proposal on
Special Shareowner Meetings

______________________________________________

        Mr. Emil Rossi, P.O. Box 249, Boonville, California, 95415, registered owner of 6,094 shares of Allstate common stock as of November 21, 2008, intends to propose the following resolution at the Annual Meeting.

        The Board of Directors does not support the adoption of this proposal and asks stockholders to consider management's response following the proponent's statement. The Board recommends that stockholders vote against this proposal.

 5—Special Shareowner Meetings

RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call special shareowner meetings. This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or the board.

Statement of Emil Rossi

Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call special meetings, management may become insulated and investor returns may suffer.

This proposal topic won impressive support at the following companies (based on 2008 yes and no votes):

Occidental Petroleum (OXY)	66%	Emil Rossi (Sponsor)
FirstEnergy Corp. (FE)	67%	Chris Rossi
Marathon Oil (MRO)	69%	Nick Rossi

Shareowners should have the ability to call a special meeting when a matter is sufficiently important to merit prompt consideration. Fidelity and Vanguard have supported a shareholder right to call a special meeting.

The proxy voting guidelines of many public employee pension funds also favor this right. Governance ratings services, such as The Corporate Library and Governance Metrics International, have taken special meeting rights into consideration when assigning company ratings.

Please encourage our board to respond positively to this proposal:

Special Shareowner Meetings—
Yes on 5

The Board recommends that stockholders vote against this proposal for the following reasons:

•
This proposal would harm Allstate by giving unchecked power to small groups of aggressive, self interested stockholders who could undermine the competitive strength of the Corporation with frequent, special-interest demands, wasting money and other valuable resources, diverting executives from focusing on the business, and creating a heavy administrative burden.

•
Special stockholder meetings are expensive. Allowing stockholders that do not have a very significant ownership stake in Allstate stock to call special meetings for any purpose at any time would lead to a waste of corporate resources.

•
Hedge funds and others can "borrow" shares from other stockholders for the sole purpose of voting on a particular issue. Such parties do not have a long-term interest in Allstate's success and should not be entitled to call special meetings.

•
If implemented, this proposal would provide a forum for self-interested parties holding a relatively small number of shares to call meetings that would serve their narrow purposes rather than those of Allstate and the majority of its stockholders.

•
Special meetings of stockholders should be called only after the Chairman or the Board of Directors, duly elected by stockholders each year, has carefully considered the best interests of Allstate and its stockholders.

•
The annual stockholders' meeting is the best setting for considering important issues facing Allstate.

•
While it is possible that an important issue could arise in the 12 months between meetings, the analysis and evaluation of any such issue should be done deliberately and thoughtfully and be subject to a thorough review by the Board. After the Board has carefully considered the issue and determined a recommended course of action for stockholder consideration, it may be appropriate to have an interim stockholder meeting, but that is best determined by the Chairman. In any event, there is a required meeting of stockholders every year.

•
Stockholders elect directors to supervise management. In order to serve the stockholders who have elected them, directors must have the opportunity to study issues, to evaluate alternatives, and to consider solutions. It often requires time to determine the results of their decisions. Their performance in representing stockholders should be and is evaluated annually, which is appropriate given the size and nature of Allstate's business.

•
The annual stockholders' meeting is held every year after the financial statements for the prior year have been audited and provided to stockholders. Issues that are important to stockholders should be considered in light of Allstate's performance as reflected in the financial statements.

•
Allstate has strong governance practices which have been recognized by prominent and respected governance rating organizations.

Item 6
Stockholder Proposal on an
Advisory Resolution to Ratify the Compensation of the
Named Executive Officers

______________________________________________

        AFSCME Employees Pension Plan, 1625 L Street, N.W., Washington, D.C. 20036, the beneficial owner of 3,813 shares of Allstate common stock as of October 3, 2008, and St. Scholastica Monastery, 1301 South Albert Pike, Fort Smith, Arkansas 72913, the beneficial owner of 170 shares of Allstate common stock as of December 2, 2008, intend to propose the following resolution at the Annual Meeting.

        The Board of Directors does not support the adoption of this proposal and asks stockholders to consider management's response following the proponent's statement. The Board recommends that stockholders vote against this proposal.

 Advisory Resolution to Ratify the Compensation of the Named Executive Officers

        RESOLVED, that stockholders of The Allstate Corporation ("Allstate") request the board of directors to adopt a policy that provides stockholders the opportunity at each annual stockholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers ("NEOs") set forth in the proxy statement's Summary Compensation Table (the "SCT") and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to stockholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

SUPPORTING STATEMENT

        In our view, senior executive compensation at Allstate has not always been structured in ways that best serve stockholders' interests. For example, while stockholders were experiencing negative total shareholder return for 2007, former Chairman Edward Liddy received more than $20 million in reported total compensation.

        We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide stockholders with sufficient mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practice, in the United Kingdom, public companies allow stockholders to cast an advisory vote on the "directors' remuneration report," which discloses executive compensation. Such a vote isn't binding, but gives stockholders a clear voice that could help shape senior executive compensation. A recent study of executive compensation in the U.K. before and after the adoption of the stockholder advisory vote there found that CEO cash and total compensation became more sensitive to negative operating performance after the vote's adoption. (Sudhakar Balachandran et al., "Solving the Executive Compensation Problem through Shareholder Votes? Evidence from the U.K." (Oct. 2007).)

        Currently U.S. stock exchange listing standards require stockholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Stockholders do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages.

        Similarly, performance criteria submitted for stockholder approval to allow a company to deduct compensation in excess of $1 million are broad and do not constrain compensation committees in setting performance targets for particular senior executives. Withholding votes from compensation committee members who are standing for reelection is a blunt and insufficient instrument for registering dissatisfaction with the way in which the committee has administered compensation plans and policies in the previous year.

        Accordingly, we urge Allstate's board to allow stockholders to express their opinion about senior executive compensation by establishing an annual referendum process. The results of such a vote could provide Allstate with useful information about stockholders' views on the company's senior executive compensation, as reported each year, and would facilitate constructive dialogue between stockholders and the board.

        We urge stockholders to vote for this proposal.

The Board recommends that our stockholders vote against this proposal for the following reasons:

•
The proposal would harm the operation and profitability of the Corporation. The proposal undermines the expertise of the Compensation and Succession Committee members who have designed and implemented a pay-for-performance compensation philosophy and program that drives the efforts of our executives to achieve stockholder value in alignment with stockholder interests. This is critical in order for Allstate to attract, retain, and motivate highly talented executives, and the implementation of this proposal would therefore place Allstate at a competitive disadvantage.

•
The Committee is composed exclusively of independent directors, all of whom have extensive experience as executives and directors of other large companies. Through the collective experience of its members, the Committee has an in-depth understanding of executive compensation and its impact on business performance.

•
The Committee uses an independent executive compensation consultant each year to assess Allstate's executive pay levels, practices, overall program design, and financial performance as compared to its peer insurance companies.

•
The Committee applies its expertise and employs the independent consultant's assessment to carefully design and implement an executive compensation program to attract, motivate, and retain highly talented executives who drive company success.

•
An advisory vote is not necessary.

•
Engaging in constructive dialogue with our investors is more instructive. The Corporate Governance section of allstate.com describes how investors can contact us to express concerns.

•
The Board welcomes and values the input of its stockholders, but the proposed advisory vote would benefit neither Allstate nor its stockholders.

•
The voting results would have no clear meaning. For example, a negative voting result would not indicate whether stockholders are concerned about the compensation of one named executive in particular or of all them; whether stockholders are dissatisfied with one element of compensation—salary, cash incentive awards, or equity awards—or all of them, and if so in what way; or whether stockholders want changes in certain aspects of the compensation program or are looking for an entirely new compensation approach, and if so, what that approach should be.

•
The U.K. advisory vote process is mandated by law and applies to all domestic public companies listed on the "main market" of the London Stock Exchange. The U.K and U.S. capital markets and regulatory frameworks are very different. Adopting a policy to submit to an advisory vote would put Allstate at a competitive disadvantage as compared to other U.S. companies, including our industry peers.

Item 7
Stockholder Proposal on Political Contributions and Payments to
Trade Associations and Other Tax Exempt Organizations

______________________________________________

        The Firefighters' Pension System of the City of Kansas City, Missouri, Trust, 414 East 12th Street, Kansas City, Missouri 64106, beneficial owner of 100 shares of Allstate common stock as of November 25, 2008, intends to propose the following resolution at the Annual Meeting.

        The Board of Directors does not support the adoption of this proposal and asks stockholders to consider management's response following the proponent's statement. The Board recommends that stockholders vote against this proposal.

 Political Contributions and Payments to Trade Associations and Other Tax Exempt Organizations

        Resolved, that the shareholders of The Allstate Corporation ("Company") hereby request that the Company provide a report, updated semi-annually, disclosing the Company's:

  1.
  Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

  2.
  Monetary and non-monetary political contributions and expenditures not deductible under section 162 (e)(1)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code and any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution if made directly by the corporation would not be deductible under section 162 (e)(1)(B) of the Internal Revenue Code. The report shall include the following:

  a.
  An accounting of the Company's funds that are used for political contributions or expenditures as described above;

  b.
  Identification of the person or persons in the Company who participated in making the decisions to make the political contribution or expenditure; and

  c.
  The internal guidelines or policies, if any, governing the Company's political contributions and expenditures.

        The report shall be presented to the board of directors' audit committee or other relevant oversight committee and posted on the company's website to reduce costs to shareholders.

  Stockholder Supporting Statement

        As long-term shareholders of Allstate, we support transparency and accountability in corporate spending on political activities. These activities include direct and indirect political contributions to candidates, political parties or political organizations; independent expenditures; or electioneering communications on behalf of a federal, state or local candidate.

        Disclosure is consistent with public policy, in the best interest of the company and its shareholders, and critical for compliance with recent federal ethics legislation. Absent a system of accountability, company assets can be used for policy objectives that may be inimical to the long-term interests of and may pose risks to the company and its shareholders.

        Allstate contributed at least $4.2 million in corporate funds since the 2002 election cycle. (CQ's PoliticalMoneyLine: http://moneyline.cq.com/pml/home.do and National Institute on Money in State Politics: http://www.followthemoney.org/index.phtml.)

        However, relying on publicly available data does not provide a complete picture of the Company's political expenditures. For example, the Company's payments to trade associations used for political activities are undisclosed and unknown. In many cases, even management does not know how trade associations use their company's money politically. The proposal asks the Company to disclose all of its political contributions, including payments to trade associations and other tax exempt organizations. This would bring our Company in line with a growing number of leading companies, including Pfizer, Aetna and American Electric Power that support political disclosure and accountability and present this information on their websites.

        The Company's Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. Thus, we urge your support for this critical governance reform.

        The Board recommends that stockholders vote against this proposal for the following reasons:

  •
  The requirements of this proposal would place an unnecessary and anti-competitive burden on Allstate and would be harmful to the Corporation. Allstate already complies with all disclosure requirements pertaining to political contributions under federal, state, and local laws. We believe that any requirements that go beyond those currently in the laws should be applicable to all participants in the political process and not just to Allstate. To impose a higher standard on Allstate would subject it to a competitive disadvantage that may harm stockholder interests.

  •
  Adoption of this proposal would result in additional administrative burdens and cause us to expend resources unnecessarily by requiring the creation of a semi-annual report disclosing political contributions and expenditures, most of which are already publicly available.

  •
  Allstate is committed to participating in the political process in a responsible way that serves the best interests of the Corporation, its stockholders, and its customers.

  •
  Publicly available disclosures provide ample information about Allstate's contributions, as demonstrated by the proponent's reference to figures on contributions previously made by Allstate.

  •
  Allstate believes it is in the best interest of stockholders to support the legislative process by making corporate political contributions prudently to political organizations when such contributions are consistent with business objectives and are permitted by federal, state, and local laws.

  •
  Allstate supports certain trade associations to further our interests on general business, industry, and technical issues. Allstate does not necessarily agree with all positions taken by any particular organization.

  •
  In addition, political contributions are reported regularly to, and overseen by, senior management and reviewed on an annual basis by the Board.

  •
  Our policy on political contributions is part of our Corporate Governance Guidelines, available on our website, www.allstate.com.

Executive Compensation

______________________________________________

Compensation Committee Report

        The Compensation and Succession Committee has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation and Succession Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION AND SUCCESSION COMMITTEE

H. John Riley (Chairman)
F. Duane Ackerman Robert D. Beyer W. James Farrell	Jack M. Greenberg Ronald T. LeMay Mary Alice Taylor

Compensation Discussion and Analysis ("CD&A")

2008 Corporate Summary

        Allstate's compensation plans were highly effective in aligning shareholder returns with the financial impact on management in 2008. Non-equity incentive plan compensation was significantly reduced and management had large declines in the value of their ownership stakes as a result of a net loss of $1.7 billion and total shareholder return of negative 34%.

  •
  Annual cash incentive awards for all eligible executive officers averaged 28.7% of target in 2008, an 87% decline from the previous year. Senior executive officers were similarly impacted with the CEO's annual cash incentive award reduced by 94% to $151,685. Average decline in the annual cash incentive awards for the named executives was 93%.

  •
  Long-term cash incentive awards are based on results from 2006 through 2008 and were also negatively impacted by 2008 results. The overall payout was 45% of target, reflecting strong performance in 2006 and 2007.

  •
  The value of management's common stock, restricted stock units and options was severely impacted by a 37% decline in our common stock price. For more information, see pages 45-46.

        The Committee also made several changes to the compensation program for 2009 to improve effectiveness and reflect current market conditions. The annual cash incentive plans have been simplified by reducing the number of performance measures. Target goals have been tied to expected performance. The three year long-term cash incentive plan that was to begin in 2009 has been replaced with a combination of an annual cash incentive awards and equity grants. We have increased the use of differentiation in tying annual incentive awards to individual performance. The benefits provided by the change-in-control agreements were reduced to reflect market trends. All of these improvements were reviewed by a new compensation consultant, Towers Perrin, which also validated the effectiveness of the existing compensation levels and plans.

Compensation Philosophy

        Our compensation philosophy is based on these central beliefs:

  •
  Executive compensation should be aligned with performance and stockholder value. A significant amount of executive compensation should be in the form of equity.

  •
  The compensation of our executives should vary both with appreciation in the price of Allstate stock and with Allstate's performance in achieving strategic short and long-term business goals designed to drive stock price appreciation.

  •
  Our compensation program should inspire our executives to strive for performance that is better than the industry average.

  •
  A greater percentage of compensation should be at risk for executives who bear higher levels of responsibility for Allstate's performance.

  •
  We should provide competitive levels of compensation for competitive levels of performance and superior levels of compensation for superior levels of performance.

        Our executive compensation program has been designed around these beliefs. They serve our goal of attracting, motivating, and retaining highly talented executives to compete in our complex and highly regulated industry.

Overview

  •
  Our executive compensation program has been designed to attract, motivate, and retain highly talented executives.

  •
  We provide our executive officers with the following core compensation elements: annual salary, annual cash-based short-term incentives, and long-term incentives. Starting in 2009, we are phasing out long-term cash-based incentives in favor of placing greater emphasis on long-term equity-based awards which is consistent with one of the key elements of our compensation philosophy and to a lesser extent, a portion in annual cash.

  •
  In a variety of ways, our executive compensation program avoids providing incentives for executives to engage in unnecessary and excessive risk taking. It balances annual and long-term incentives to align with short and long-term business goals. It combines financial and non-financial performance measures and takes both individual and business performance into consideration. In determining the compensation packages for our most senior executives, the Committee and the Board consider a variety of non-financial factors, including leadership, scope of responsibility, and experience. This is consistent with one of our key operating priorities: enterprise risk and return.

  •
  In recommending executive salary levels, the Committee uses the 50th percentile of our peer insurance companies as a guideline to align Allstate's pay philosophy for competitive positioning in the market for executive talent. We use the 65th percentile of our peer insurance companies as a guideline in setting target total core compensation. Accordingly, we set cash incentive target goals at levels representing better than projected industry average performance for industry comparable performance measures. The target goals for market comparable performance measures used for our Allstate Investments business unit are also set at levels representing better than market performance.

  •
  In 2007, we began a process of differentiating among our executives by explicitly tying more annual cash incentive compensation to individual performance. In 2008, 50% of the aggregate amount of executive annual cash incentives earned based on corporate and business unit performance was allocated to a pool and used to differentiate the annual cash incentive awards payable to executives based on high performance. This process was not applied to executives who participate in our Annual Covered Employee Incentive Compensation Plan.

  •
  We embrace a pay-for-performance philosophy for our executives, in which variable compensation represents a large portion of potential compensation and is tied to appreciation in Allstate's stock price and Allstate's performance in achieving short-term and long-term business goals.

  •
  We use equity-based compensation to align the interests of our executives with long-term stockholder value and as a tool for retaining executive talent. Once granted, the value of these awards rises and falls with the price of Allstate stock. So, like our stockholders, our executives experience both the upside and the downside of changes in the price of Allstate stock. Because we believe strongly in linking the interests of management with those of our stockholders, we instituted stock ownership guidelines in 1996 that require each executive to own, within five years of the date of assuming a senior management position, common stock, including restricted stock units, worth a multiple of base salary including merit and promotional increases over time.

  •
  We updated our change-in-control arrangements by reducing some of the benefits payable following a change-in-control.

  •
  We offer our executives limited perquisites.

 Named Executives

        There have been some changes to our named executives since 2007. Thomas J. Wilson, George E. Ruebenson, and Eric A. Simonson continue to be named executives for 2008, although Mr. Simonson retired on December 31, 2008. Michele C. Mayes, our general counsel, and Don Civgin, our chief financial officer, joined Allstate on November 12, 2007 and September, 8, 2008, respectively. Both are named executives for 2008. Danny L. Hale, our former chief financial officer, retired on March 31, 2008, and Samuel H. Pilch, our controller, was our acting chief financial officer from March 3 to September 8, 2008. Because Messrs. Hale and Pilch held positions as chief financial officers during 2008, both are named executives for 2008. Edward M. Liddy, our former chairman, retired on April 30, 2008 and is not a named executive for 2008. This CD&A describes the executive compensation program at Allstate and specifically describes total 2008 compensation for the following named executives:

  •
  Thomas J. Wilson—Chairman, President and Chief Executive Officer

  •
  Don Civgin—Vice President and Chief Financial Officer

  •
  Michele C. Mayes—Vice President and General Counsel

  •
  George E. Ruebenson—President, Allstate Protection

  •
  Eric A. Simonson—President, Allstate Investments, LLC (retired December 31, 2008)

  •
  Danny L. Hale—former Vice President and Chief Financial Officer (retired March 31, 2008)

  •
  Samuel H. Pilch—former Acting Vice President and Chief Financial Officer (for the period of March 3, 2008 through September 8, 2008) and Controller

CEO Compensation

        As stated in its charter, one of the Compensation and Succession Committee's most important responsibilities is making recommendations to the Board regarding the CEO's compensation. In making these recommendations, the Committee, in conjunction with the independent Board members, evaluates the CEO's performance. Before the beginning of the year, the Committee recommends the goals against which the CEO's performance for the year will be evaluated. With respect to these goals, the Board discusses the Committee's recommendations in executive session, without the CEO present. The Committee analyzes competitive compensation data provided by its executive compensation consultant and company performance data provided by senior management. It reviews the various elements of the CEO's compensation in the context of a total compensation package, including salary, annual cash incentive awards, long-term cash incentive awards, and equity incentive awards (including prior awards under equity compensation plans), and accrued pension benefits—as well as the value of Allstate stock holdings. The Committee presents its recommendations to the Board in the context of total compensation. In this manner, the Committee fulfills its oversight responsibilities and provides meaningful recommendations to the Board for its consideration.

Overview of Compensation Practices

        Our Compensation and Succession Committee reviews the design of our executive compensation program on an annual basis and performance and goal setting within this design throughout the year. As part of that review, the Committee benchmarks against the following peer insurance companies for executive pay and performance comparisons:

Peer Insurance Companies

The Chubb Corporation	MetLife Inc.
Cincinnati Financial Corporation	The Progressive Corporation
CNA Financial Corporation	Prudential Financial, Inc.
The Hartford Financial Services Group, Inc.	Safeco Corporation*
Lincoln National Corporation	The Travelers Companies, Inc.

*
Acquired by the Liberty Mutual Group in 2008.

The Committee selected these insurance companies based on the fact that they are publicly-traded and based on their comparability to Allstate in the following categories: product offerings, market segment, annual revenues, assets, annual operating income, and market value. The Committee believes that these are companies against which Allstate competes for executive talent and stockholder investment. In addition, in its executive pay and performance discussions, the Committee considers information regarding other companies in the financial services industry.

Core Elements of Executive Compensation Program

        The following table lists the core elements of our executive compensation program for 2008.

Core Element	Purpose
Annual salary	Provide a base level of competitive cash compensation for executive talent
Annual cash incentive awards	Focus executive attention on key strategic, operational, and financial measures and align awards with performance
Long-term cash incentive awards—3 year cycle	Focus executive attention on the collective achievement of long-term financial goals and align awards with performance
Stock options	Long-term incentive compensation designed to align the interests of executives with long-term shareholder value
Restricted stock units	Long-term incentive compensation designed to align the interests of executives with long-term shareholder value and to retain executive talent

        These core elements are designed to balance both individual and team performance. The compensation goals for incentive awards are aligned with our strategic vision to reinvent protection and retirement for the consumer and our operating priorities: consumer focus, operational effectiveness, enterprise risk and return, and capital management.

        Our compensation design balances annual and long-term incentive awards to align with short and long-term business goals, respectively, along with performance. At the target level of performance, annual and long-term incentive awards are designed to constitute a significant percentage of an executive's total core compensation. The target percentages and the actual percentages for salary and annual and long-term incentive awards earned by the named executives in 2008 are shown in the following table.

		TARGET 2008 CORE COMPENSATION					ACTUAL 2008 CORE COMPENSATION
			Tied to Allstate Performance—Incentive Compensation					Tied to Allstate Performance—Incentive Compensation
	Salary	Tied to Allstate Performance Incentive Compensation	Annual incentive awards	Long-term incentive awards			Salary	Annual incentive awards	Long-term incentive awards
			Cash		Equity			Cash		Equity
					Options	Restricted stock units				Options	Restricted stock units
Mr. Wilson	12%	88%	14%	19%	36%	19%	15%	2%	8%	49%	26%
Mr. Civgin	20%	80%	15%	16%	32%	17%	13%	12%*	0%	50%	25%
Ms. Mayes	22%	78%	16%	16%	30%	16%	32%	2%	0%	43%	23%
Mr. Ruebenson	17%	83%	15%	17%	33%	18%	23%	0%	7%	46%	24%
Mr. Simonson	19%	81%	16%	16%	32%	17%	24%	9%	7%	39%	21%
Mr. Hale	20%	80%	15%	16%	32%	17%	28%	3%	25%	29%	15%
Mr. Pilch	33%	67%	17%	13%	24%	13%	27%	2%*	5%	34%	32%

*
Includes the portion reported as bonus in the Summary Compensation Table.

        Actual 2008 core compensation percentages deviated from targeted 2008 core compensation percentages primarily because our actual 2008 performance with respect to the performance measures for our annual cash incentive awards and long-term cash incentive awards were less than the target level of performance.

        The annual cash incentive awards were based on a combination of corporate and business unit performance measures and weighted as shown on page 41 of our proxy statement. The table on page 42 lists the 18 performance measures and the achievement attained relative to threshold, target, and maximum goals. On one of the measures, we exceeded the maximum goal and on two of the measures we achieved between the target and maximum goal. On 15 of the measures, we did not meet the target level of performance.

        Actual 2008 core compensation percentages were also affected by our performance with respect to the performance measures for the long-term cash incentive awards for the 2006-2008 cycle. Long-term cash incentive awards were based on a combination of three performance measures and weighted the same for all named executives as shown in table on page 47. We did not meet the target level of performance on all three measures. We exceeded threshold on only two measures.

Salary

        Executive salaries are set by the Board based on the recommendations of the Compensation and Succession Committee.

  •
  In recommending executive salary levels, the Committee uses the 50th percentile of our peer insurance companies as a guideline to align Allstate's pay philosophy for competitive positioning in the market for executive talent.

  •
  The average enterprise-wide merit increase and any promotional increases are based on market data of U.S. industry and the insurance industry and are set at levels intended to be competitive.

  •
  An annual merit increase for the CEO is based on an evaluation of his performance and market conditions by the Committee and the Board. Annual merit increases for the named executives other than the CEO are based on evaluations of their performance by the CEO, the Committee, and the Board, using the average enterprise-wide merit increase as a guideline.

  •
  Promotional increases are based on the increased responsibilities of the new position and the skills and experience of the executive being promoted. Promotional increases are determined by the Committee and the Board for the CEO position. For other senior executive positions, promotional increases are determined by the CEO, the Committee, and the Board.

Incentive Compensation

        The Compensation and Succession Committee approves performance measures and goals for incentive awards during the first quarter of the year. The performance measures and goals are aligned with Allstate's objectives and tied to our strategic vision and our key operating priorities, including enterprise risk and return. They are designed to reward our executives for actual performance, to reflect objectives that will require significant effort and skill to achieve, and to drive stockholder value.

        After the end of the year for annual cash incentive awards and after the end of the three-year cycle for long-term cash incentive awards, the Committee reviews the extent to which we have achieved the various performance measures and approves the actual amount of all cash incentive awards. The Committee may adjust the amount of an award but has no authority to increase the amount of an award payable to any of the named executive officers other than Messrs. Civgin, Hale and Pilch. The Compensation and Succession Committee did not exercise discretion to increase the amounts of Messrs. Civgin's and Hale's cash incentive awards. For Mr. Pilch, discretion was exercised to increase the amount of his annual cash incentive award. We pay the cash incentive awards in March, after the end of the year for the annual cash incentive awards and after the end of the three-year cycle for the long-term cash incentive awards.

        Typically the Committee also approves grants of equity awards of restricted stock units and stock options on an annual basis during a February meeting. By making these awards and approving performance measures and goals for the annual and long-term cash incentive awards during the first quarter, the Committee is able to balance these elements of core compensation to align with our business goals.

        In general, the Compensation and Succession Committee sets target total core compensation, which includes salary and annual and long-term incentive awards, at the 65th percentile of our peer insurance companies based on the competitive assessment provided by its executive compensation consultant. As a result, the Committee sets cash incentive target goals at levels representing better than projected industry average performance using industry comparable performance measures. Similarly, for market comparable performance measures used for our Allstate Investments business unit, it sets target goals at levels representing better than market performance. This practice reflects our belief in providing superior levels of compensation for superior levels of performance. The Committee's determination of the amount of the named executives' incentive awards is described below.

  Annual Cash Incentive Awards

        We maintain two stockholder-approved plans under which executive officers have the opportunity to earn an annual cash incentive award based on the achievement of performance measures over a one-year period. The Annual Covered Employee Incentive Compensation Plan governs awards to the executive officers whose compensation (other than performance-based compensation) in excess of $1 million per year is not deductible by us. This includes Messrs. Wilson, Ruebenson, and Simonson, and Ms. Mayes for 2008. Annual cash incentive awards to all other executive officers are governed by and made under the Annual Executive Incentive Compensation Plan. This includes Messrs. Civgin, Hale, and Pilch for 2008. These annual incentive plans are designed to provide all of the executive officers with a cash award based on a combination of corporate and business unit performance measures for each of our main business units: Allstate Protection, Allstate Financial, and Allstate Investments. The same performance measures applied to both plans in 2008.

        For 2008, the Compensation and Succession Committee adopted corporate and business unit level annual performance measures and weighted them as applied to each of the named executives in accordance with their responsibilities for our overall corporate performance and the performance of each business unit. There are multiple performance measures for each business unit and each measure is assigned a weight expressed as a percentage of the total annual cash incentive award opportunity, with all weights for any particular named executive adding to 100%. The weighting of the performance measures at the corporate and business unit level for each named executive is shown in the following table.

ANNUAL CASH INCENTIVE AWARD PERFORMANCE MEASURES AND WEIGHTING
(ROUNDED TO NEAREST PERCENTAGE POINT)

	Messrs. Civgin, Hale, Pilch, Wilson, and Ms. Mayes	Mr. Ruebenson	Mr. Simonson
Corporate	50%	20%	20%
Allstate Protection	35%	80%
Allstate Financial	10%
Allstate Investments	5%		80%

        The Committee weighted the performance measures to reflect each named executive's responsibility for the achievement of corporate and business unit performance. Each of these executives bears varying degrees of responsibility for the achievement of our corporate adjusted operating income per diluted share measure, therefore part of each executive's annual cash incentive award opportunity was tied to our performance on that measure. Performance measures for Mr. Wilson as CEO, Messrs. Civgin and Hale as chief financial officers, Mr. Pilch as acting chief financial officer and controller, and Ms. Mayes as general counsel are aligned to the entire organization because of their broad oversight and management responsibilities. Accordingly, portions of their award opportunities were based on the achievement of the performance measures for all three business units. Because Mr. Ruebenson led our Allstate Protection business unit, a much larger portion of his award opportunity was tied to the achievement of that unit's performance measures. Likewise, because Mr. Simonson led our Allstate Investments business unit, a much larger portion of his award opportunity was based on the achievement of the performance measures tied to our investment results.

        The following table lists the performance measures and related target goals for 2008 as well as the actual results. The performance measures were designed to focus executive attention on key strategic, operational, and financial measures including top line growth and profitability. A description of each performance measure is provided under the "Performance Measures" caption at the end of this CD&A.

Annual Cash Incentive Award Performance Measures(1)

Performance Measure	Target	Actual(2)	Achievement relative to threshold, target, maximum goals
Corporate-Level Performance Measure
Adjusted operating income per diluted share	$6.05	$3.28	Below threshold
Allstate Protection Performance Measures
Customer loyalty index	83.20	82.60	Below threshold
Financial product sales (production credits)	6.00%	(3.02)%	Below threshold
Growth and profit matrix	See Performance Measures	0% of target	Below threshold
Allstate Financial Performance Measures
Adjusted net income	$490 million	($1,716) million	Below threshold
Adjusted operating income	$590.0 million	$438.9 million	Below threshold
Financial product sales (production credits)	6.00%	(3.02)%	Below threshold
Sales and return matrix	See Performance Measures	238.9% of target	Between target and maximum
Allstate Investments Performance Measures
Total Return Measures:
AIC Portfolio excess total return, 1-year	35.00 basis points	(280.26) basis points	Below threshold
AIC Portfolio excess total return, 3-year	25.00 basis points	(58.39) basis points	Below threshold
Allstate Financial Product portfolio excess total return, 1-year	15.00 basis points	(234.96) basis points	Below threshold
Allstate Financial Capital portfolio excess total return, 1-year	35.00 basis points	(90.56) basis points	Below threshold
Allstate Financial Capital portfolio excess total return, 3-year	25.00 basis points	(13.10) basis points	Below threshold
Allstate Pension Plans portfolio excess total return, 1-year	75.00 basis points	(181.70) basis points	Below threshold
Allstate Pension Plans portfolio excess total return, 3-year	55.00 basis points	(10.63) basis points	Below threshold
Other Relative Return	See Performance Measures	183.14% of target	Between target and maximum
Allstate Financial net spread, 1-year	209.85 basis points	269.69 basis points	Exceeded maximum
Adjusted net investment income , 1-year	$5,864 million	$5,448 million	Below threshold

(1)
Information regarding our performance measures is disclosed in the limited context of our annual and long-term cash incentive awards and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

(2)
Stated as a percentage of target goals with a range from 0% to 300%, the actual performance comprises 0% for Corporate-Level performance, 0% for Allstate Protection performance, 90% for Allstate Financial performance and 63% for Allstate Investments performance. The weighted results stated as a percentage of the target goals for each named executive are as follows: Messrs. Wilson, Civgin, Hale, and Pilch and Ms. Mayes—12%, Mr. Ruebenson—0%, and Mr. Simonson—51%.

        For each performance measure, the Committee approved a threshold, target, and maximum goal. The target goal for the corporate level adjusted operating income per diluted share measure, which is a component of the annual cash incentive award for all named executives, was set at a level representing better than projected average industry performance. Likewise, the target goal for the Allstate Protection growth and profit matrix was set at a level representing better than projected average industry performance. The target goals for Allstate Investments total return and excess spread performance measures were set at levels representing better than market performance. The target goals for the other performance measures were based on evaluations of our historical performance and plans to drive projected performance.

        Target award opportunities approved by the Committee are stated as a percentage of annual base salary. Award opportunities for the named executives are capped at 300% of the target awards. Annual cash incentive awards are calculated using base salary, as adjusted by any merit and promotional increases granted during the year on a prorated basis. One of the central beliefs on which our compensation philosophy is based is that a greater percentage of compensation should be at risk for executives who bear higher levels of responsibility for our performance. Because annual cash incentive awards are compensation that is at risk, the Compensation and Succession Committee sets annual target award opportunities as a percentage of base salary for each named executive based on that executive's individual level of responsibility for contributing to our performance and overall market competiveness. Among the named executives, Mr. Wilson as chairman, president and CEO bore the most responsibility for our performance, followed by Mr. Ruebenson, who led our Allstate Protection unit, followed by Mr. Simonson, who led our Investment unit, followed by Messrs. Civgin and Hale, our chief financial officers, followed by Ms. Mayes, our general counsel, and by Mr. Pilch, who was our acting chief financial officer and is our controller. Accordingly, for 2008, the Committee set annual target award opportunities for the named executives, stated as a percentage of salary, as follows: Mr. Wilson—120%, Mr. Ruebenson—90%, Messrs. Civgin, Hale and Simonson—80%, Ms. Mayes—70%, and Mr. Pilch—50%.

        In calculating the annual cash incentive awards, our achievement with respect to each performance measure is expressed as a percentage of the target goal, with interpolation applied between the threshold and target goals and between the target and maximum goals. Unless otherwise adjusted by the Committee, the amount of each named executive's annual cash incentive award is the sum of the amounts calculated using Calculation A for the corporate-level adjusted operating income per diluted share performance measure, the Allstate Financial adjusted net income and adjusted operating income performance measures, and all of Allstate Investments performance measures plus the sum of the amounts calculated using Calculation B for all of the other performance measures.

Calculation A

Actual performance interpolated relative to threshold and target on a range of 50% to 100% and relative to target and maximum on a range of 100% to 300%	X	Weighting	X	Target award opportunity as a percentage of salary*	X	Salary*

*
Base salary, as adjusted by any merit and promotional increases granted during the year on a prorated basis.

Calculation B

Actual performance interpolated relative to threshold and target on a range of 0% to 100% and relative to target and maximum on a range of 100% to 300%	X	Weighting	X	Target award opportunity as a percentage of salary*	X	Salary*

*
Base salary, as adjusted by any merit and promotional increases granted during the year on a prorated basis.

        The weighting for each named executive is provided on page 41. Annual cash incentive awards based on the achievement of the performance measures for 2008 are included in the amounts reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 51 and broken out separately from long-term cash incentive awards in a footnote to that table. In addition, the threshold, target, and maximum annual award opportunities for 2008 are included in the Estimated Future Payouts under Non-Equity Incentive Plan Awards column in the Grants of Plan-Based Awards table on page 54.

  Long-Term Incentive Awards—Balance and Integration of Cash and Equity

        As part of total core compensation, we provide three forms of long-term incentive awards: stock options, restricted stock units, and long-term cash incentive awards. For each executive, these components are balanced and integrated with each other. The size of each named executive's award is determined by the Committee on the basis of the executive's position and the competitive assessment provided by the Committee's executive compensation consultant. Larger awards are granted to executives in positions with higher levels of responsibility for Allstate's long-term performance, the CEO's award being the largest. In addition, the size of these awards is aligned to target total core compensation at the 65th percentile of our peer insurance companies. The relative mix of various forms of these awards is driven by our objectives in providing the specific form of award, as described below.

  Long-Term Incentive Awards—Equity

        As stated in our compensation philosophy, we believe that a significant amount of executive compensation should be in the form of equity and that a greater percentage of compensation should be at risk for executives who bear higher levels of responsibility for Allstate's performance. Consistent with that philosophy, the size of stock option and restricted stock unit awards granted by the Compensation and Succession Committee is usually larger for executives with the broadest scope of responsibility. However, from time to time, larger equity awards are granted to attract new executives.

  Stock options

        Stock options represent the opportunity to buy shares of our stock at a fixed exercise price at a future date. We use them to align the interests of our executives with long-term stockholder value.

        Key elements:

  •
  Under our stockholder-approved equity incentive plan, the exercise price cannot be less than the fair market value of a share on the date of grant.

  •
  Stock option repricing is not permitted. In other words, absent an event such as a stock split, if the Committee cancels an award and substitutes a new award, the exercise price of the new award cannot be less than the exercise price of the cancelled award.

  •
  All stock option awards have been made in the form of nonqualified stock options.

  •
  Our stock options vest over stated vesting periods measured from the date of grant.

  •
  The options granted to the named executives in 2008 become exercisable in four installments of 25% on the first four anniversaries of the grant date and expire in ten years, except in certain change-in-control situations or under other special circumstances approved by the Compensation and Succession Committee.

  Restricted stock units

        Each restricted stock unit represents our promise to transfer one fully vested share of stock in the future if and when the restrictions expire ("vests"). Restricted stock units are linked to stockholder value and are a tool for retaining executive talent.

        Key elements:

  •
  Generally, the restricted stock units granted to the named executives in 2008 vest in one installment on the fourth anniversary of the date of grant, except in certain change-in-control situations or under other special circumstances approved by the Compensation and Succession Committee.

  •
  Our restricted stock units include the right to receive dividend equivalents in the same amount and at the same time as dividends paid to all Allstate common stockholders.

        Unlike options, restricted stock units retain some value even if the price of the stock declines. Because restricted stock units are based on and payable in stock, they serve to reinforce the alignment of interests of our executives and our stockholders. In addition, because restricted stock units have a real, current value that is forfeited, except in some circumstances, if an executive terminates employment before the restricted stock units vest, they provide a significant retention incentive. Under the terms of the restricted stock unit awards, the executives have only the rights of general unsecured creditors of Allstate and no rights as stockholders until delivery of the underlying shares.

  Timing of Equity Awards and Grant Practices

        Equity incentive awards are granted by the Compensation and Succession Committee. Pursuant to authority delegated by the Board and the Committee, equity incentive awards also may be granted by a subcommittee consisting of the Committee chair or by an equity award committee which currently consists of the CEO. A report of equity awards granted by the equity award committee is reviewed by the Committee at each regularly scheduled meeting. In 2008, 35,983 stock options and 222 restricted stock units were granted by the CEO. As indicated above, the Compensation and Succession Committee grants equity incentive awards on an annual basis normally during a February meeting, after the issuance of our prior fiscal year-end earnings release. The Committee, the subcommittee, or the equity award committee may grant awards at other times throughout the year. The subcommittee may grant restricted stock or restricted stock units to new hires. The equity award committee may grant restricted stock units and stock options in connection with new hires and promotions and in recognition of achievements. Our policies prohibit the granting of equity incentive awards when the Corporation is in possession of material, nonpublic information. For additional information on the Committee's practices, see the Corporate Governance section of this proxy statement.

  Stock Ownership Guidelines

        Because we believe strongly in linking the interests of management with those of our stockholders, we instituted stock ownership guidelines in 1996 that require each of the named executives to own, within five years of the date of assuming a senior management position, common stock, including restricted stock units, worth a multiple of base salary including merit and promotional increases over time. Unexercised stock options do not count towards meeting the stock ownership guidelines. Messrs. Wilson, Ruebenson, Simonson, and Pilch have met their respective goals. Mr. Civgin has until March 2014 to meet his goal. Ms. Mayes has until March 2013 to meet her goal. For the CEO, the goal is seven times salary. For the other named executives except for Mr. Pilch, the goal is four times salary. For Mr. Pilch, the goal is two times salary. After a named executive meets the guideline for the position, if the value of his or her shares does not equal the specified multiple of base salary solely due to the fact that the value of the shares has declined, the executive is still deemed to be in compliance with the guideline. However, any executive in that situation may not sell any shares acquired upon the exercise of an option or conversion of any equity award except to satisfy tax withholding obligations, until the value of his or her shares again equals the specified multiple of base salary. In accordance with our policy on insider trading, all officers, directors, and employees are prohibited from engaging in transactions with respect to any securities issued by Allstate or any of its subsidiaries that might be considered speculative or regarded as hedging, such as selling short or buying or selling options.

  Variation in Total Value of Allstate Equity Holdings Including Outstanding Awards as a Result of Change in Stock Price

        The following two charts illustrate how cumulative stockholder returns affect the total value of the named executives' equity holdings, including the shares of Allstate common stock that they own and their outstanding options and restricted stock units. The first chart illustrates the total value of shares of Allstate stock owned plus the total value of all outstanding equity awards held by each named executive as of December 31, 2008, except for Mr. Hale who retired on March 31, 2008, using the price of Allstate stock as of the end of 2003, 2004, 2005, 2006, 2007, and 2008. Because the chart is based on stock and awards held as of December 31, 2008, it does not reflect year-to-year changes due to new awards, the exercise or forfeiture of awards, or sales or acquisition of shares throughout the five year period. The change in the total value of the named executives' shares of stock owned and outstanding restricted stock and restricted stock unit awards generally varies with cumulative stockholder returns for Allstate.

        The second chart displays actual cumulative stockholder returns over the same period.

Cumulative Stockholder Return Indexed to December 31, 2003

  Long-Term Incentive Awards—Cash

        Long-term cash incentive awards, which are being phased out starting in 2009, are designed to reward executives for collective results attained over a three-year performance cycle. The Compensation and Succession Committee approved performance measures and threshold, target, and maximum goals for long-term cash incentive awards at the beginning of each three-year cycle and a new cycle started every year. For the 2006-2008 cycle, there were three performance measures. The target goals for each performance measure, the actual results, and the relative weight of each measure are shown in the following table. The selection and weighting of these measures is intended to focus executive attention on the collective achievement of Allstate's long-term financial goals across its various product lines. A description of each performance measure is provided under the "Performance Measures" caption at the end of this CD&A.

LONG-TERM CASH INCENTIVE AWARDS, 2006-2008 CYCLE
PERFORMANCE MEASURES, WEIGHTING, AND TARGET GOALS(1)

Performance Measures	Percentage weight of the total potential award(2)	Target	Actual	Achievement relative to threshold, target, maximum goals(3)
Average adjusted return on equity	50%	5th position relative to peers	6th position relative to peers	Between threshold and target
Allstate Protection growth in policies in force over the 3-year cycle	25%	5.0%	(0.4)%	Below threshold
Allstate Financial return on total capital over the 3-year cycle	25%	9.5%	9.1%	Between threshold and target

(1)
Information regarding our performance measures is disclosed in the limited context of our annual and long-term cash incentive awards and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

(2)
Same weight applied for all named executives.

(3)
Stated as a percentage of target goals with a range from 0% to 300%, the actual performance comprises 40% for the average adjusted return on equity measure, 0% for the Allstate Protection measure and 5% for the Allstate Financial measure. The weighted results for all three measures stated as a percentage of the target goals for all the named executives was 45%.

        The target goal for the average adjusted return on equity was set at a level representing average projected industry performance. The target goals for Allstate Protection growth in policies in force over the three-year cycle and Allstate Financial return on total capital over the three-year cycle were based on evaluations of our historical performance and plans to drive projected performance.

        The average adjusted return on equity measure compares Allstate's performance to the peer insurance companies listed on page 38. However, for the 2006-2008 cycle, Cincinnati Financial Corporation was excluded because it pursues a buy-and-hold equity investment strategy different than the other peers that has resulted in a significant build up of unrealized capital gains in its equity portfolio, which impacts its adjusted return on equity making it less comparable to Allstate's performance and, for Safeco Corporation, the net income calculation was adjusted to use net income from July 2007 through June 2008 prior to its acquisition by Liberty Mutual Group in 2008. Allstate's ranked position relative to this peer group determines the percentage of the total target award for this performance measure to be paid, as indicated in the following table. However no payment is made unless the average adjusted return on equity exceeds the average risk free rate of return on three-year Treasury notes over the three-year cycle, plus 200 basis points, regardless of Allstate's standing compared to the peer group. For the 2006-2008 cycle, we achieved the 6th position and did not meet the target level of performance. The average adjusted return on equity exceeded the average risk free rate of return by 975 basis points.

 AVERAGE ADJUSTED RETURN ON EQUITY RELATIVE
TO PEER GROUP, 2006-2008 CYCLE

	Peer Position	% of Target Award
Threshold	9-10	0%
	8	40%
	7	60%
	6	80%
Target	5	100%
	4	150%
	3	200%
	2	250%
Maximum	1	300%

        Target award opportunities approved by the Committee are stated as a percentage of annual base salary. Award opportunities for the named executives are capped at 300% of the target awards. Awards for each cycle are calculated using base salary in effect at the beginning of the cycle, as adjusted by any promotional increases granted during the course of the cycle on a prorated basis. For the 2006-2008 cycle, the long-term cash incentive target awards for the named executives, as a percentage of base salary, were as follows: Mr. Wilson-120% for the portion of the cycle prior to his promotion to CEO, 140% for the portion of the cycle after his promotion to CEO and prior to his promotion to chairman, and 155% for the remainder of the cycle, Mr. Ruebenson-70% for the portion of the cycle prior to his promotion to President of Allstate Protection, and 100% for the remainder of the cycle, Messrs. Civgin, Hale, and Simonson-80%, Ms. Mayes-70%, and Mr. Pilch-40%. The size of these target awards is based on each executive's level of responsibility for contributing to our long-term performance and overall market competitiveness.

        Unless otherwise adjusted by the Committee, in calculating the long-term cash incentive awards, our achievement with respect to each performance measure for a particular cycle is expressed as a percentage of the target goal with interpolation applied between threshold and target goals and between target and maximum goals. The amount of each named executive's award is the sum of the amounts calculated using the following calculation for all of the long-term cash incentive performance measures.

Actual performance interpolated relative to threshold and target on a range of 0% to 100% and relative to target and maximum on a range of 100% to 300%	X	Weighting	X	Target award opportunity as a percentage of salary*	X	Salary*

*
Base salary in effect at the beginning of the cycle, as adjusted by any promotional increases granted during the course of the cycle on a prorated basis.

        The weighting for each named executive is provided on page 47. Long-term cash incentive awards based on the achievement of the performance measures for the 2006-2008 cycle were paid in March 2009 and are included in the amounts reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table and broken out separately from annual cash incentive awards in a footnote to that table. The threshold, target, and maximum long-term cash incentive award opportunities for the 2008-2010 cycle are included in the Estimated Future Payouts under Non-Equity Incentive Plan Awards column in the Grants of Plan-Based Awards table.

 Other Elements of Compensation

        To remain competitive with other employers and to attract, retain, and motivate highly talented executives and other employees, we provide the benefits listed in the following table. We do not provide executives with separate dining or other facilities, or individually owned life insurance policies, and we do not maintain real property for the exclusive personal use or enjoyment by executives. Our Board encourages the CEO to use our corporate aircraft in order to deal with job responsibilities and time constraints and to avoid the risks of commercial air travel.

Benefit or Perquisite	Named Executives	Other Officers and Certain Managers		All Full-time and Regular Part-time Employees
401(k)(1) and defined benefit pension	✓	✓		✓
Supplemental retirement benefit	✓	✓
Health and welfare benefits(2)	✓	✓		✓
Supplemental long-term disability and executive physical program	✓	✓	(3)
Deferred compensation	✓	✓
Tax preparation and financial planning services	✓	✓	(4)
Cell phones, ground transportation and personal use of aircraft	✓	✓	(5)

(1)
Allstate contributed $0.50 for every dollar of basic pre-tax deposits made in 2008 (up to 5 percent of eligible pay) for eligible participants, including the named executive officers.

(2)
Including medical, dental, vision, life, accidental death and dismemberment, long-term disability, and group legal insurance.

(3)
An executive physical program is available to all officers.

(4)
All officers are eligible for tax preparation services. Financial planning services are provided to the senior management team only (the senior officers who sit on the Board of Allstate Insurance Company).

(5)
Ground transportation is available to members of the senior management team only. In limited circumstances approved by the CEO, members of our senior management team are permitted to use our corporate aircraft for personal purposes. Cell phones are available to members of the senior management team, other officers and certain managers, and certain employees depending on their job responsibilities.

Retirement Benefits

        Each named executive officer participates in two different defined benefit pension plans. The Allstate Retirement Plan (ARP) is a tax qualified defined benefit pension plan available to all of our regular full-time and regular part-time employees who meet certain age and service requirements. The benefit formulas under the ARP are the same for all participants, including the named executives, and are intended to provide an assured retirement income related to an employee's level of compensation and length of service at no cost to the employee. This benefit can supplement other sources of income such as our 401(k) plan, social security, personal savings, and other assets. As the ARP is a tax qualified plan, federal tax law places limits on (1) the amount of an individual's compensation that can be used to calculate plan benefits and (2) the total amount of benefits payable to a participant under the plan on an annual basis. These limits may result in a lower benefit under the ARP than would have been payable if the limits did not exist for certain of our employees. Therefore, the Allstate Insurance Company Supplemental Retirement Income Plan (SRIP) was created for the purpose of providing ARP-eligible employees whose compensation or benefit amount exceeds the federal limits with an additional defined benefit in an amount equal to what would have been payable under the ARP if the federal limits described above did not exist.

        In addition to the ARP and SRIP, Ms. Mayes has a supplemental nonqualified retirement benefit agreement which provides for additional cash balance pay credits. Ms. Mayes was provided with a pension enhancement to compensate for retirement benefits that she was foregoing from her prior employer when she joined Allstate in 2007.

Change-in-Control and Post-Termination Benefits

        We do not view the change-in-control benefits or post-termination benefits as additional elements of compensation due to the fact that a change-in-control or other triggering event may never occur. However, the use and structure of our change-in-control and post-termination plans are consistent with our compensation objectives to attract, motivate, and retain highly talented executives. In addition, we believe the change-in-control arrangements preserve morale and productivity, provide a long-term commitment to job stability and financial security, and encourage retention in the face of the possibly disruptive impact of an actual or potential change-in-control of Allstate. Our change-in-control benefits ensure that the interests of our executives will be materially consistent with the interests of our stockholders when considering corporate transactions.

        Our change-in-control arrangements are intended to reassure executives that they will receive previously deferred compensation and that prior equity awards will be honored because decisions as to whether to provide these amounts are not left to management and the directors in place after a change-in-control. We also provide certain protections for annual and long-term incentive awards and benefits if an executive's employment is terminated within a specific period after a change-in-control. These benefits following a change-in-control are intended to provide executives with sufficient incentive to stay with Allstate in the event of a change-in-control and provide executives with some measure of job and financial security so that they are not distracted from working on behalf of stockholders prior to or after a change-in-control. The change-in-control and post-termination arrangements which are described in the "Potential Payments as a Result of Termination or Change-in-Control" section are not provided exclusively to the named executives. For example, certain cash severance benefits are provided to all regular full-time and regular part-time employees. In addition, a larger group of management employees is eligible to receive many of the post-termination benefits described in this section.

        In 2007, the Compensation and Succession Committee directed its executive compensation consultant to review the change-in-control arrangements afforded Allstate's officers relative to competitive practice, generally and within the industry. The resulting analysis showed that Allstate's arrangements were generally consistent with market practice. However, the analysis did identify certain benefits, related to potential payments upon change-in-control, that were not aligned with current market practice. In addition, Allstate identified various provisions of the change-in-control agreements that required revision to comply with new Internal Revenue Service regulations. In November 2007, the Committee approved amended agreements effective December 31, 2007, which Messrs. Pilch, Ruebenson, Simonson, and Wilson, and Ms. Mayes executed on or after February 26, 2008. The following is a summary of the more significant changes:

  •
  The definition of good reason was amended to eliminate severance benefits if the named executive voluntarily elects to terminate employment during the 13th month following a change-in-control.

  •
  The period during which change-in-control protections remain in force was reduced from three years to two years following a change-in-control.

  •
  The change-in-control severance payment will no longer include a multiple of the annualized long-term cash incentive award.

Mr. Hale elected to terminate his change-in-control agreement on February 26, 2008 in light of his retirement on March 31, 2008. Mr. Civgin executed the agreement upon his hire in September, 2008.

Impact of Tax Considerations on Compensation

        We are subject to a limit of $1 million per executive on the amount of the tax deduction we are entitled to take for compensation paid in a year to our CEO and the three other most highly compensated officers as of the last day of the fiscal year in which the compensation is paid unless the compensation meets specific standards. We may deduct more than $1 million in compensation if the standards are met, including that the compensation is "performance based" and is paid pursuant to a plan that meets certain requirements. The Compensation and Succession Committee considers the impact of this rule in developing, implementing, and administering our compensation programs and balances this rule with our goal of structuring compensation programs that attract, motivate, and retain highly talented executives.

        Our compensation programs are designed and administered so that payments to affected executives can be fully deductible. However, in light of the balance mentioned above and the need to maintain flexibility in administering compensation programs, in any year we may authorize compensation in excess of $1 million that does not meet the required standards for deductibility. The amount of compensation paid in 2008 that was not deductible for tax purposes was $1,461,523.

        The Internal Revenue Code was amended effective January 1, 2005 to impose tax, interest, and penalties on the recipients of deferred compensation that does not meet specified requirements. Our deferred compensation arrangements have been amended so that recipients can avoid being subject to the tax, interest, and penalties imposed by Section 409A of the Internal Revenue Code.

Summary Compensation Table for 2008, 2007 and 2006 and Grants of Plan-Based Awards Table for 2008

SUMMARY COMPENSATION TABLE(1)

        The following table sets forth information concerning the compensation of the named executives for the last three fiscal years. As discussed on page 38, there have been changes to our named executives over this period of time. So, for each executive, the information is limited to the years for which he or she was a named executive.

NAME	YEAR	SALARY ($)	BONUS ($)(2)	STOCK AWARDS ($)(3)	OPTION AWARDS ($)(4)		NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(5)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(6)		ALL OTHER COMPENSATION ($)(7)	TOTAL ($)
Thomas J. Wilson	2008	1,040,769	—	1,866,565	3,704,513		736,261	945,884	(8)	49,938	8,343,930
(Chairman, President	2007	957,596	—	1,594,980	3,094,995		3,551,118	147,203		79,449	9,425,341
and Chief Executive Officer)	2006	825,584	—	1,425,678	2,206,938		2,655,828	605,793		111,234	7,831,055
Don Civgin (Vice President and Chief Financial Officer)	2008	158,654	221,501	24,402	49,508		16,750	0		7,594	478,409
Michele C. Mayes (Vice President and General Counsel)	2008	541,962	—	612,566	1,562,504		46,008	55,906	(9)	42,892	2,861,838
George E. Ruebenson	2008	625,008	—	992,224	1,820,671		203,852	1,294,264	(10)	23,688	4,959,707
(President, Allstate Protection)	2007	564,335	—	817,869	1,403,529		1,144,396	188,684		37,602	4,156,415
Eric A. Simonson	2008	655,556	—	566,312	1,076,219		461,763	682,450	(11)	28,512	3,470,812
(President, Allstate	2007	613,068	—	510,368	963,378		1,718,184	329,520		31,939	4,166,457
Investments, LLC)	2006	570,852	—	1,082,184	1,523,000		1,388,767	324,487		31,187	4,920,477
Danny L. Hale	2008	166,389	—	92,758	174,522		167,235	50,866	(12)	7,175	658,945
(former Vice President	2007	603,306	—	516,592	1,076,855		1,486,043	50,433		29,783	3,763,012
and Chief Financial Officer)	2006	581,082	—	1,098,336	1,655,660	(19)	1,592,597	64,173		28,533	5,020,381
Samuel H. Pilch (former Acting Vice President and Chief Financial Officer, and Controller)	2008	403,786	21,010	486,466	509,001		91,951	317,545	(13)	20,471	1,850,230

(1)
As described in footnotes 3 and 4, the accounting treatment of stock and option awards is substantially different for the named executives who are retirement eligible compared to those who are not.

(2)
When Mr. Civgin joined Allstate in 2008, he was paid a bonus of $100,000. In addition, because he was guaranteed an annual cash incentive award at target, a portion of that award, $121,501, is treated as bonus. For Mr. Pilch, discretion was exercised to increase his annual cash incentive award. That portion, $21,010, is treated as bonus.

(3)
The compensation cost recognized in our audited financial statements for the relevant year for restricted stock and restricted stock unit awards, computed in accordance with FAS 123R, disregarding any estimate of forfeitures. Under FAS 123R, the cost of these awards must be amortized over the shorter of the vesting period or the period ending on the executive's retirement eligibility date. Even though the restrictions on restricted stock units and restricted stock expire in one or more installments over four years and expiration is not accelerated upon retirement: (a) because Messrs. Hale, Pilch, and Simonson were or became retirement eligible during 2006, the cost for each year indicated opposite their respective names includes the entire grant date fair value of their respective restricted stock unit awards granted in that year and (b) because Mr. Ruebenson became retirement eligible in May of 2008, the cost for 2008 includes the entire grant date fair value of his 2008 restricted stock unit award and the cost that had not previously been recognized in our financial statements for restricted stock and restricted stock awards granted in 2004 through 2007. None of the named executives forfeited any restricted stock or restricted stock unit awards in 2006 through 2008. The number of restricted stock units granted in 2008 to each named executive is provided in the Grants of Plan-Based Awards table on page 54. The fair value of restricted stock units and restricted stock awards is based on the market value of Allstate's stock as of the date of grant.

(4)
The compensation cost recognized in our audited financial statements for the relevant year for stock option awards, computed in accordance with FAS 123R disregarding any estimate of forfeitures. Under FAS123R, the cost of these stock option awards must be amortized over the shorter of the vesting period or the period ending on the executive's retirement eligibility date. Even though the awards vest in installments over four years and vesting is not accelerated upon retirement: (a) because Messrs. Hale, Pilch, and Simonson were or became retirement eligible during 2006, the cost for each year indicated opposite their respective names includes the entire grant date fair value of their respective awards granted in that year and (b) because Mr. Ruebenson became retirement eligible in May of 2008, the cost for 2008 includes the entire grant date fair value of his 2008 award and the cost that had not previously been recognized in our financial statements for awards granted in 2004 through 2007. None of the named executives forfeited option awards

Footnotes continue

  during the period of 2006 through 2008. The fair value of each option award is estimated on the date of grant using a binomial lattice model for the 2008, 2007, 2006 and 2005 awards and the Black-Scholes option-pricing model for the 2004 and 2003 awards. The fair value of each option award is estimated on the date of grant using the assumptions as set forth in the following table:

	2008	2007	2006	2005	2004	2003
Weighted average expected term	8.1 years	6.9 years	7.1 years	7.3 years	6 years	6 years
Expected volatility	16.9 - 58.6%	14.4 - 37.7%	17.0 - 30.0%	12.8 - 30.0%	30%	30%
Weighted average volatility	23.1%	23.2%	28.1%	27.4%	—	—
Expected dividends	3.1%	2.3%	2.6%	2.4%	2.4%	2.7%
Risk-free rate	0.2 - 4.1%	2.8 - 5.3%	4.3 - 5.2%	2.3 - 4.5%	3.3%	3.2%

  The number of options granted in 2008 to each named executive is provided in the Grants of Plan-Based Awards table.

(5)
Amounts earned under the Annual Executive Incentive Compensation Plan and the Annual Covered Employee Incentive Compensation Plan are paid in the year following performance. Amounts earned under the Long-Term Executive Incentive Compensation Plan are paid in the year following the performance cycle. The amounts shown in the table above include amounts earned in 2008, 2007, and 2006 and payable under these plans in 2009, 2008, and 2007, respectively. The break-down for each component is as follows:

Name	Year	Annual Cash Incentive Award Amount	Cycle	Long-Term Cash Incentive Award Amount
Mr. Wilson	2008	$151,685	2006-2008	$584,576
	2007	$2,504,504	2005-2007	$1,046,614
	2006	$1,894,112	2004-2006	$761,716
Mr. Civgin	2008	$16,750	2006-2008	$0
Ms. Mayes	2008	$46,008	2006-2008	$0
Mr. Ruebenson	2008	$0	2006-2008	$203,852
	2007	$797,725	2005-2007	$346,671
Mr. Simonson	2008	$265,203	2006-2008	$196,560
	2007	$1,302,187	2005-2007	$415,997
	2006	$1,023,967	2004-2006	$364,800
Mr. Hale	2008	$14,683	2006-2008	$152,552
	2007	$1,050,040	2005-2007	$436,003
	2006	$1,193,597	2004-2006	$399,000
Mr. Pilch	2008	$23,565	2006-2008	$68,386
(6)
Amounts reflect the aggregate increase in actuarial value of the pension benefits as set forth in the Pension Benefits table, accrued during 2008, 2007, and 2006. These are benefits under the Allstate Retirement Plan (ARP), the Allstate Insurance Company Supplemental Retirement Income Plan (SRIP), and for 2008, the pension enhancement for Ms. Mayes. Non-qualified deferred compensation earnings are not reflected since our Deferred Compensation Plan does not provide above-market earnings. For 2007 and 2006, the pension plan measurement date used for financial statement reporting purposes, October 31, as well as the methodology employed for purposes of Allstate's financial statements, were used in the calculation of the change in present value. For 2008, the pension plan measurement date was changed to December 31 to comply with Financial Accounting Standards Board requirements. (See note 16 to our audited financial statements for 2008.) The change in pension plan measurement date significantly increased the Change in Pension Value reported for named executives who earn final average pay benefits. The increase results from the additional two months of service and the inclusion of an additional full year of compensation in the calculation of the December 31 accrued benefit. For example, for Mr. Wilson, had the pension measurement date remained at October 31, the Change in Pension Value would have been $418,048, which is $527,836 less than the Change in Pension Value using a December 31 pension plan measurement date.

(7)
The "All Other Compensation for 2008—Supplemental Table" provides details regarding the amounts for 2008 for this column.

(8)
Reflects increases in the actuarial value of the benefits provided to Mr. Wilson pursuant to the ARP and SRIP of $9,032 and $936,852 respectively. See note 6 regarding the impact of the change in pension plan measurement date.

(9)
Reflects increases in the actuarial value of the benefits provided to Ms. Mayes pursuant to the ARP, SRIP, and pension enhancement of $0, $2,524, and $53,382 respectively.

(10)
Reflects increases in the actuarial value of the benefits provided to Mr. Ruebenson pursuant to the ARP and SRIP of $35,389 and $1,258,875, respectively.

(11)
Reflects increases in the actuarial value of the benefits provided to Mr. Simonson pursuant to the ARP and SRIP of $53,037 and $629,413, respectively.

(12)
Reflects increases in the actuarial value of the benefits provided to Mr. Hale pursuant to the ARP and SRIP of $7,999 and $42,867, respectively.

(13)
Reflects increases in the actuarial value of the benefits provided to Mr. Pilch pursuant to the ARP and SRIP of $61,707 and $255,838, respectively.

ALL OTHER COMPENSATION FOR 2008—SUPPLEMENTAL TABLE
(In dollars)

        The following table describes the incremental cost of other benefits provided in 2008 that are included in the "All Other Compensation" column.

Name		Personal Use of Aircraft(1)	Tax Gross-Ups		401(k) Match(4)	Other(5)	Total All Other Compensation
Mr. Wilson	2008	10,030	0		5,750	34,158	49,938
Mr. Civgin	2008	0	0		3,173	4,421	7,594
Ms. Mayes	2008	0	2,893	(2)	5,750	34,249	42,892
Mr. Ruebenson	2008	0	0		5,750	17,938	23,688
Mr. Simonson	2008	0	0		5,750	22,762	28,512
Mr. Hale	2008	0	0		0	7,175	7,175
Mr. Pilch	2008	0	835	(3)	5,750	13,886	20,471

(1)
The amount reported for personal use of aircraft is based on the incremental cost method. The incremental cost of aircraft use is calculated based on average variable costs to Allstate. Variable operating costs include fuel, maintenance, weather-monitoring, on-board catering, landing/ramp fees, and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of flight hours flown by the aircraft to derive an average variable cost per flight hour. This average variable cost per flight hour is then multiplied by the flight hours flown for personal use to derive the incremental cost. This method of calculating the incremental cost excludes fixed costs that do not change based on usage, such as pilots' and other employees' salaries, costs incurred in purchasing the aircraft, and non-trip related hangar expenses. For tax purposes, income is imputed to the executive for non-business travel based on a multiple of the Standard Industry Fare Level (SIFL) rates. We estimate the personal use results in an increase in corporate income tax expense of approximately $17,404 (which is not included in this column).

(2)
The amount reimbursed for the payment of taxes with respect to imputed income for relocation assistance. Relocation assistance is available for all employees transferred at Allstate's request.

(3)
The amount reimbursed for the payment of taxes with respect to imputed income for tax preparation services. We eliminated tax gross-ups for imputed income relating to tax preparation services, effective January 1, 2008 for the senior management team and effective January 1, 2009 for elected and appointed officers.

(4)
Each of the named executives participated in our 401(k) plan during 2008. The amount shown is the amount allocated to their accounts as employer matching contributions.

(5)
"Other" consists of premiums for group life insurance and personal benefits and perquisites consisting of cell phones, tax preparation services, financial planning, executive physicals, ground transportation, and supplemental long-term disability coverage, and for Ms. Mayes, additional expenses for relocation assistance that were not part of the standard relocation package. None of the personal benefits and perquisites individually exceeded the greater of $25,000 or 10% of the total amount of these benefits for the named executives. There was no incremental cost for use of the cell phone. We provide supplemental long-term disability coverage to regular full-time and regular part-time employees whose annual earnings exceed the level which produces the maximum monthly benefit provided by the Group Long Term Disability Insurance Plan. This coverage is self-insured (funded and paid for by Allstate when obligations are incurred). No obligations for the named executives were incurred in 2008 and so no incremental cost is reflected in the table.

 GRANTS OF PLAN-BASED AWARDS AT FISCAL YEAR-END 2008(1)

        The following table provides information about non-equity incentive plan awards and equity awards granted to our named executives during the fiscal year 2008.

						All Other Stock Awards: Number of Shares of Stock or Units (#)
							All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Shr)(3)	Grant Date Fair Value ($)(4)
Name	Grant Date	Plan Name	Threshold ($)	Target ($)	Maximum ($)				Stock Awards	Option Awards
Mr. Wilson	—	Long-term cash incentive, 2008-2010 cycle	0	1,488,000	4,464,000
	—	Annual cash incentive	338,400	1,152,000	3,456,000
	Feb. 26, 2008	Restricted stock units	—	—	—	36,705			1,791,938
	Feb. 26, 2008	Stock options	—	—	—		338,316	$48.82		3,393,309
Mr. Civgin	—	Long-term cash incentive, 2008-2010 cycle	0	339,142	1,017,425
	—	Annual cash incentive	40,611	138,251	414,754
	Sept. 8, 2008	Restricted stock units(5)	—	—	—	6,300			292,824
	Sept. 8, 2008	Stock options(5)	—	—	—		65,000	$46.48		594,100
Ms. Mayes	—	Long-term cash incentive, 2008-2010 cycle	0	367,500	1,102,500
	—	Annual cash incentive	107,953	367,500	1,102,500
	Feb. 26, 2008	Restricted stock units	—	—	—	7,800			380,796
	Feb. 26, 2008	Stock options	—	—	—		72,100	$48.82		723,163
Mr. Ruebenson	—	Long-term cash incentive, 2008-2010 cycle	0	625,008	1,875,024
	—	Annual cash incentive	56,251	562,507	1,687,522
	Feb. 26, 2008	Restricted stock units	—	—	—	13,500			659,070
	Feb. 26, 2008	Stock options	—	—	—		124,400	$48.82		1,247,732
Mr. Simonson	—	Long-term cash incentive, 2008-2010 cycle	0	500,198	1,500,595
	—	Annual cash incentive	250,099	500,198	1,500,595
	Feb. 26, 2008	Restricted stock units	—	—	—	11,600			566,312
	Feb. 26, 2008	Stock options	—	—	—		107,300	$48.82		1,076,219
Mr. Hale	—	Long-term cash incentive, 2008-2010 cycle	0	40,064	120,193
	—	Annual cash incentive	35,601	121,196	363,589
	Feb. 26, 2008	Restricted stock units	—	—	—	1,900			92,758
	Feb. 26, 2008	Stock options	—	—	—		17,400	$48.82		174,522
Mr. Pilch	—	Long-term cash incentive, 2008-2010 cycle	0	155,602	466,805
	—	Annual cash incentive	57,135	194,502	583,506
	Feb. 26, 2008	Restricted stock units	—	—	—	3,300			161,106
	Feb. 26, 2008	Stock options	—	—	—		30,700	$48.82		307,921
	Sept. 8, 2008	Restricted stock units(6)	—	—	—	7,000			325,360
	Sept. 8, 2008	Stock options(6)	—	—	—		22,000	$46.48		201,080

(1)
Awards under the Annual Covered Employee Incentive Compensation Plan, the Annual Executive Incentive Compensation Plan, the Long-Term Executive Incentive Compensation Plan, and the 2001 Equity Incentive Plan.

(2)
Mr. Civgin's award has been prorated to reflect his effective hire date as of September 8, 2008 and Mr. Hale's award has been prorated to reflect his retirement as of March 31, 2008. Because Mr. Civgin was guaranteed an annual cash incentive award at target, a portion of it has been reported as bonus in the Summary Compensation Table.

(3)
The exercise price of each option is equal to the fair market value of Allstate's common stock on the date of grant. Fair market value is equal to the closing sale price on the date of grant or, if there was no such sale on the date of grant, then on the last previous day on which there was a sale.

(4)
The aggregate grant date fair value of restricted stock unit and stock option awards for 2008, computed in accordance with FAS123R. The assumptions used in the valuation are discussed in note 17 to our audited financial statements for 2008.

(5)
Stock options and restricted stock units awarded as a new hire grant.

(6)
Stock options and restricted stock units awarded for serving as Acting Chief Financial Officer and Vice President for the period of March 3, 2008 through September 8, 2008.

The following discussion of incentive compensation for 2008 elaborates on the more general information provided above in the CD&A.

  CEO Compensation

        The amount of Mr. Wilson's total compensation and the amount of each element are driven by the design of our compensation plans, his years of experience, and the scope of his duties, including his responsibilities for Allstate's overall strategic direction, performance, and operations, as well as the Compensation and Succession Committee's analysis of competitive compensation data for CEOs of peer insurance companies and general CEO compensation practices prevailing in the U.S. Because of his leadership responsibilities, his leadership experience, and his ultimate accountability for performance of the company, the Committee awarded him higher salary and larger equity and annual cash incentive awards as compared to the executive officers who report to him. In addition, because Mr. Wilson earns final average pay benefits under our defined benefit pension plans, the change in his pension value was significantly larger than that of Mr. Hale and Ms. Mayes who earn cash balance benefits. The change in Mr. Wilson's pension value as reported in the Summary Compensation Table also was significantly impacted by the change in pension plan measurement date from October 31 to December 31. If the pension plan measurement date had remained at October 31, the change in Mr. Wilson's pension value would have been $527,836 less than the $945,884 amount reflected in the Change in Pension Value column of the Summary Compensation Table.

  Non-Equity Incentive Compensation

        Annual and long-term cash incentive awards earned by the named executives in 2008 are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. That column includes each named executive's annual cash incentive award for 2008 and long-term cash incentive award for the 2006-2008 cycle. The amount attributable to annual and long-term, respectively, is provided in a footnote to the Summary Compensation Table.

  Annual cash incentive awards—estimated future payouts

        The Estimated Future Payouts Under Non-Equity Incentive Plan Awards column of the Grants of Plan-Based Awards at Fiscal Year-End 2008 table includes the threshold, target, and maximum award opportunities for 2008 annual cash incentive compensation and correlates to the actual amount of the annual cash incentive awards earned for 2008 included in the amount reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. When Mr. Civgin joined Allstate, he was guaranteed an annual cash incentive award at target, and so a portion of that award is reported as bonus in the Summary Compensation Table. Unless otherwise adjusted by the Compensation and Succession Committee, the amount of each named executive's annual cash incentive award is calculated as described on page 43. The amount specified in the Grants of Plan Based Awards Table as the target and maximum annual cash incentive award for each named executive is the amount that would have been earned if Allstate had achieved the target and maximum goals, respectively, on all of the performance measures.

        The amount specified in the Grants of Plan Based Awards Table as the threshold annual cash incentive award for each named executive is the amount that would have been earned if Allstate had achieved the threshold goals on certain performance measures: corporate-level adjusted operating income per diluted share; Allstate Financial adjusted net income and operating income; and all of the performance measures for Allstate Investments. No portion of the annual cash incentive awards would have been earned with respect to the other performance measures unless the threshold goals for those measures were exceeded. If Allstate had not achieved the threshold goal on corporate-level adjusted operating income per diluted share; Allstate Financial adjusted net income and operating income; or any of the performance measures for Allstate Investments, it is possible that a lower award would have been earned based on achievement in excess of threshold for one or more other performance measures. Also, if Allstate failed to achieve the threshold goals for all of the performance measures, the awards for all of the named executives would have been zero.

  Long-term cash incentive awards 2008-2010 cycle—estimated future payouts

        The Estimated Future Payouts Under Non-Equity Incentive Plan Awards column of the Grants of Plan-Based Awards at Fiscal Year-End 2008 table also includes the threshold, target, and maximum award opportunities for the long-term cash incentive awards for the 2008-2010 cycle. The actual amount of long-term cash incentive awards earned for the 2008-2010 cycle will be reported in the Summary Compensation Table for the fiscal year ended December 31, 2010. The actual amount of long-term cash incentive awards earned for the 2007-2009 cycle will be reported in the Summary Compensation Table for the fiscal year ended December 31, 2009. For the 2008-2010 cycle, the amount of each named executive's award is the sum of the amounts calculated using the following calculation for all of the long-term cash incentive performance measures. For the 2008-2010 cycle, the target award opportunities for the named executives, stated as a percentage of salary, are as follows: Mr. Wilson—140% for the portion of his cycle prior to his promotion to chairman and 155% for the remainder of the cycle, Mr. Ruebenson—100%, Messrs. Civgin, Hale and Simonson—80%, Ms. Mayes—70%, and Mr. Pilch-40%.

Actual performance interpolated relative to threshold and target on a range of 0% to 100% and relative to target and maximum on a range of 100% to 300%	X	Weighting	X	Target award opportunity as a percentage of salary*	X	Salary*

*
Base salary in effect at the beginning of the cycle, as adjusted by any promotional increases granted during the course of the cycle on a prorated basis.

        The weighting for each named executive is provided below. The amount specified in the Grants of Plan Based Awards Table as the threshold, target, and maximum long-term cash incentive award for each named executive is the amount that will be earned if Allstate achieves the threshold, target, and maximum goals, respectively, on all of the performance measures.

        The performance measures, weighting, and goals for the 2008-2010 cycle are set forth in the following table. A description of each performance measure is provided under the "Performance Measures" caption at the end of this CD&A.

LONG-TERM CASH INCENTIVE AWARDS, 2008-2010 CYCLE
PERFORMANCE MEASURES, WEIGHTING, AND TARGET GOALS(1)

Performance Measures	Percentage weight of the total potential award(2)	Target
Average adjusted return on equity relative to peers	50%	5th position relative to peers
Allstate Protection growth in policies in force over the 3-year cycle	25%	5%
Allstate Financial return on total capital	25%	9.5%

(1)
Information regarding our performance measures is disclosed in the limited context of our annual and long-term cash incentive awards and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

(2)
Same weight applied for all named executives.

        For the return on equity measure, Allstate's performance will be ranked relative to the peer insurance companies listed on page 38 as indicated in the following table. However, for the 2008-2010 cycle, Cincinnati Financial Corporation and Safeco Corporation were excluded. Cincinnati Financial Corporation was excluded because it pursues a buy-and-hold equity investment strategy different than the other peers that has resulted in a significant build up of unrealized capital gains in its equity portfolio, which impacts its adjusted return on equity making it less comparable to Allstate's performance, and Safeco Corporation was excluded due to its acquisition by the Liberty Mutual Group in 2008.

AVERAGE ADJUSTED RETURN ON EQUITY RELATIVE
TO PEER GROUP, 2008-2010 CYCLE

	Peer Position	% of Target Award
Threshold	9	0%
	8	40%
	7	60%
	6	80%
Target	5	100%
	4	150%
	3	200%
	2	250%
Maximum	1	300%

  Equity Compensation

        Restricted stock unit awards, restricted stock awards, and stock option awards granted to the named executives are reported in the following columns to these tables:

Equity awards	Tables and Columns
Restricted stock units/Restricted Stock	Stock Awards column in the Summary Compensation Table	All Other Stock Awards column in the Grants of Plan-Based Awards table	Stock Awards columns in the Outstanding Equity Awards at Fiscal Year-End table
Stock options	Option Awards column in the Summary Compensation Table	All Other Option Awards column in the Grants of Plan-Based Awards table	Option Awards columns in the Outstanding Equity Awards at Fiscal Year-End table

        The Compensation and Succession Committee granted both restricted stock units and options in 2008. The restricted stock units granted in 2008 vest in one installment on February 25, 2012 except in certain change-in-control situations or under other special circumstances approved by the Compensation and Succession Committee. Normally, the named executive must be employed in order for the restricted stock units to vest. However, restricted stock units continue to vest following retirement on or after the normal retirement date specified in the award. If the named executive dies, then as of the date of death, all unvested restricted stock units granted in 2008 will vest and become nonforfeitable. The restricted stock units include the right to receive dividend equivalents in the same amount and at the same time as dividends paid to all Allstate common stockholders.

        The stock options granted in 2008 become exercisable in four annual installments of 25% on the first four anniversaries of the grant date and expire in ten years, except in certain change-in-control situations or under other special circumstances approved by the Compensation and Succession Committee. Normally, the named executive must be employed at the time of vesting in order for the options to vest. If the named executive terminates on or after his normal retirement date under the stock option award agreements, stock options not vested will continue to vest as scheduled. When the options become vested, they may be exercised by the named executive at any time on or before the earlier to occur of (i) the expiration date of the option and (ii) the fifth anniversary of the date of the named executive's termination of employment. If the named executive dies or becomes disabled, unvested stock options will vest and may be exercised by the named executive officer (or his personal representative, estate or transferee, as the case may be) at any time on or before the earlier to occur of (i) the expiration date of the option and (ii) the second anniversary of the date of the named executive's termination of employment. If the named executive terminates for any other reason, any portion of the option not vested will be forfeited. Vested options may be exercised at any time on or before the earlier to occur of (i) the expiration date of the option and (ii) three months after the date of the named executive's termination of employment. The options were granted with an exercise price equal to the closing sale price on the date of grant or, if there was no sale on the date of grant, then on the last previous day on which there was a sale. Each option is a nonqualified stock option. Each option includes tax withholding rights that permit the holder to elect to have shares withheld to satisfy minimum federal, state, and local tax withholding requirements. Option holders may exchange shares previously owned to satisfy all or part of the exercise price. The vested portions of all the options may be transferred during the holder's lifetime to, or for the benefit of, family members. Any taxes payable upon a transferee's subsequent exercise of the option remain the obligation of the original option holder.

Outstanding Equity Awards at Fiscal Year-End 2008

        The following table summarizes the outstanding equity awards of the named executives as of December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2008

	Option Awards(1)							Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)		Number of Securities Underlying Unexercised Options (#) Unexercisable(3)		Option Exercise Price	Option Expiration Date(4)	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(5)		Market Value of Shares or Units of Stock That Have Not Vested(6)
Mr. Wilson	Jan. 04, 1999	50,000		0		$39.19	Jan. 04, 2009
	Aug. 12, 1999	115,340		0		$35.00	Aug. 12, 2009
	May 15, 2001	112,892		0		$42.00	May 15, 2011
	Feb. 07, 2002	97,750		0		$33.38	Feb. 07, 2012
	Feb. 07, 2003	101,000		0		$31.78	Feb. 07, 2013
	Feb. 06, 2004	97,100		0		$45.96	Feb. 06, 2014
	Feb. 22, 2005	74,232		24,744		$52.57	Feb. 22, 2015	Feb. 22, 2005	16,818		$550,958
	Jun. 01, 2005	75,000		25,000		$58.47	June 01, 2015	Jun. 01, 2005	25,000		$819,000
	Jun. 17, 2005	36,639	*	12,213	*	$59.93	May 18, 2010
	Feb. 21, 2006	33,000		33,000		$53.84	Feb. 21, 2016	Feb. 21, 2006	18,700		$612,612
	Feb. 21, 2006	62,000		62,000		$53.84	Feb. 21, 2016	Feb. 21, 2006	9,500	**	$311, 220
	Feb. 20, 2007	65,583		196,752		$62.24	Feb. 20, 2017	Feb. 20, 2007	22,385		$733,333
	Apr. 30, 2007	9,272		27,819	*	$62.32	Feb. 07, 2012
	Feb. 26, 2008	0		338,316		$48.82	Feb. 26, 2018	Feb. 26, 2008	36,705		$1,202,456
											Aggregate Market Value

											$4,229,579
Mr. Civgin	Sept. 08, 2008	0		65,000		$46.48	Sep. 08, 2018	Sep. 08, 2008	6,300	(7)	$206,388
											Aggregate Market Value

											$206,388
Ms. Mayes	Nov. 12, 2007	25,000		75,000		$53.18	Nov. 12, 2017	Nov. 12, 2007	12,500	(8)	$409,500
	Feb. 26, 2008	0		72,100		$48.82	Feb. 26, 2017	Feb. 26, 2008	7,800		$255,528
											Aggregate Market Value

											$665,028
Mr. Ruebenson	Feb. 06, 2004	40,800		0		$45.96	Feb. 06, 2014
	Feb. 22, 2005	22,965		7,655		$52.57	Feb. 22, 2015	Feb. 22, 2005	4,674		$153,120
	Feb. 21, 2006	13,500		13,500		$53.84	Feb. 21, 2016	Feb. 21, 2006	3,750	**	$122,850
	Feb. 21, 2006	16,500		16,500		$53.84	Feb. 21, 2016	Feb. 21, 2006	5,000		$163,800
	Feb. 20, 2007	16,450		49,350		$62.24	Feb. 20, 2017	Feb. 20, 2007	9,100		$298,116
	Apr. 13, 2007	589		1,770	*	$61.33	Feb. 07, 2013
	Feb. 26, 2008	0		124,400		$48.82	Feb. 26, 2018	Feb. 26, 2008	13,500		$442,260
											Aggregate Market Value

											$1,180,146
Mr. Simonson	Jul. 29, 2002	125,000		0		$36.40	July 29, 2012
	Feb. 07, 2003	63,000		0		$31.78	Feb. 07, 2013	Feb. 22, 2005	8,680		$284,357
	Feb. 06, 2004	64,300		0		$45.96	Feb. 06, 2014	Feb. 21, 2006	9,100		$298,116
	Feb. 22, 2005	42,648		14,216		$52.57	Feb. 22, 2015	Feb. 21, 2006	5,500	**	$180,180
	Feb. 21, 2006	20,000		20,000		$53.84	Feb. 21, 2016	Feb. 20, 2007	8,200		$268,632
	Feb. 21, 2006	30,000		30,000		$53.84	Feb. 21, 2016	Feb. 26, 2008	11,600		$380,016
	Feb. 20, 2007	14,950		44,850		$62.24	Feb. 20, 2017
	Feb. 26, 2008	0		107,300		$48.82	Feb. 26, 2018
											Aggregate Market Value

											$1,411,301
Mr. Hale	Jan. 07, 2003	100,000	(9)	0		$38.06	Jan. 07, 2013
	Feb. 07, 2003	73,000		0		$31.78	Feb. 07, 2013	Feb. 22, 2005	9,097		$298,018
	Feb. 06, 2004	70,300		0		$45.96	Mar. 31, 2013	Feb. 21, 2006	9,400		$307,944
	Feb. 22, 2005	44,700		14,900		$52.57	Mar. 31, 2013	Feb. 21, 2006	5,500	**	$180,180
	Feb. 21, 2006	20,000		20,000		$53.84	Mar. 31, 2013	Feb. 20, 2007	8,300		$271,908
	Feb. 21, 2006	31,000		31,000		$53.84	Mar. 31, 2013	Feb. 26, 2008	1,900		$62,244
	Feb. 20, 2007	15,125		45,375		$62.24	Mar. 31, 2013
	Feb. 26, 2008	0		17,400		$48.82	Mar. 31, 2013
											Aggregate Market Value

											$1,120,294

Table continues

	Option Awards(1)					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(3)	Option Exercise Price	Option Expiration Date(4)	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested(6)
Mr. Pilch	Feb. 06, 2004	5,290	0	$45.96	Feb. 06, 2014	Feb. 22, 2005	3,255	$106,634
	Feb. 22, 2005	10,650	5,325	$52.57	Feb. 22, 2015	Apr. 12, 2005	455	$14, 906
	Apr. 12, 2005	1,092	364	$54.30	Apr. 12, 2015	Feb. 21, 2006	3,009	$98,575
	Feb. 21, 2006	7,000	7,000	$53.84	Feb. 21, 2016	Feb. 21, 2006	2,000	$65,520
	Feb. 21, 2006	9,957	9,958	$53.84	Feb. 21, 2016	Feb. 20, 2007	2,918	$95,594
	Feb. 20, 2007	5,294	15,884	$62.24	Feb. 20, 2017	Feb. 26, 2008	3,300	$108,108
	Feb. 26, 2008	0	30,700	$48.82	Feb. 26, 2018	Sep. 08, 2008	7,000	$229,320
	Sept. 08, 2008	0	22,000	$46.48	Sep. 08, 2016
								Aggregate Market Value

								$718,657

(1)
Options vest in four installments on the first four anniversaries of the grant date except as otherwise noted. The exercise price of each option is equal to the fair market value of Allstate's common stock on the date of grant. For options granted prior to 2007, fair market value is equal to the average of high and low sale prices on the date of grant, and for options granted in 2007 and thereafter, fair market value is equal to the closing sale price on the date of grant or in each case, if there was no sale on the date of grant, then on the last previous day on which there was a sale. An asterisk (*) denotes reload options issued to replace shares tendered in payment of the exercise price of prior option awards. These reload options are subject to the same vesting terms and expiration date as the original options including becoming exercisable in four annual installments beginning one year after the reload option grant date. For option awards granted after 2003, the Compensation and Succession Committee eliminated the reload feature and no new option awards will be granted that contain a reload feature.

(2)
The aggregate value and aggregate number of exercisable in-the-money options as of December 31, 2008 for each of the named executives is as follows: Mr. Wilson—$98,980 (101,000 aggregate number exercisable), Mr. Civgin—$0 (0 aggregate number exercisable), Ms. Mayes—$0 (0 aggregate number exercisable), Mr. Ruebenson—$0 (0 aggregate number exercisable), Mr. Simonson—$61,740 (63,000 aggregate number exercisable), Mr. Hale—$71,540 (73,000 aggregate number exercisable), and Mr. Pilch—$0 (0 aggregate number exercisable).

(3)
The aggregate value and aggregate number of unexercisable in-the-money options as of December 31, 2008 for each of the named executives is $0 (0 aggregate number unexercisable).

(4)
March 2013 expiration dates for Mr. Hale reflect vested stock options that expire on the fifth anniversary of the date of Mr. Hale's termination of employment. Unvested stock options and restricted stock units continue to vest as scheduled.

(5)
Except as otherwise noted, each restricted stock unit award vests in one installment on the fourth anniversary of the grant date. Double asterisk (**) denotes restricted stock units that vest in four equal installments on the first four anniversaries of the grant date.

(6)
Amount is based on the closing price of our common stock of $32.76 on December 31, 2008.

(7)
Restricted stock units awarded as a new hire grant. 2,000 restricted stock units vest on the second anniversary of the grant date and the remaining 4,300 restricted stock units vest on the fourth anniversary of the grant date.

(8)
Restricted stock units awarded as a new hire grant. 6,250 restricted stock units vest on the second anniversary of the grant date and the remaining 6,250 restricted stock units vest on the fourth anniversary of the grant date.

(9)
Stock options awarded as a new hire grant; options vested in two equal installments on the third anniversary, January 7, 2006, and the fifth anniversary, January 7, 2008, of the grant date.

Option Exercises and Stock Vested at Fiscal Year-End 2008

        The following table summarizes the options exercised by the named executives during 2008 and the restricted stock and restricted stock unit awards that vested during 2008.

OPTION EXERCISES AND STOCK VESTED AT FISCAL YEAR-END 2008

	Option Awards (as of 12/31/08)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Wilson	53,850	200,322	19,050	888,632
Mr. Civgin	0	0	0	0
Ms. Mayes	0	0	0	0
Mr. Ruebenson	0	0	7,375	344,034
Mr. Simonson	0	0	12,250	571,348
Mr. Hale	0	0	13,150	613,270
Mr. Pilch	0	0	4,121	192,226

Retirement Benefits

        Each named executive officer participates in two different defined benefit pension plans, and one of the named executive officers participates in a third arrangement that provides additional supplemental pension benefits which is referred to as the pension benefit enhancement. The following table summarizes the named executives' pension benefits.

PENSION BENEFITS

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFIT(1) ($)	PAYMENTS DURING LAST FISCAL YEAR ($)
Mr. Wilson	Allstate Retirement Plan Supplemental Retirement Income Plan	15.8 15.8	245,475 2,920,937	0 0
Mr. Civgin(2)	Allstate Retirement Plan Supplemental Retirement Income Plan	0 0	0 0	0 0
Ms. Mayes	Allstate Retirement Plan Supplemental Retirement Income Plan Ms. Mayes' pension benefit enhancement(3)	1.2 1.2 1.2	0 2,840 60,055	0 0 0
Mr. Ruebenson	Allstate Retirement Plan Supplemental Retirement Income Plan	28.0 28.0	953,043 3,508,899	0 0
Mr. Simonson	Allstate Retirement Plan Supplemental Retirement Income Plan	6.5 6.5	267,450 1,751,360	0 0
Mr. Hale	Allstate Retirement Plan Supplemental Retirement Income Plan	5.3 5.3	0 182,463	31,106 0
Mr. Pilch	Allstate Retirement Plan Supplemental Retirement Income Plan	13.2 13.2	496,727 1,477,211	0 0

(1)
With the exception of Mr. Hale's benefit, these amounts are estimates and do not necessarily reflect the actual amounts that will be paid to the named executives, which will only be known at the time they become eligible for payment. Accrued benefits were calculated as of December 31, 2008 and used to calculate the Present Value of Accumulated Benefits at December 31, 2008. December 31 is our pension plan measurement date used for financial statement reporting purposes.

(2)
Mr. Civgin is not currently a member of the ARP or SRIP and therefore, has not accrued any benefits under the ARP or SRIP.

(3)
See narrative under the heading "Extra Service and Pension Benefit Enhancements" on page 62 for the explanation of the years of credited service with respect to Ms. Mayes' pension benefit enhancement.

        The benefits and value of benefits shown in the Pension Benefits table are based on the following material factors:

  Benefit Formula Under the ARP

        The ARP has two different types of benefit formulas (final average pay and cash balance) which apply to participants based on their date of hire or individual choice made prior to the January 1, 2003 introduction of a cash balance design. Of the named executives, Ms. Mayes and Mr. Hale are eligible to earn cash balance benefits. Mr. Civgin will be eligible to earn cash balance benefits after completing one year of vesting service.

        Benefits under the final average pay formula are earned and stated in the form of a straight life annuity payable at the normal retirement date (age 65). Participants who earn final average pay benefits may do so under one or more benefit formulas based on when they become members of the ARP and their years of service.

        Final Average Pay Formula—January 1, 1989 through December 31, 2007 Benefit Formula

        Messrs. Wilson, Ruebenson, Simonson, and Pilch, have earned ARP benefits under the post-1988 final average pay formula which is the sum of the Base Benefit and the Additional Benefit, as defined as follows:

  •
  Base Benefit =1.55% of the participant's average annual compensation, multiplied by his credited service after 1988 (limited to 28 years of credited service)

  •
  Additional Benefit =0.65% of the amount, if any, of the participant's average annual compensation that exceeds his covered compensation (the average of the maximum annual salary taxable for Social Security over the 35-year period ending the year the participant would reach Social Security retirement age) multiplied by his credited service after 1988 (limited to 28 years of credited service)

        Final Average Pay Formula—January 1, 1978 through December 31, 1988 Benefit Formula

        Since Mr. Ruebenson earned benefits between January 1, 1978 and December 31, 1988, one component of Mr. Ruebenson's ARP benefit will be based on the following benefit formula:

  1.
  Multiply years of credited service from 1978 through 1988 by 2 1/8%.

  2.
  Then, multiply the percentage from step (1) by

  a.
  Average annual compensation (five-year average) at December 31, 1988 and by

  b.
  Estimated Social Security at December 31, 1988.

  3.
  Then, subtract 2(b) from 2(a). The result is the normal retirement allowance for service from January 1, 1978 through December 31, 1988.

  4.
  The normal retirement allowance is indexed for final average pay. In addition, there is an adjustment of 18% of the normal retirement allowance as of December 31, 1988 to reflect a conversion to a single life annuity.

        Final Average Pay Formula—Past Service Element

        Mr. Ruebenson's ARP benefit also will include a past service element because he was an employee on December 31, 1978 with one full calendar year of service. This component of his benefit is 0.2% of his 1978 annual compensation up to $15,000 multiplied by the number of his completed calendar years of service prior to and including 1978. There also is an adjustment of 18% to the past service element to convert to a single life annuity.

        Because credited service under the ARP is limited to 28 years, Mr. Ruebenson's benefit will be calculated using 11 years of credited service under the January 1, 1978 through December 31, 1988 Benefit Formula, 17 years of credited service under the January 1, 1989 Benefit Formula, plus the Past Service Element.

        For participants eligible to earn cash balance benefits, including Ms. Mayes and Mr. Hale, pay credits are added to the cash balance account on a quarterly basis as a percent of compensation and based on the participant's years of vesting service as follows:

CASH BALANCE PLAN PAY CREDITS

Vesting Service	Pay Credit %
Less than 1 year	0%
1 year, but less than 5 years	2.5%
5 years, but less than 10 years	3%
10 years, but less than 15 years	4%
15 years, but less than 20 years	5%
20 years, but less than 25 years	6%
25 years or more	7%

  ARP Early and Normal Retirement Eligibility and Reductions

        The earliest retirement age that a named executive may retire with unreduced retirement benefits under the ARP and SRIP is age 65. However, a participant earning final average pay benefits is entitled to an early retirement benefit if he terminates employment on or after age 55 and the completion of 20 or more years of service. A participant earning cash balance benefits who terminates employment with at least 3 years of vesting service is entitled to a lump sum benefit equal to his cash balance account balance. Currently, only Mr. Ruebenson is eligible for an early retirement benefit.

        The benefit reduction for early payment of final average pay benefits earned after 1988 is as follows: The Base Benefit as described above is reduced by 0.4% for each full month the benefit is paid prior to the participant's normal retirement date (or benefit retirement age if member prior to 1989). Mr. Ruebenson was a member prior to 1989 and his benefit retirement age under the ARP is age 63. The Additional Benefit is reduced by 2/3 of 1% for each of the first 36 full months and by 1/3 of 1% for each of the next 84 full months by which the benefit commencement date precedes the participant's normal retirement date (age 65).

        The benefit reduction for early payment of final average pay benefits earned prior to 1989 is 0.4% for each full month prior to age 60.

  Benefit Formula Under the SRIP

        SRIP benefits are generally determined using a two-step process: (1) determine the amount that would be payable under the ARP formula specified above if the federal limits described above did not apply, then (2) reduce the amount described in (1) by the amount actually payable under the ARP formula. The normal retirement date under the SRIP is age 65. If eligible for early retirement under the ARP, an eligible employee is also eligible for early retirement under the SRIP.

  Vesting Under ARP and SRIP

        Eligible employees are vested in the normal retirement benefit under the ARP and the SRIP on the earlier of the completion of five years of service or upon reaching age 65 for participants with final average pay benefits or the completion of three years of service or upon reaching age 65 for participants whose benefits are calculated under the cash balance formula.

  Compensation Used to Determine Pension Benefits

        For the ARP and SRIP, eligible compensation consists of salary, annual cash incentive awards, pre-tax employee deposits made to our 401(k) plan and our cafeteria plan, holiday pay, and vacation pay. Eligible compensation also includes overtime pay, payment for temporary military service, and payments for short term disability, but does not include long-term cash incentive awards or income related to the exercise of stock options and the vesting of restricted stock and restricted stock units. Compensation used to determine benefits under the ARP is limited in accordance with the Internal Revenue Code. Average annual compensation is the average compensation of the five highest consecutive calendar years within the last ten consecutive calendar years preceding the actual retirement or termination date.

  Lump Sums Under the Plans

        Payment options under the ARP include a lump sum, straight life annuity, and various survivor annuity options. The lump sum under the final average pay benefit is calculated in accordance with the applicable interest rate and mortality as required under the Internal Revenue Code. The lump sum payment under the cash balance benefit is generally equal to a participant's cash balance account balance. Payments from the SRIP and amounts payable relating to the supplemental pension enhancement are paid in the form of a lump sum using the same interest rate and mortality assumptions used under the ARP.

  Valuation Assumptions

        The amounts listed in the Present Value of Accumulated Benefit column of the Pension Benefits table and the amounts listed in the footnotes to the Change in Pension Value column of the Summary Compensation Table are based on the following assumptions:

  •
  Discount rate of 7.5%, payment form assuming 80% paid as a lump sum and 20% paid as an annuity, lump-sum/annuity conversion segmented interest rates of 5.0% for the first five years, 6.5% for the next 15 years, and 7% for all years after 20 and the 2009 combined static Pension Protection Act funding mortality table with a blend of 50% males and 50% females (as required under the Internal Revenue Code), and post-retirement mortality for annuitants using the 2009 IRS-mandated annuitant table; these are the same as those used for financial reporting year-end disclosure as described in the notes to Allstate's consolidated financial statements. (See note 16 to our audited financial statements for 2008).

  •
  Retirement age: normal retirement age under the ARP and SRIP (65). Based on guidance provided by the Securities and Exchange Commission, we have assumed normal retirement age regardless of any announced or anticipated retirements.

  •
  Expected terminations, disability, and pre-retirement mortality: none assumed.

  Extra Service and Pension Benefit Enhancements

        No additional service is granted under the ARP or the SRIP. Generally, Allstate has not granted additional service credit outside of the actual service used to calculate ARP and SRIP benefits. However, Ms. Mayes has a supplemental nonqualified retirement benefit agreement which provides for additional cash balance pay credits. Ms. Mayes' enhanced pension benefit assumes the maximum 7% pay credits under the cash balance formula less any amounts payable from ARP or SRIP, payable six months following separation from service or upon a change-in-control. Eligible service is calculated from Ms. Mayes' employment date.

        Mr. Wilson has 15.8 years of combined service with Sears, Roebuck and Co., Allstate's former parent company, and Allstate. As a result of his prior Sears service, a portion of Mr. Wilson's retirement benefits will be paid from the Sears pension plan. Similar to other employees with prior Sears service who were employed by Allstate at the time of the spin-off from Sears in 1995, Mr. Wilson's pension benefits under the ARP final average pay benefit and the SRIP are calculated as if he had worked his combined Sears-Allstate career with Allstate, and then are reduced by the amounts earned under the Sears pension plan.

Non-Qualified Deferred Compensation

        The following table summarizes the non-qualified deferred compensation contributions, earnings, and account balances of our named executives in 2008. All amounts relate to the Deferred Compensation Plan.

NON-QUALIFIED DEFERRED COMPENSATION AT FISCAL YEAR-END 2008

Name	Executive Contributions in Last FY ($)(2)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Mr. Wilson	0	0	(160,655)	0	298,673
Mr. Civgin	0	0	0	0	0
Ms. Mayes	0	0	0	0	0
Mr. Ruebenson	0	0	(276,810)	0	706,025
Mr. Simonson	0	0	0	0	0
Mr. Hale	0	0	(47,959)	48,928	72,434
Mr. Pilch	453,645	0	141,490	0	3,669,498

(1)
Aggregate earnings were not included in the named executive's prior year compensation.

(2)
Of the named executives, only Mr. Pilch made contributions to the Deferred Compensation Plan in 2008. Mr. Pilch's contribution reflects his 2007 annual cash incentive award which was otherwise payable in March 2008.

(3)
There are no amounts reported in the Aggregate Balance at Last FYE column that were reported in the 2008, 2007 or 2006 Summary Compensation Tables.

        In order to remain competitive with other employers, we allow employees, including the named executives, whose annual compensation exceeds the amount specified in the Internal Revenue Code (e.g., $230,000 in 2008), to defer up to 80% of their salary and/or up to 100% of their annual cash incentive award that exceeds that amount under the Deferred Compensation Plan. Allstate does not match participant deferrals and does not guarantee a stated rate of return.

        Deferrals under the Deferred Compensation Plan are credited with earnings, or are subject to losses, based on the results of the investment option or options selected by the participants. The investment options available under the Deferred Compensation Plan are Stable Value, S&P 500, International Equity, Russell 2000 and Bond Funds—options currently available under our 401(k) plan. Under the Deferred Compensation Plan, deferrals are not actually invested in these funds, but instead are credited with earnings or losses based on the funds' investment experience, which are net of administration and investment expenses. Because the rate of return is based on actual investment measures in our 401(k) plan, no above-market earnings are paid. Similar to our 401(k) plan, participants can change their investment elections daily. Investment changes are effective the next business day. The Deferred Compensation Plan is unfunded; participants have only the rights of general unsecured creditors.

        Deferrals under the Deferred Compensation Plan are segregated into pre-2005 balances and post-2004 balances. A named executive may elect to begin receiving a distribution of his pre-2005 balance upon separation from service or in one of the first through fifth years after separation from service. In either event, the named executive may elect to receive payment of his pre-2005 balance in a lump sum or in annual cash installment payments over a period of from two to ten years. An irrevocable distribution election is required before making any post-2004 deferrals into the plan. The distribution options available to the post-2004 balances are similar to those available to the pre-2005 balances, except the earliest distribution date is six months following separation from service. Upon a showing of unforeseeable emergency, a plan participant may be allowed to access certain funds in his deferred compensation account earlier than the dates specified above.

 Potential Payments as a Result of Termination or Change-in-Control

  Termination of Employment

        All regular full-time and regular part-time employees are eligible to participate in the Severance Pay Plan, which is sponsored by Allstate Insurance Company. The Severance Pay Plan provides severance pay for a specified period of time in the event that employment is involuntarily terminated by Allstate for lack of work, rearrangement of work, or reduction in workforce. Subject to the terms of the Severance Pay Plan, each eligible employee is entitled to a lump sum payment equal to two weeks of pay for each complete year of service, up to a maximum of 52 weeks of pay. In addition, all regular full-time and regular part-time employees are eligible to participate in the Service Allowance Plan, which provides severance pay for a specified period of time in the event that employment is involuntarily terminated by Allstate for an inability to satisfactorily perform the responsibilities of the employee's position. Subject to the terms of the Service Allowance Plan, each eligible employee is entitled to a range of two to thirteen weeks of pay based on a graduated schedule reflecting years of service. To the extent that the employee receives severance benefits under change-in-control agreements, the employee waives the right to receive corresponding amounts of severance benefits under the Severance Pay Plan and Service Allowance Plan.

        Allstate has entered into certain agreements or provides certain plans that will require Allstate Insurance Company or The Allstate Corporation to provide compensation or benefits to the named executives in the event of a termination of employment—other than compensation and benefits generally available to all salaried employees. The amount of compensation payable to each named executive or the value of benefits provided to the named executives that exceed the compensation or benefits generally available to all salaried employees in each situation is listed in the tables below. The payment of the 2008 annual cash incentive award, the 2006-2008 long-term cash incentive award, and any 2008 salary earned but not paid in 2008 due to Allstate's payroll cycle are not included in these tables because these amounts are payable to the named executives regardless of termination, death, or disability. Since Mr. Hale retired on March 31, 2008, we have only quantified the benefits and payments associated with retirement. Benefits and payments are calculated assuming a December 31, 2008 employment termination date.

POTENTIAL PAYMENTS UPON TERMINATION(1)
(No Change-in-Control)

Name	Long-Term Cash Incentive Awards(4) ($)		Stock Options— Unvested and Accelerated(5) ($)		Restricted Stock Units— Unvested and Accelerated ($)		Non-Qualified Pension Benefits ($)		Welfare Benefits ($)		Severance ($)		Total ($)
Mr. Wilson
Voluntary Termination	0		0		0		4,132,986	(7)	0		0		4,132,986
Involuntary Termination(2)	0		0		0		4,132,986	(7)	0		896,922	(9)	5,029,908
Retirement	0	(3)	0	(3)	0	(3)	4,132,986	(7)	0		0		4,132,986
Death	1,559,944		0	(6)	4,229,579	(12)	4,132,986	(7)	0		0		9,922,509
Disability	1,559,944		0	(6)	0		4,132,986	(7)	14,339,886	(8)	0		20,032,816
Mr. Civgin
Voluntary Termination	0		0		0		0	(13)	0		0		0
Involuntary Termination(2)	0		0		0		0	(13)	0		21,154	(9)	21,154
Retirement	0	(3)	0	(3)	0	(3)	0	(13)	0		0		0
Death	113,056		0	(6)	206,388	(12)	0	(13)	0		0		319,444
Disability	113,056		0	(6)	0		0	(13)	1,783,451	(8)	0		1,896,507
Ms. Mayes
Voluntary Termination	0		0		0		69,764	(14)	0		0		69,764
Involuntary Termination(2)	0		0		0		69,764	(14)	0		21,000	(9)	90,764
Retirement	0	(3)	0	(3)	0	(3)	69,764	(14)	0		0		69,764
Death	575,008		0	(6)	665,028	(12)	69,764	(14)	0		0		1,309,800
Disability	575,008		0	(6)	0		69,764	(14)	1,637,711	(8)	0		2,282,483
Mr. Ruebenson
Voluntary Termination	0		0		0		5,169,790	(15)	0		0		5,169,790
Involuntary Termination(2)	0		0		0		5,169,790	(15)	0		625,006	(9)	5,794,796
Retirement	296,042		0	(10)	1,180,146	(11)	5,169,790	(15)	0		0		6,645,978
Death	296,042		0	(6)	1,180,146	(12)	5,169,790	(15)	0		0		6,645,978
Disability	296,042		0	(6)	0		5,169,790	(15)	2,315,522	(8)	0		7,781,354
Mr. Simonson
Voluntary Termination	0		0		0		1,981,580	(16)	0		0		1,981,580
Involuntary Termination(2)	0		0		0		1,981,580	(16)	0		152,947	(9)	2,134,527
Retirement	261,803		0	(10)	1,411,301	(11)	1,981,580	(16)	0		0		3,654,684
Death	261,803		0	(6)	1,411,301	(12)	1,981,580	(16)	0		0		3,654,684
Disability	261,803		0	(6)	0		1,981,580	(16)	1,307,791	(8)	0		3,551,174
Mr. Hale
Retirement	143,986		0	(10)	1,120,294	(11)	182,463	(17)	0		0		1,446,743
Mr. Pilch
Voluntary Termination	0		0		0		1,720,059	(18)	0		0		1,720,059
Involuntary Termination(2)	0		0		0		1,720,059	(18)	0		194,506	(9)	1,914,565
Retirement	155,602		0	(10)	718,657	(11)	1,720,059	(18)	0		0		2,594,318
Death	155,602		0	(6)	718,657	(12)	1,720,059	(18)	0		0		2,594,318
Disability	155,602		0	(6)	0		1,720,059	(18)	827,371	(8)	0		2,703,032

(1)
A "0" indicates that either there is no amount payable to the named executive or no amount payable to the named executive that is not made available to all salaried employees.

(2)
Examples of "Involuntary Termination" independent of a change-in-control include performance-related terminations, reorganization, and terminations for employee dishonesty and violation of Allstate rules, regulations, or policies.

(3)
As of December 31, 2008, Mr. Wilson, Mr. Civgin, and Ms. Mayes were not eligible to retire in accordance with Allstate's policy or the terms of any of the Allstate compensation and benefit plans including the long-term cash incentive and equity incentive plans.

(4)
If a participant dies, retires or is disabled during a performance cycle, the participant's award will be prorated based on the number of half months in which the participant was eligible to participate during the long-term cash incentive performance cycle. The amount reflected is calculated at target for purposes of this disclosure. The actual payment would be made at the time all awards are paid for that particular performance cycle and calculated based on actual results.

Footnotes continue

(5)
If the named executive's termination of employment is for any reason other than death, disability, or retirement, unvested stock options will be forfeited, and stock options, to the extent they are vested on the date of termination, may be exercised at any time on or before the earlier to occur of (a) the expiration date of the stock option and (b) three months after the date of termination.

(6)
If the named executive's termination of employment is on account of death or disability, then stock options, to the extent not vested, will vest and may be exercised at any time on or before the earlier to occur of (1) the expiration date of the option and (2) the second anniversary of the date of termination of employment. Stock option values are based on a December 31, 2008 market close price of $32.76 per share of Allstate stock.

(7)
The present value of the non-qualified pension benefits for Mr. Wilson earned through December 31, 2008, based on a 7.5% discount rate is disclosed in the Pension Benefits table. The present value of Mr. Wilson's non-qualified pension benefits (SRIP), $4,132,986, earned through December 31, 2008 is based on the lump sum methodology (i.e., interest rate and mortality table) used by the Allstate pension plans in 2009, as required under the Pension Protection Act. Specifically, the interest rate for 2009 is based on 60% of the average August 30-year Treasury Bond rate from the prior year, and 40% of the average corporate bond segmented yield curve from August of the prior year. The mortality table for 2009 is the 2009 combined static Pension Protection Act funding mortality table with a blend of 50% males and 50% females, as published by the IRS. The benefits earned under the SRIP would be payable upon reaching age 65 if termination is a result of a voluntary termination, involuntary termination or retirement. Mr. Wilson will turn 65 on October 15, 2022. SRIP benefits would become payable immediately upon death or upon reaching age 50 if disabled.

(8)
The named executives are eligible to participate in Allstate's supplemental long-term disability plan for employees whose annual earnings exceed the level which produces the maximum monthly benefit provided by the Allstate Long Term Disability Plan (Basic Plan). The benefit is equal to 50% of the named executive's qualified annual earnings divided by twelve and rounded to the nearest one hundred dollars, reduced by $7,500, which is the maximum monthly benefit payment that can be received under the Basic Plan. The amount reflected assumes the named executive remains totally disabled until age 65 and represents the present value of the monthly benefit payable until age 65.

(9)
In the event of employment termination resulting from a lack of work, rearrangement of work, or reduction in workforce, the named executives would be eligible for a lump sum payment equal to two weeks of pay for each complete year of service, up to a maximum of 52 weeks of pay. Mr. Civgin is eligible for the minimum benefit under the plan of two weeks of pay.

(10)
If the named executive retires at the normal retirement date or a health retirement date, unvested stock options continue to vest in accordance with their terms, and all outstanding stock options, when vested, may be exercised, in whole or in part, by the named executive at any time on or before the earlier to occur of (a) the expiration date of the stock option and (b) the fifth anniversary of the date of such termination of employment. The "normal retirement date" under the stock option awards is the date on or after the date the named executive attains age 60 with at least one year of service. The "health retirement date" is the date on which the named executive terminates for health reasons after attaining age 50, but before attaining age 60, with at least ten years of continuous service. If the named executive retires at the early retirement date, unvested stock options are forfeited, and stock options, to the extent they are vested on the date of termination, may be exercised, in whole or in part, by the named executive at any time on or before the earlier to occur of (a) the expiration date of the stock option and (b) the fifth anniversary of the date of termination of employment. The "early retirement date" is the date the named executive attains age 55 with 20 years of service. The aggregate value of unexercisable in-the-money options as of December 31, 2008 based on a market close price of $32.76 per share of Allstate stock for each of the named executives is reflected in the table. The actual amount received by the named executives would be based on the market close price on the date the stock options were exercised.

(11)
If the named executive retires on or after attaining age 60 with at least one year of service, then no unvested restricted shares or restricted stock units are forfeited and the unvested shares or restricted stock units will remain subject to the restriction period established in the award agreement. If the named executive dies following retirement and before the end of the restriction period, then all unvested restricted stock units immediately become nonforfeitable and vest as of the date of death. The aggregate value of unvested restricted shares or restricted stock units as of December 31, 2008 based on a market close price of $32.76 per share of Allstate stock for each of the named executives is reflected in the table. The actual amount received by the named executives would be based on the market close price on the date the stock restriction lapses.

(12)
If the named executive's termination of employment is a result of death, restricted stock units granted in February, 2006, 2007, and 2008 immediately become nonforfeitable and the restrictions expire. The December 31, 2008 market close price of $32.76 per share of Allstate stock was used to value the unvested and nonforfeitable awards.

(13)
Mr. Civgin was not a member of the ARP or SRIP as of December 31, 2008.

(14)
The present value of the non-qualified pension benefits for Ms. Mayes earned through December 31, 2008, based on a 7.5% discount rate is disclosed in the Pension Benefits Table. The present value of Ms. Mayes' non-qualified pension benefits earned through December 31, 2008 is $69,764 ($3,150 SRIP benefit, plus a $66,614 pension benefit enhancement). Ms. Mayes' pension benefit enhancement is payable 6 months after separation from service under each of the employment termination scenarios. The benefits earned under the SRIP would be payable upon reaching age 65, and, if vested, upon earlier voluntary termination, involuntary termination or retirement. Ms. Mayes will turn 65 on July 9, 2014. SRIP benefits would become payable immediately upon death.

(15)
The present value of the non-qualified pension benefits for Mr. Ruebenson earned through December 31, 2008, based on a 7.5% discount rate is disclosed in the Pension Benefits table. The present value of Mr. Ruebenson's non-qualified pension benefits (SRIP), $5,169,790, earned through December 31, 2008 is based on the lump sum methodology (i.e., interest rate and mortality table) used by the Allstate pension plans in 2009, as required under the Pension Protection Act. Specifically, the interest rate for 2009 is based on 60% of the average August 30-year Treasury Bond rate from the prior year, and 40% of the average corporate bond segmented yield curve from August of the prior year. The mortality table for 2009 is the 2009 combined static Pension Protection Act funding mortality table with a blend of 50% males and 50% females, as published by the IRS. The benefits earned under the SRIP would be payable upon reaching age 65 and if termination is a result of a voluntary termination, involuntary termination or retirement. Mr. Ruebenson will turn 65 on May 31, 2013. SRIP benefits would become payable immediately upon death or disability.

Footnotes continue

(16)
The present value of the non-qualified pension benefits for Mr. Simonson earned through December 31, 2008, based on a 7.5% discount rate is disclosed in the Pension Benefits Table. The present value of Mr. Simonson's non-qualified pension benefits (SRIP), $1,981,580, earned through December 31, 2008 is based on the lump sum methodology (i.e., interest rate and mortality table) used by the Allstate pension plans in 2009, as required under the Pension Protection Act. Specifically, the interest rate for 2009 is based on 60% of the average August 30-year Treasury Bond rate from the prior year, and 40% of the average corporate bond segmented yield curve from August of the prior year. The mortality table for 2009 is the 2009 combined static Pension Protection Act funding mortality table with a blend of 50% males and 50% females, as published by the IRS. The benefits earned under the SRIP would be payable upon reaching age 65, and if termination is a result of a voluntary termination, involuntary termination or retirement. Mr. Simonson will turn 65 on July 28, 2010. SRIP benefits would become payable immediately upon death.

(17)
The present value of the non-qualified pension benefits for Mr. Hale earned through his termination date of March 31, 2008, based on a 7.5% discount rate is disclosed in the Pension Benefits Table. The present value of Mr. Hale's non-qualified pension benefits (SRIP) earned through March 31, 2008 is $182,463. Mr. Hale was paid his entire SRIP benefit in the amount of $182,463 in January, 2009.

(18)
The present value of the non-qualified pension benefits for Mr. Pilch earned through December 31, 2008, based on a 7.5% discount rate is disclosed in the Pension Benefits Table. The present value of Mr. Pilch's non-qualified pension benefits (SRIP), $1,720,059 earned through December 31, 2008 is based on the lump sum methodology (i.e., interest rate and mortality table) used by the Allstate pension plans in 2009, as required under the Pension Protection Act. Specifically, the interest rate for 2009 is based on 60% of the average August 30-year Treasury Bond rate from the prior year, and 40% of the average corporate bond segmented yield curve from August of the prior year. The mortality table for 2009 is the 2009 combined static Pension Protection Act funding mortality table with a blend of 50% males and 50% females, as published by the IRS. The benefits earned under the SRIP would be payable upon reaching age 65 and if termination is a result of a voluntary termination, involuntary termination or retirement. Mr. Pilch will turn 65 on September 21, 2011. SRIP benefits would become payable immediately upon death or disability.

  Change-in-Control

        The Allstate Corporation and Allstate Insurance Company have entered into agreements with the named executives to provide certain benefits and compensation in the event of a change-in-control. In general, a change-in-control is one or more of the following events: (1) any person acquires 30% or more of the combined voting power of Allstate common stock within a 12-month period; (2) any person acquires more than 50% of the combined voting power of Allstate common stock; (3) certain changes are made to the composition of the Board; or (4) the consummation of a merger, reorganization or similar transaction. These triggers were selected because, in a widely held company the size of Allstate, they could each result in a substantial change in management.

        During the two-year period following a change-in-control, the change-in-control agreements provide for a minimum salary, annual cash incentive awards, long-term cash incentive awards, and other benefits. In addition, they provide that the named executives' positions, authority, duties, and responsibilities will be at least commensurate in all material respects with those held prior to the change-in-control.

        Under the change-in-control agreements, severance benefits would be payable if a named executive's employment is terminated either by Allstate without "cause" or by the executive for "good reason" as defined in the agreements during the two-year period following the change-in-control. Cause means the named executive has been convicted of a felony or other crime involving fraud or dishonesty, has willfully or intentionally breached his change-in-control agreement, has habitually neglected his or her duties, or has engaged in willful or reckless material misconduct in the performance of his or her duties. Good reason includes a material diminution in a named executive's base compensation, authority, duties, or responsibilities, a material change in the geographic location where the named executive performs services, or a material breach of the change-in-control agreement by Allstate. The principal severance benefits payable on post-change-in-control terminations include: pro-rated annual cash incentive awards and long-term cash incentive awards (all at target); a payment equal to three times (two times for Mr. Pilch) the sum of the executive's base salary and target annual cash incentive award; the continuation of certain welfare benefits for the continuation coverage period at a cost not to exceed the amount paid by the named executive prior to termination; outplacement services, an enhanced retirement benefit consisting of an additional three years of service, age, and compensation (two years for Mr. Pilch); and reimbursement (on an after-tax basis) of any resulting excise taxes.

        If a named executive's employment is terminated by reason of death or disability during the two-year period commencing on the date of a change-in-control, Allstate will pay the named executive or the named executive's estate a lump-sum cash amount equal to all amounts earned but unpaid, including any annual and long-term cash incentive awards, as of the termination date. In addition, in the event of death, the named executive's estate or beneficiary will be entitled to survivor and other benefits, including retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to the estates or surviving families of peer executives of Allstate. In the event of disability, Allstate will pay disability and other benefits, including supplemental long-term disability benefits and retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to disabled peer executives. If Allstate terminates a named executive's employment for cause, our sole obligation is to pay the named executive a lump-sum cash amount equal to all amounts earned and due to be paid, but unpaid, as of the termination date.

        If a named executive incurs legal fees or other expenses in an effort to enforce the change-in-control agreement, Allstate will reimburse the named executive for these expenses unless it is established by a court that the named executive had no reasonable basis for his claim or acted in bad faith.

        Effective upon a change-in-control, the named executives become subject to covenants prohibiting competition and solicitation of employees, customers, and suppliers at any time until one year after termination of employment.

        The following table describes the estimated compensation or benefits that would be provided by Allstate Insurance Company or The Allstate Corporation to the named executives, except Mr. Hale who retired on March 31, 2008, in the event of a change-in-control—other than compensation and benefits generally available to all salaried employees. The amount of compensation payable to each named executive or the value of benefits provided to the named executives that exceed the compensation or benefits generally available to all salaried employees in each situation is listed in the table below. The payment of the 2008 annual cash incentive award, the 2006-2008 long-term cash incentive award and any 2008 salary earned but not paid in 2008 due to Allstate's payroll cycle are not included in these tables because these amounts are payable to the named executives regardless of termination, death or disability. Benefits and payments are calculated assuming a December 31, 2008 employment termination date or change-in-control.

POTENTIAL PAYMENTS UPON CHANGE-IN-CONTROL(1)

Name	Change-in- Control Severance ($)		Stock Options— Unvested and Accelerated(3) ($)	Restricted stock units— Unvested and Accelerated(5) ($)	Non-Qualified Pension and Deferred Compensation ($)		Welfare Benefits and Outplacement Services ($)		Excise Tax Reimbursement and Tax Gross-Up(9) ($)	Total ($)
Mr. Wilson
Immediately Payable Upon Change-in-Control	0		0	4,229,579	4,431,659	(6)	0		0	8,661,238
Involuntary or Good Reason Termination	14,130,432	(2)	See Footnote 4	See Footnote 4	See Footnote 7		58,286	(8)	0	14,188,718
Death/Disability/For Cause Termination	0		0	0	0		0		0	0
Mr. Civgin
Immediately Payable Upon Change-in-Control	0		0	206,388	0	(6)	0		0	206,388
Involuntary or Good Reason Termination	3,420,050	(2)	See Footnote 4	See Footnote 4	See Footnote 7		36,947	(8)	1,467,523	4,924,520
Death/Disability/For Cause Termination	0		0	0	0		0		0	0
Ms. Mayes
Immediately Payable Upon Change-in-Control	0		0	665,028	69,764	(6)	0		0	734,792
Involuntary or Good Reason Termination	3,772,010	(2)	See Footnote 4	See Footnote 4	See Footnote 7		26,741	(8)	1,724,394	5,523,145
Death/Disability/For Cause Termination	0		0	0	0		0		0	0
Mr. Ruebenson
Immediately Payable Upon Change-in-Control	0		0	1,180,146	5,875,815	(6)	0		0	7,055,961
Involuntary or Good Reason Termination	7,483,251	(2)	See Footnote 4	See Footnote 4	See Footnote 7		32,273	(8)	2,858,062	10,373,586
Death/Disability/For Cause Termination	0		0	0	0		0		0	0
Mr. Simonson
Immediately Payable Upon Change-in-Control	0		0	1,411,301	1,981,580	(6)	0		0	3,392,881
Involuntary or Good Reason Termination	5,649,504	(2)	See Footnote 4	See Footnote 4	See Footnote 7		33,235	(8)	0	5,682,739
Death/Disability/For Cause Termination	0		0	0	0		0		0	0
Mr. Pilch
Immediately Payable Upon Change-in-Control	0		0	718,657	5,389,557	(6)	0		0	6,108,214
Involuntary or Good Reason Termination	2,308,091	(2)	See Footnote 4	See Footnote 4	See Footnote 7		31,924	(8)	0	2,340,015
Death/Disability/For Cause Termination	0		0	0	0		0		0	0

(1)
A "0" indicates that either there is no amount payable to the named executive or no amount payable to the named executive that is not made available to all salaried employees.

(2)
Change-in-control severance benefits upon an involuntary termination or termination for good reason contain the following elements:

•
except for Mr. Pilch, three times the named executive's base salary. Mr. Pilch's change-in-control agreement provides for two times his base salary;

•
except for Mr. Pilch, three times the named executive's annual cash incentive award calculated at target, Mr. Pilch's change-in-control agreement provides for two times his annual cash incentive award calculated at target;

•
the named executive's pro-rata long-term cash incentive award for the 2007-2009 and 2008-2010 performance cycles calculated at target; and

•
a lump sum payment equal to the positive difference, if any, between: (a) the sum of the lump-sum values of each maximum annuity that would be payable to the named executive under any defined benefit plan (whether or not qualified under Section 401(a) of the Internal Revenue Code) if the named executive had: (i) become fully vested in all such benefits, (ii) attained as of the named executive's termination date an age that is three years greater than named executive's actual age, (iii) accrued a number of years of service that is three years greater than the number of years of service actually accrued by the named executive as of the named executive's termination date, and (iv) received a lump-sum severance benefit consisting of three times base salary, three times annual incentive cash compensation calculated at target, plus the 2008 annual incentive cash award as covered compensation in equal monthly installments during the three-year period following the named executive's termination date (Mr. Pilch's change-in-control agreement provides for an additional two years of age, service, and compensation, such compensation to consist of two times base salary and annual incentive, plus the 2008 annual incentive cash award, to be paid in equal monthly installments during the two-year period following termination); and (b) the lump-sum values of the maximum annuity benefits vested and payable to named executive under each defined benefit plan that is qualified under Section 401(a) of the Internal Revenue Code plus the aggregate amounts simultaneously or previously paid to the named executive under the defined benefit plans (whether or not qualified under Section 401(a)). The calculation of the lump sum amounts payable under this formula does not impact the benefits payable under the ARP, SRIP or Ms. Mayes' pension benefit enhancement. Ms. Mayes' pension benefit enhancement is described in the Retirement Benefits narrative.

The change-in-control agreements provide that if the after-tax benefit of all change of control payments are less than 110% of the after-tax benefit of the safe harbor benefit amount, then the change-in-control benefits are to be reduced to the safe harbor benefit amount. The safe harbor benefit amount is the highest level of benefits that can be paid before which an excise tax under section 4999 of the Internal Revenue Code would apply.

(3)
Stock option values are based on a December 31, 2008 market close price of $32.76 per share of Allstate stock.

(4)
For purposes of this table, unvested stock options and restricted stock units, which would have been immediately payable upon a change-in-control regardless of termination of employment, were assumed to have been paid immediately prior to termination and are reflected in the "Immediately Payable Upon Change-in-Control" row.

(5)
The December 31, 2008 market close price of $32.76 per share of Allstate stock was used to value the unvested and nonforfeitable restricted stock unit and restricted stock awards.

Footnotes continue

(6)
Within five business days after the effective date of a change-in-control, the named executives will receive a lump sum payment equal to the present value of the named executive's SRIP benefit, pension benefit enhancement, if applicable, and deferred compensation account balance. The present value of non-qualified pension benefits earned through December 31, 2008 is based on the lump sum methodology (i.e., interest rate and mortality table) used by the Allstate pension plans in 2009, as required under the Pension Protection Act. Specifically, the interest rate for 2009 is based on 60% of the average August 30-year Treasury Bond rate from the prior year, and 40% of the average corporate bond segmented yield curve from August of the prior year. The mortality table for 2009 is the 2009 combined static Pension Protection Act funding mortality table with a blend of 50% males and 50% females, as published by the IRS. Refer to the Retirement Benefits section beginning on page 60 for a discussion of the SRIP benefit and pension benefit enhancement. See the Potential Payments Upon Termination table and the corresponding footnotes on pages 65-67 for a breakdown of the present value of the SRIP and pension benefit enhancements for Ms. Mayes. See the Non-Qualified Deferred Compensation at Fiscal Year-End 2008 table on page 63 for additional information on the Deferred Compensation Plan and information regarding the named executive's account balances as of December 31, 2008.

(7)
For purposes of this table, the present value of non-qualified pension benefits earned through December 31, 2008 and the named executive's Deferred Compensation Plan account balance, if any, which would have been immediately payable upon a change-in-control regardless of termination of employment were assumed to have been paid immediately prior to termination upon the effective date of a change of control and are reflected in the "Immediately Payable Upon Change-in-Control" row.

(8)
The Welfare Benefits and Outplacement Services amount includes the cost to provide certain welfare benefits to the named executive and family during the period which the named executive is eligible for continuation coverage under applicable law. The amount shown reflects Allstate's costs for these benefits or programs assuming an 18-month continuation period.

(9)
Certain payments made as a result of a change in control are subject to a 20% excise tax imposed on the named executive by Section 4999 of the Code. The Excise Tax Reimbursement and Tax Gross-up is the amount Allstate would pay to the named executive as reimbursement for the 20% excise tax plus a tax gross-up for any taxes incurred by the named executive resulting from the reimbursement of such excise tax. The estimated amounts of reimbursement of any resulting excise taxes were determined without regard to the effect that restrictive covenants and any other facts and circumstances may have on the amount of excise taxes, if any, that ultimately might be payable in the event these payments were made to a named executive which is not subject to reliable advance prediction or a reasonable estimate.

Performance Measures

        Information regarding our performance measures is disclosed in the limited context of our annual and long-term cash incentive awards and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

        The following are descriptions of the performance measures used for our annual cash incentive awards for 2008 and our long-term cash incentive awards for the 2006-2008 and 2008-2010 cycles.

        These measures are not GAAP measures. They were developed uniquely for incentive compensation purposes and are not reported items in our financial statements. Some of these measures use non-GAAP measures and operating measures. The Compensation and Succession Committee has approved the use of non-GAAP and operating measures when appropriate to drive executive focus on particular strategic, operational, or financial factors or to exclude factors over which our executives have little influence or control, such as capital market conditions.

  Annual Cash Incentive Awards for 2008

Corporate Measure

        Adjusted operating income per diluted share:      This measure is used to assess financial performance. The measure is equal to net income adjusted to exclude the after-tax effects of the items listed below, divided by the weighted average shares outstanding on a diluted basis:

  •
  realized capital gains and losses (which includes the related effect on the amortization of deferred acquisition and deferred sales inducement costs but excludes periodic settlements and accruals on certain derivative instruments that do not qualify for hedge accounting);

  •
  gains and losses on disposed operations;

  •
  adjustments for other significant non-recurring, infrequent, or unusual items, when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years or (b) there has been no similar charge or gain within the prior two years;

  •
  restructuring and related charges;

  •
  the effects of acquiring businesses;

  •
  the negative operating results of sold businesses;

  •
  the underwriting results of the Discontinued Lines and Coverages segment; and

  •
  any settlement, awards, or claims paid as a result of lawsuits and other proceedings brought against Allstate subsidiaries regarding the scope and nature of coverage provided under insurance policies issued by such companies.

Allstate Protection Measures

        Customer loyalty index:      This is an indicative measure used by management to assess the future retention of customers. This measure represents the change in Allstate's index value between the prior and current year end. The index is based on responses to a consumer survey developed by Allstate. The survey measures consumer satisfaction, likelihood to renew, and likelihood to recommend their insurance company. A vendor administers the survey and tabulates the index.

        Financial product sales ("production credits"):      This measure of sales and related profitability of proprietary and non-proprietary financial products is used by management to assess the execution of our financial services strategy. This measure is calculated as the total amount of production credits for current year transactions. Production credits are an internal statistic calculated as a percent of premium or deposits to life insurance, annuities, or mutual funds which vary based on the expected profitability of the specific financial product.

        Growth and profit matrix:      A combination of financial measures used by management to emphasize a balanced approach to premium growth and profit. The matrix utilizes (a) the percent increase in Allstate Protection premiums written, excluding the cost of catastrophe reinsurance and excluding premiums written for personal property insurance in catastrophe prone markets and commercial property insurance in nineteen states with hurricane exposure and (b) the Allstate Protection combined ratio adjusted to exclude the effect of restructuring and related charges. For disclosure of Allstate Protection premiums written and combined ratio, see the discussion of the Allstate Protection segment in Management's Discussion and Analysis of Financial Condition and Results of Operations.

Allstate Financial Measures

        Adjusted net income:      This is a measure management uses to assess the profitability of the business. The Allstate Financial measure, net income, is adjusted to exclude the after tax effects of restructuring and related charges and the potential cost of any guaranty fund assessments related to the potential insolvency of Executive Life Insurance Company of New York. For disclosure of this Allstate Financial measure see footnote 18 to our audited financial statements.

        Adjusted operating income:      This is a measure management uses to assess the profitability of the business. The Allstate Financial segment measure, operating income, is adjusted to exclude the after tax effects of restructuring and related charges and the potential cost of any guaranty fund assessments related to the potential insolvency of Executive Life Insurance Company of New York. For disclosure of the Allstate Financial segment measure see footnote 18 to our audited financial statements.

        Financial product sales ("production credits"):      This measure of sales and related profitability of proprietary and non-proprietary financial products sold through the Allstate Exclusive Agency channel is used by management to assess the execution of our strategy to become broader in financial services. This measure is calculated as the total amount of production credits for current year transactions. Production credits are an internal sales statistic calculated as a percent of premium or deposits to life insurance, annuities, or mutual funds which vary based on the expected profitability of the specific financial product.

        Sales and return matrix:      This is a measure used by management that balances growth and profit. The matrix utilizes various combinations of sales with the expected new business lifetime return on capital. Sales include premiums (which are reported as life and annuity premiums and contract charges) and deposits (which are reported as increases in liabilities) and exclude renewal premiums and deposits on life insurance products for all Allstate Financial products issued. Sales are weighted to reflect each product's profitability relative to other products. (For example, certain life insurance sales are adjusted to receive a higher relative weighting to reflect the recurring nature of life insurance premiums and their profitability relative to other products). The expected new business lifetime return on capital is the actuarially determined weighted-average expected return on required capital for all products issued, excluding certain developmental expenses for consumer driven innovation and new market growth initiatives.

Allstate Investments Measures

  Total Return Measures

        Portfolio excess total return:      Management uses the four following measures to assess the value of active portfolio management relative to the benchmark. The measure is calculated as the excess, in basis points, of the specific portfolio total return over a designated benchmark. Total return is principally determined using industry standards and the same sources used in preparing the financial statements to determine fair value. (See footnote 6 to our audited financial statements for our methodologies for estimating the fair value of our investments.) In general, total return represents the increase or decrease, expressed as a percentage, in the value of the portfolio over one- and three-year periods. Time weighted returns are utilized. The designated benchmark is a composite of pre-determined, customized indices which reflect the investment risk parameters established in the investment policies by the boards of the relevant subsidiaries, weighted in proportion to our investment plan, in accordance with our investment policy. Certain investments that do not have external benchmarks and for which fair value cannot readily be determined, such as investments in limited partnerships, are excluded. The specific measures and investments included are listed below:

  •
  AIC Portfolio excess total return includes Property-liability investments excluding investments held in certain subsidiaries, primarily New Jersey and Florida subsidiaries.

  •
  Allstate Financial Product portfolio excess total return includes Allstate Financial investments but excludes the investments in the Allstate Financial Capital portfolio which has a separate measure. (See below). The designated benchmark is a composite of pre-determined, liability informed, customized indices weighted by actual portfolio holdings as of December 31, 2007 and in accordance with our investment policies, approved by the boards of the relevant subsidiaries. This new one-year period measure adds value through total return management, in addition to the annual spread (see below for further details).

  •
  Allstate Financial Capital portfolio excess total return includes Allstate Financial investments but excludes investments held in certain subsidiaries, primarily Allstate Life Insurance Company of New York.

  •
  Allstate Pension Plans portfolio excess total return includes Allstate Retirement Plan and Allstate Pension Plan investments.

        Other Relative Return:      Management uses this measure to assess its results of the activities described below. The measure is calculated as the average of the following three measures:

  •
  Internal Rate of Return (IRR): Management uses Private Equity IRR and Real Estate Funds IRR measures to assess the value of active portfolio management relative to the benchmark. The measures are calculated as the excess, in basis points, of the portfolios internal rate of return over the designated benchmark. In general, IRR takes into account the time value of money by including cash flows as well as the increase or decrease, expressed as a percentage, in the value of the portfolio over a three-year period. Due to the long term investment period of these instruments, Private Equity and Real Estate Funds are included in the IRR calculation subsequent to their third year of acquisition.

  •
  Private Equity IRR excludes certain investments that do not have readily available benchmarks or pricing, such as secondary fund of funds and distressed funds. The benchmark is computed from Venture Economics customized by Allstate's investments vintage year. Private Equity investments are held in Allstate Insurance Company, Allstate Life Insurance Company, Allstate Retirement Plan, and Allstate Pension Plan.

  •
  Real Estate Funds IRR includes direct and fund of funds investments. The designated benchmark source is the NCREIF (National Council of Real Estate Investment Fiduciaries). Real Estate Funds are held in Allstate Insurance Company, Allstate Life Insurance Company, Allstate Retirement Plan, and Allstate Pension Plan.

  •
  Kennett Capital Partners Absolute Return: Management uses this measure to assess the attractiveness and results from deploying capital to the strategies contemplated by Kennett Capital Partners relative to an internal goal. The return is judged on an absolute basis, after current and deferred taxes, meaning it is not compared against a market benchmark. Total return is principally determined using industry standards and the same sources used in preparing the financial statements to determine fair value. (See footnote 6 to our audited financial statements for our methodologies for estimating the fair value of our investments.) In general, total return represents the increase or decrease, expressed as a percentage, in the value of the portfolio over a one- year period. This measure includes all investments held by Kennett Capital Partners.

        Allstate Financial net spread:      Management uses this measure to assess the value provided on each specific fixed income security and commercial mortgage purchase decision, up to specific purchase volumes, relative to a benchmark. Net spread is calculated as the difference between the adjusted purchase yield and the benchmark, calculated on a dollar weighted average basis for the majority of new purchases expressed in basis points. The adjusted purchase yield is the yield at purchase adjusted by a predetermined formula to align with predetermined Allstate Financial investment risk parameters. The benchmark is based on the U. S. Treasury bond yield with a comparable duration at the time of purchase adjusted on a monthly basis to reflect changes in corporate credit market spreads. As a result of this monthly adjustment process, performance ranges are adjusted accordingly.

        Adjusted Net Investment Income:      Management uses this measure to assess the financial operating performance provided from investments relative to internal goals. Adjusted net investment income is calculated as the total of certain amounts reported in 2008 net investment income in the consolidated financial statements. It includes interest and dividends, net investment income from partnership interests, and income from certain derivative transactions, less investment expenses adjusted to exclude the difference between actual and planned expenses for certain employee benefit and incentive expenses. It is the sum of amounts for the following group of subsidiaries: Allstate Insurance Company, Allstate Financial, and Allstate Investment Management Company.

  Long-Term Cash Incentive Awards

        Average adjusted return on equity relative to peers:      This measure is used to assess Allstate's financial performance against its peers. It is calculated as Allstate's ranked position relative to the insurance company peer group based upon three-year average adjusted return on equity, calculated on the same basis for Allstate and each of the peer insurance companies. Three-year average adjusted return on equity is the sum of the annual adjusted return on equity for each of the three years in the cycle divided by 3. The annual adjusted return on equity is calculated as the ratio of net income divided by the average of shareholders' equity at the beginning and at the end of the year after excluding the component of accumulated other comprehensive income for unrealized net capital gains and losses.

        Allstate Financial return on total capital:      This is a measure management uses to measure the efficiency of capital utilized in the business. Three-year Allstate Financial return on total capital is the sum of the annual adjusted return on subsidiaries' shareholder's equity for each of the three years divided by 3. The annual adjusted return on subsidiaries' shareholder's equity is the Allstate Financial income measure divided by the average subsidiaries' shareholder's equity at the beginning and at the end of the year. The subsidiaries' shareholder's equity is the sum of the subsidiaries' shareholder's equity for Allstate Life Insurance Company, Allstate Bank, American Heritage Life Investment Corporation, and certain other minor entities, adjusted to exclude the loan protection business and excluding the component of accumulated other comprehensive income for unrealized net capital gains. For the 2006-2008 cycle, the income measure is operating income. For the 2008-2010 cycle, the income measure is net income. (See note 18 to our audited financial statements for Allstate Financial net income.)

        Allstate Protection growth in policies in force over three-year cycle:      This is a measure used by management to assess growth in the number of policies in force, which is a driver of premiums written. The measure is calculated as the sum of the percent increase in each of the three years in the total number of policies in force at the end of the year over the beginning of the year. For the 2006-2008 cycle, the measure excludes property insurance, Allstate Motor Club, Allstate Canada, and the loan protection business. For the 2008-2010 cycle, the measure excludes property insurance, Allstate Motor Club, and the loan protection business and includes Allstate Canada.

Securities Authorized For Issuance Under Equity Compensation Plans

______________________________________________

        The following table includes information as of December 31, 2008 with respect to The Allstate Corporation's equity compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity Compensation Plans Approved by Security Holders(1)	30,036,384	(2)	$44.35	12,726,846	(3)
Total	30,036,384	(2)	$44.35	12,726,846	(3)

(1)
Consists of the Equity Incentive Plan, the 2001 Equity Incentive Plan, Equity Incentive Plan for Non-Employee Directors and the 2006 Equity Compensation Plan for Non-Employee Directors.

(2)
Outstanding restricted stock units ("RSUs") convert to common stock without the payment of consideration. As of December 31, 2008, 2,329,699 RSUs were outstanding. The weighted-average exercise price of outstanding options, warrants and rights excluding RSUs was $48.08.

(3)
Includes 12,303,192 shares that may be issued in the form of stock options, unrestricted stock, restricted stock, restricted stock units, stock appreciation rights, performance units, performance stock and stock in lieu of cash under the 2001 Equity Incentive Plan; and 423,654 shares that may be issued in the form of stock options, unrestricted stock, restricted stock, restricted stock units and stock in lieu of cash compensation under the 2006 Equity Compensation Plan for Non-Employee Directors.

Security Ownership of Directors and Executive Officers

______________________________________________

        The following table shows the number of shares of Allstate common stock beneficially owned by each director and named executive officer individually, and by all executive officers and directors of Allstate as a group. Shares reported as beneficially owned include shares held indirectly through the Allstate 401(k) Savings Plan and other shares held indirectly, as well as shares subject to stock options exercisable on or prior to April 1, 2009 and restricted stock units for which restrictions expire on or prior to April 1, 2009. The percentage of Allstate shares of common stock beneficially owned by any Allstate director or nominee or by all directors and executive officers of Allstate as a group does not exceed 1%. The following share amounts are as of January 31, 2009. As of January 31, 2009, none of these shares were pledged as security.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Allstate Common Stock (a)	Common Stock Subject to Options Exercisable and Restricted Stock units for which restrictions expire on or prior to April 1, 2009— Included in Column (a) (b)
F. Duane Ackerman	50,432	28,501
Robert D. Beyer	50,001	3,112
Don Civgin	98	—
W. James Farrell	36,426	27,097
Jack M. Greenberg	21,001	21,001
Danny L. Hale	467,494	425,847
Ronald T. LeMay	36,251	30,751
Michele C. Mayes	43,328	43,025
Samuel H. Pilch	88,317	70,767
H. John Riley, Jr.	47,376	30,001
George Ruebenson	206,913	187,558
Eric A. Simonson	495,676	452,319
Joshua I. Smith	25,232	20,000
Judith A. Sprieser	30,745	29,501
Mary Alice Taylor	42,604	27,001
Thomas J. Wilson	1,307,631	1,173,783
All directors and executive officers as a group	3,863,716	3,404,073

Security Ownership of Certain Beneficial Owners

______________________________________________

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common	Northern Trust Corporation 50 S. LaSalle Street Chicago, IL 60675	29,622,764	(a)	5.53%

(a)
As of December 31, 2008. Held by Northern Trust Corporation together with certain subsidiaries (collectively "Northern"). Of such shares, Northern held 2,759,203 with sole voting power; 26,782,347 with shared voting power; 5,640,924 with sole investment power; and 1,817,189 with shared investment power. 22,603,933 of such shares were held by The Northern Trust Company as trustee on behalf of participants in Allstate's 401(k) Savings Plan. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

Audit Committee Report

______________________________________________

        Deloitte & Touche LLP was Allstate's independent registered public accountant for the year ended December 31, 2008.

        The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2008.

        The committee has discussed with Deloitte & Touche LLP ("Deloitte") the matters required to be discussed by the statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte's communications with the committee concerning independence, and has discussed with Deloitte its independence. In addition, as reported in Allstate's quarterly report on Form 10-Q as filed with the Securities and Exchange Commission on November 6, 2008, the committee concurred with Deloitte's conclusion, reconfirmed in its letter to the committee issued October 31, 2008, that Deloitte's independence had not been impaired by a former advisory partner's trades in Allstate securities on two occasions in 2006.

        Based on these reviews and discussions and other information considered by the committee in its judgment, the committee recommended to the Board of Directors that the audited financial statements be included in Allstate's annual report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission and furnished to stockholders with this Notice of Annual Meeting and Proxy Statement.

Judith A. Sprieser (Chair)
F. Duane Ackerman	Joshua I. Smith
Jack M. Greenberg	Mary Alice Taylor
Ronald T. LeMay

Section 16(a) Beneficial Ownership Reporting Compliance

______________________________________________

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Allstate's executive officers, directors and persons who beneficially own more than ten percent of Allstate's common stock to file reports of securities ownership and changes in such ownership with the SEC.

        Based solely upon a review of copies of such reports or written representations that all such reports were timely filed, Allstate believes that each of its executive officers, directors and greater than ten-percent beneficial owners complied with all Section 16(a) filing requirements applicable to them during 2008.

Related Person Transactions

______________________________________________

        The Nominating and Governance Committee of Allstate's Board has adopted a written policy regarding the review, approval, or ratification of transactions with related persons. It is available on the Corporate Governance portion of allstate.com. In accordance with the policy, the Committee or the Committee chair reviews transactions with the Corporation in which the amount involved exceeds $120,000 and in which any "related person" had, has, or will have a direct or indirect material interest. In general, "related persons" are directors, executive officers, their immediate family members, and stockholders beneficially owning five percent or more of our outstanding stock. The Committee or chair approves or ratifies only those transactions that are in, or not inconsistent with, the best interests of the Corporation and its stockholders. Transactions are reviewed and approved or ratified by the chair when it is not practicable or desirable to delay review of a transaction until a Committee meeting. The chair reports to the Committee any transactions so approved. Annually, the Committee will review any previously approved or ratified related person transactions that remain ongoing. There was one related person transaction during 2008. Consistent with its relocation policy, Allstate Insurance Company provided a relocation equity advance to Joseph Richardson, in the amount of $684,081 in connection with his relocation to the Chicago area. After the advance was made, Mr. Richardson was promoted to Senior Vice President of Allstate Insurance Company, which made him an executive officer of the Corporation, as defined in Rule 3b-7 under the Securities Exchange Act of 1934. The advance was repaid within 59 days after Mr. Richardson became an executive officer.

Stockholder Proposals for Year 2010 Annual Meeting

______________________________________________

        Proposals which stockholders intend to be included in Allstate's proxy material for presentation at the 2010 annual meeting of stockholders must be received by the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite A3, Northbrook, Illinois 60062-6127 by December 2, 2009, and must otherwise comply with rules promulgated by the Securities and Exchange Commission in order to be eligible for inclusion in the proxy material for the 2010 annual meeting.

        If a stockholder desires to bring a matter before the meeting which is not the subject of a proposal meeting the SEC proxy rule requirements for inclusion in the proxy statement, the stockholder must follow procedures outlined in Allstate's bylaws in order to personally present the proposal at the meeting. A copy of these procedures is available upon request from the Office of the Secretary or can be accessed on Allstate's website, allstate.com. One of the procedural requirements in the bylaws is timely notice in writing of the business the stockholder proposes to bring before the meeting. Notice of business proposed to be brought before the 2010 annual meeting must be received by the Office of the Secretary no earlier than January 19, 2010 and no later than February 18, 2010. Among other things described fully in the bylaws, the notice must describe the business proposed to be brought before the meeting, the reasons for conducting the business at the meeting and any material interest of the stockholder in the business. It should be noted that these bylaw procedures govern proper submission of business to be put before a stockholder vote at the annual meeting.

Proxy Solicitation

______________________________________________

        Officers and other employees of Allstate and its subsidiaries may solicit proxies by mail, personal interview, telephone, facsimile, electronic means, or via the Internet. None of these individuals will receive special compensation for these services, which will be performed in addition to their regular duties, and some of them may not necessarily solicit proxies. Allstate has also made arrangements with brokerage firms, banks, record holders, and other fiduciaries to forward proxy solicitation materials for shares held of record by them to the beneficial owners of such shares. Allstate will reimburse them for reasonable out-of-pocket expenses. Georgeson Inc., 17 State Street, New York, NY 10004 has been retained to assist in the distribution of proxy solicitation materials, for a fee estimated at $15,000 plus expenses. In addition, Allstate has retained Georgeson to solicit proxies by personal and telephone interview for a fee anticipated to be about $168,000. Allstate will pay the cost of all proxy solicitation.

By order of the Board,

Mary J. McGinn Secretary
Dated: April 1, 2009

Appendix A

POLICY REGARDING PRE-APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT'S SERVICES

Purpose and Applicability

        The Audit Committee recognizes the importance of maintaining the independent and objective stance of our Independent Registered Public Accountant. We believe that maintaining independence, both in fact and in appearance, is a shared responsibility involving management, the Audit Committee, and the Independent Registered Public Accountant.

        The Committee recognizes that the Independent Registered Public Accountant possess a unique knowledge of the Corporation and its subsidiaries and can provide necessary and valuable services to the Corporation in addition to the annual audit. The provision of these services is subject to three basic principles of auditor independence: (i) auditors cannot function in the role of management, (ii) auditors cannot audit their own work; and (iii) auditors cannot serve in an advocacy role for their client. Consequently, this policy sets forth guidelines and procedures to be followed by this Committee when approving services to be provided by the Independent Registered Public Accountant.

Policy Statement

        Audit Services, Audit-Related Services, Tax Services, Other Services, and Prohibited Services are described in the attached appendix. All services to be provided by the Independent Registered Public Accountant must be approved by the Audit Committee or the Chair of the Audit Committee. Neither the Audit Committee nor the Chair will approve the provision of any Prohibited Services by the Independent Registered Public Accountant.

Procedures

        In connection with the approval by the Audit Committee of the engagement of the Independent Registered Public Accountant to provide Audit Services for the upcoming fiscal year, the Independent Registered Public Accountant will submit to the Committee for approval schedules detailing all of the specific proposed Audit, Audit-Related, Tax, and Other Services, together with estimated fees for such services that are known as of that date. Subsequent to the Audit Committee's approval of audit engagement, Corporation management may submit to the Committee or the Chair for approval schedules of additional specific proposed Audit, Audit-Related, Tax, and Other Services that management recommends be provided by the Independent Registered Public Accountant during the audit and professional engagement period. Regardless of when proposed to the Committee or the Chair, each specific service will require approval by the Committee or the Chair before commencement of the specified service. The Independent Registered Public Accountant will confirm to the Committee or the Chair that each specific proposed service is permissible under applicable regulatory requirements.

        Prior to approval of any specific Tax Service, the Independent Registered Public Accountant shall also provide to the Committee or the Chair a written description of (i) the scope of the service and the related fee structure, (ii) any side letter or other agreement between the Independent Registered Public Accountant and the Corporation or any subsidiary regarding the service, and (iii) any compensation arrangement or other agreement between the Independent Accountant and any person with respect to promoting, marketing, or recommending a transaction covered by the service.

Delegation to Chair

        In addition to the Audit Committee, the Chair of the Audit Committee has the authority to grant approvals of services to be provided by the Independent Registered Public Accountant. The decisions of the Chair to approve services shall be reported to the Audit Committee at each of its regularly scheduled meetings.

Review of Services

        At each regularly scheduled Audit Committee meeting, the Audit Committee shall review a report containing (i) a summary of any services approved by the Chair since the Committee's last regularly scheduled meeting and (ii) an updated projection for the current fiscal year, presented in a manner consistent with the proxy disclosure requirements, of the estimated annual fees to be paid to the Independent Registered Public Accountant.

A-1

 Appendix

Audit Services

  1.
  Annual financial statement audit

  2.
  Review of quarterly financial statements

  3.
  Statutory audits

  4.
  Attestation report on management's assessment of internal controls over financial reporting

  5.
  Consents, comfort letters, and reviews of documents filed with the Securities and Exchange Commission

Audit-Related Services

  1.
  Accounting consultations relating to accounting standards, financial reporting, and disclosure issues

  2.
  Due diligence assistance pertaining to potential acquisitions, dispositions, mergers, and securities offerings

  3.
  Financial statement audits and attest services for non-consolidated entities including employees benefit and compensation plans

Tax Services

  1.
  Domestic and international tax compliance, planning, and advice

  2.
  Expatriate tax assistance and compliance

Other Services

        Any service that is not a Prohibited Service, Audit Service, Audit-Related Service, or Tax Service

Prohibited Services

        The following services, as more fully described in Regulation S-X, Rule 2-01, of the Securities and Exchange Commission, are Prohibited Services; provided however, that the services described in items 1 through 5 are not Prohibited Services if it is reasonable to conclude that the results of such services will not be subject to audit procedures during an audit of the Corporation's financial statements:

  1.
  Bookkeeping or other services related to the accounting records or financial statements

  2.
  Financial information systems design and implementation

  3.
  Appraisal or valuation services, fairness opinions, or contribution-in-kind reports

  4.
  Actuarial services

  5.
  Internal audit outsourcing services

  6.
  Management functions or human resources

  7.
  Broker or dealer, investment adviser, or investment banking services

  8.
  Legal services and expert services unrelated to the audit

  9.
  Any other services that the PCAOB determines, by regulation, to impair independence

A-2

Appendix B

The Annual Executive Incentive Plan

1.
Purposes.

        The purpose of the Plan is to enhance the Company's ability to attract and retain highly qualified executives, link compensation with the Company's annual financial goals, and provide such executives with cash incentive compensation to promote the success of the Company and its Subsidiaries. The Plan is intended to permit the granting of Awards that will constitute "performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder.

2.
Definitions.

        The following terms when used in the Plan shall, for the purposes of the Plan, have the following meanings:

          a.     "Award" means the cash amount payable to a Participant for a Fiscal Year pursuant to the terms of the Plan.

          b.     "Board" means the Board of Directors of The Allstate Corporation.

          c.     "Business Unit" means any operating unit of The Allstate Corporation or any of its Subsidiaries, including but not limited to, the property and casualty business, the life business, the investments business, or the international business.

          d.     "Code" means the Internal Revenue Code of 1986, as amended.

          e.     "Committee" means the committee designated pursuant to Section 3 that administers the Plan.

          f.      "Company" means The Allstate Corporation.

          g.     "Covered Employee" shall have the meaning set forth in Section 4.b.

          h.     "Fiscal Year" means the calendar year.

          i.      "Participant" means each employee of the Company or a Subsidiary who is selected by the Committee to be a participant in the Plan.

          j.      "Performance Measures" means one or more of the following measures of performance: sales, revenues, premiums, financial product sales, earnings per share, stockholder return and/or value, funds from operations, operating income, gross income, net income, combined ratio, underwriting income, cash flow, return on equity, return on capital, return on assets, values of assets, market share, net earnings, earnings before interest, operating ratios, stock price, customer satisfaction, customer retention, customer loyalty, strategic business criteria based on meeting specified revenue goals, market penetration goals, investment performance goals, business expansion goals or cost targets, accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, profit returns and margins, financial return ratios, market performance and/or risk-based capital goals or returns. Performance Measures may be based solely on a corporate, Subsidiary, Business Unit or other grouping basis, or a combination thereof. Performance Measures may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure.

          k.     "Plan" means the Annual Executive Incentive Plan, as may be amended from time to time.

          l.      "Qualified Performance-Based Award" means any Award or portion of an Award that is intended to qualify as performance-based compensation under Section 162(m) of the Code.

          m.    "Person" means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

          n.     "Retirement" shall have the meaning given to it by the Company or the Subsidiary with which the Participant is employed on the date of termination of employment, provided that such termination of employment is voluntary and occurs on or after the date the Participant attains age fifty-five (55) with twenty (20) years of service.

          o.     "Section 16 Officer" means any Participant who is an "officer" of the Company or a Subsidiary as that term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

          p.     "Subsidiary" means any corporation of which the Company owns directly or indirectly a majority of the outstanding shares of voting stock.

3.
Administration of the Plan.

          a.     The Plan shall be administered by the Compensation and Succession Committee of the Board or such other committee as the Board shall select. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

          b.     The Committee shall have the authority to make all determinations it deems necessary or advisable for the administration of the Plan, including, without limitation, (i) selection of Participants, (ii) interpretation of the terms of the Plan, (iii) subject to the limitations set forth herein, determination of the timing and amount of Awards made to each Participant, and (iv) selection of Performance Measures and other material terms applicable to Awards. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its stockholders, the Participants, and their estates and beneficiaries.

4.
Awards.

          a.     In General.    Awards under the Plan shall consist of annual incentive awards payable in cash. All employees of the Company and its Subsidiaries are eligible to be selected to be Participants. The Committee will select the employees who will receive Awards. Only employees who are selected by the Committee to receive Awards shall be Participants in the Plan.

          b.     Qualified Performance-Based Awards.    The Committee shall select from among the Participants those to whom it wishes to grant Qualified Performance-Based Awards (each a "Covered Employee"). With respect to Qualified Performance-Based Awards, the Committee shall establish one or more written performance goals within 90 days after the beginning of the fiscal year (or, if the service period relating to the Award is less than a full year, within the first 25% of such service period), and while the outcome of the performance goals is substantially uncertain. Such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of the Award payable (before any reduction by the Committee pursuant to the terms of the Plan) to each Covered Employee if the goals are attained. The performance goals shall be based on one or more Performance Measures selected by the Committee and may be expressed in terms of an incentive pool in which one or more Covered Employees participate or as separate formulas or standards for the Covered Employees; provided, however, that in all cases the performance goals shall be expressed in a manner so that a third party having knowledge of the relevant performance results could calculate the amounts to be paid to the Covered Employees. As soon as practicable after the end of the Fiscal Year (but in all events prior to payment of any Covered Employee's Award), the Committee shall certify in writing prior to payment of any Award that the performance goals and any other material terms were in fact satisfied. The Committee may condition payment of each Covered Employee's Award upon the satisfaction of such additional objective or subjective goals or standards as the Committee shall determine to be appropriate, in its sole discretion; provided, however, that such authority to condition payment upon the satisfaction of additional objective or subjective goals or standards shall not be deemed to give the Committee the discretion to increase the amount otherwise payable upon attainment of the preestablished performance goals. The Committee shall retain the discretion to reduce the amount of any Award that would otherwise be payable to a Covered Employee, including a reduction in such amount to zero, based on the degree of achievement of such additional goals or standards or such other factors as the Committee may determine in its sole discretion; provided, however, that in no event shall the exercise of such negative discretion with respect to a Covered Employee's Award result in an increase in the amount payable to another Covered Employee. The maximum amount that may be paid to any one Covered Employee pursuant to a Qualified-Performance-Based Award for any Fiscal Year shall be $8,500,000.

          c.     Awards other than Qualified Performance-Based Awards.    Awards provided under the Plan that are not intended to be Qualified Performance-Based Awards shall be based on terms and conditions established by the Committee in its sole discretion. Such Awards may, but need not, be expressed as an incentive pool and may be based upon attainment of Performance Measures or such other measures or goals as the Committee may designate. The Committee may condition payment of such an Award upon the satisfaction of such objective or subjective standards as the Committee shall determined to be appropriate, in its sole discretion, and shall retain the discretion to increase or reduce the amount of any Award that would otherwise be payable to a Participant, including a reduction in such amount to zero.

5.
Payment of Awards.

          a.     Unless the Committee or a Participant elects to defer payment of Awards, Awards under the Plan shall be paid to Participants as soon as practicable after (i) in the case of Qualified Performance-Based Awards, the completion of the audit for the Fiscal Year to which performance relates and after the Committee certifies that the applicable Performance Measures and any other material terms were in fact satisfied, and (ii) in the case of Awards other than Qualified Performance-Based Awards, the end of the Fiscal Year to which performance relates; provided, however, that, unless deferred, neither type of Award shall be paid before January 1 or after March 15 of the year following the Fiscal Year to which performance relates. The Committee may elect, in its sole discretion and without Participant consent, to defer the payment of all or part of one or more Awards provided it establishes the terms of such deferred payment in a manner that does not cause an amount to be subject to taxation under Section 409A of the Code. Participants may also be permitted to elect to defer payment of all or part of one or more Awards. Any such deferred Awards shall be paid in accordance with the terms and conditions of the applicable deferred compensation arrangement.

          b.     Awards shall be paid in cash, less required withholding.

          c.     To be entitled to receive payment of an Award earned pursuant to the terms of the Plan, except as provided in Section 5.e. below, a Participant must remain actively employed by the Company or a Subsidiary through the end of the Fiscal Year to which performance relates (or through such later date as may be specified by the Committee); provided, however, that Awards shall in all events remain subject to the Committee's discretion to reduce or eliminate Awards in its discretion.

          d.     Failure to satisfy the employment condition set forth in Section 5.c. shall result in forfeiture of any Award that otherwise would have been earned.

          e.     If a Participant's employment terminates due to the Participant's death, Retirement or disability prior to satisfaction of the employment condition set forth in Section 5.c., and the Committee has not reduced such Participant's Award to zero, the Participant's Award, which shall be based on actual performance through the end of the Fiscal Year, will be prorated based on the number of half months the Participant was employed and eligible to be a Participant during the Fiscal Year. If a Participant dies before receipt of an Award, the Award will be paid to the Participant's estate. The Committee shall determine in its sole discretion whether a Participant's termination constitutes Retirement or is due to disability.

          f.      Prorated Awards will be paid at the same time as regular Awards.

          g.     In the event of a restatement of the Company's financial results to correct a material error or inaccuracy resulting in whole or in part from the fraud or intentional misconduct of a Section 16 Officer, as determined by the Board or a committee thereof, the Board or the committee (i) will review or cause to be reviewed all Awards paid to the Section 16 Officer pursuant to the Plan on the basis of having met or exceeded Performance Measures(s) or other measures or goals for Fiscal Years beginning after December 31, 2008 to the extent the Awards relate, in whole or in part, to the periods with respect to which the financial statements are restated and, if a lesser Award or Awards would have been paid to the Section 16 Officer based upon the restated financial results, the Board or the committee may, to the extent permitted by applicable law, recover or cause to be recovered for the benefit of the Company the amount by which the Section 16 Officer's Award(s) for the restated period(s) exceeded such lesser Award or Awards, plus a reasonable rate of interest and (ii) in addition to the foregoing, to the extent permitted by applicable law, may take or cause to be taken for the benefit of the Company such additional action(s) deemed by the Board or committee to be appropriate including, without limitation, cancellation of the Section 16 Officer's outstanding Award opportunities and recovery (in whole or in part) of any additional amounts relating to prior Awards paid to the Section 16 Officer under the Plan.

          h.     While employed and for the one year period following termination of employment, any Participant who has received an Award under the Plan shall not, directly or indirectly:

    (i)
    other than in connection with the good-faith performance of his or her duties as an employee of the Company or any Subsidiary, encourage any employee or agent of the Company or Subsidiary to terminate his or her relationship with the Company or Subsidiary;

    (ii)
    employ, engage as a consultant or adviser, or solicit the employment or engagement as a consultant or adviser of, any employee or agent of the Company or Subsidiary (other than by the Company or its Subsidiaries), or cause or encourage any Person to do any of the foregoing;

    (iii)
    establish (or take preliminary steps to establish) a business with, or encourage others to establish (or take preliminary steps to establish) a business with, any employee or agent of the Company or its Subsidiaries; or

    (iv)
    interfere with the relationship of the Company or its Subsidiaries with, or endeavor to entice away from the Company or its Subsidiaries, any Person who or which at any time since the Participant's hire date was or is a material customer or material supplier of, or maintained a material business relationship with, the Company or its Subsidiaries.

  If a Participant violates any of the nonsolicitation provisions set forth above, to the extent permitted by applicable law, the Board or a committee thereof may, for the benefit of the Company, cancel or cause to be cancelled (in whole or in part) any of the Participant's outstanding Award opportunities and/or recover or cause to be recovered (in whole or in part) any prior Awards paid to the Participant under the Plan on or after the date that is one year prior to the date on which the Participant first violated the nonsolicitation provision(s).

          i.      Nothing contained in Sections 5.g. or 5.h. shall be deemed to (i) limit any additional legal or equitable rights or remedies the Company may have under applicable law with respect to any Participant who may have caused or contributed to the Company's need to restate its financial results or who may have violated the non-solicitation provisions in the Plan or in any other plan, policy, agreement or arrangement or (ii) affect any other non-solicitation or other restrictive covenants to which a Participant is subject.

6.
Miscellaneous.

          a.     All amounts payable hereunder shall be payable only to the Participant or his or her estate. The rights and interests of a Participant under the Plan may not be assigned, encumbered, or transferred, voluntarily or involuntarily, other than by will or the laws of descent and distribution.

          b.     No individual shall have any claim or right to be a Participant in the Plan at any time, and any individual's participation in the Plan may be terminated at any time with or without notice, cause or regard to past practices.

          c.     Neither the Plan nor any action hereunder shall confer on any person any right to remain in the employ of the Company or any of its Subsidiaries or shall affect an employee's compensation not arising under the Plan. Neither the adoption of the Plan nor its operation shall in any way affect the right and power of the Company or any Subsidiary to dismiss or discharge any employee at any time.

          d.     The Company and its Subsidiaries shall have the right to deduct from any Award, prior to payment, the amount of any taxes required to be withheld by any federal, state or local government with respect to such payments.

          e.     The Committee may rely upon any information supplied to it by any officer of the Company or any Subsidiary or by any independent accountant for the Company and may rely upon the advice of counsel in connection with the administration of the Plan and shall be fully protected in relying upon such information or advice.

          f.      All expenses and costs in connection with the administration of the Plan shall be borne by the Company.

          g.     The Plan and any agreements entered into thereunder shall be governed by and construed in accordance with the laws of the state of Illinois.

7.
Amendment or Termination of the Plan.

        The Board may at any time and from time to time, suspend, terminate, modify or amend the Plan; provided, however, that no amendment that requires stockholder approval in order to maintain the qualification of Qualified Performance-Based Awards as performance-based compensation pursuant to Section 162(m) of the Code and regulations promulgated thereunder shall be made without such stockholder approval.

8.
Effective Date.

        The Plan was adopted by the Board of Directors of the Company on February 24, 2009, and the material terms of the Plan were approved by the Company's stockholders at the Company's Annual Meeting of Stockholders on May 19, 2009.

Appendix C

The 2009 Equity Incentive Plan

Article 1.    Establishment, Purpose and Duration

        1.1    Establishment of the Plan.    The Allstate Corporation, a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan for employees, as set forth in this document. The Plan permits the grant of nonqualified stock options (NQSOs), incentive stock options (ISOs), stock appreciation rights (SARs), unrestricted stock, restricted stock, restricted stock units, performance units, performance stock and other awards.

        The Plan was formerly known as "The Allstate Corporation 2001 Equity Incentive Plan." The Plan was approved by the Board of Directors on March 13, 2001 and became effective when approved by the Company's stockholders on May 15, 2001 (the "Effective Date"). The Plan was amended by the Board of Directors on March 9, 2004. On March 14, 2006 the Plan was amended and restated effective upon approval by stockholders at the 2006 Annual Meeting of Stockholders on May 16, 2006. The Plan was further amended and restated by the Board at meetings held on September 10, 2006, February 20, 2007, and September 15, 2008. On March 10, 2009, the Plan was amended, restated and renamed as "The Allstate Corporation 2009 Equity Incentive Plan," effective upon approval by stockholders at the 2009 Annual Meeting of Stockholders on May 19, 2009, and shall thereafter remain in effect as provided in Section 1.3 herein.

        1.2    Purpose of the Plan.    The primary purpose of the Plan is to provide a means by which employees of the Company and its Subsidiaries can acquire and maintain stock ownership, thereby strengthening their commitment to the success of the Company and its Subsidiaries and their desire to remain employed by the Company and its Subsidiaries. The Plan also is intended to attract and retain employees and to provide such employees with additional incentive and reward opportunities designed to encourage them to enhance the profitable growth of the Company and its Subsidiaries.

        1.3    Duration of the Plan.    The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 15 herein, until all Stock subject to it shall have been purchased or acquired according to the Plan's provisions.

Article 2.    Definitions

        Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:

        2.1   Award means, individually or collectively, a grant under the Plan of NQSOs, ISOs, SARs, Unrestricted Stock, Restricted Stock, Restricted Stock Units, Performance Units, Performance Stock or any other type of award permitted under Article 10 of the Plan.

        2.2   Award Agreement means an agreement setting forth the terms and provisions applicable to an Award granted to a Participant under the Plan.

        2.3   Base Value of an SAR means the Fair Market Value of a share of Stock on the date the SAR is granted.t

        2.4   Board or Board of Directors means the Board of Directors of the Company.

        2.5   Code means the Internal Revenue Code of 1986, as amended from time to time.

        2.6   Committee means the committee, as specified in Article 3, appointed by the Board to administer the Plan.

        2.7   Company means The Allstate Corporation, a Delaware corporation, or any successor thereto as provided in Article 18 herein.

        2.8   Covered Employee means any Participant who would be considered a "covered employee" for purposes of Section 162(m) of the Code.

        2.9   Disability means an impairment which renders a Participant disabled within the meaning of Code Section 409A(a)(2)(C).

        2.10 Dividend Equivalent means, with respect to Stock subject to an Award (other than an Option or SAR), a right to be paid an amount equal to cash dividends, other than large, nonrecurring cash dividends, declared on an equal number of outstanding shares of Stock.

        2.11 Eligible Person means a Person who is eligible to participate in the Plan, as set forth in Section 5.1 herein.

        2.12 Employee means an individual who is paid on the payroll of the Company or of one of the Company's Subsidiaries, who is not covered by any collective bargaining agreement to which the Company or any of its Subsidiaries is a party, and is classified on the employer's human resource payroll system as a regular full-time or regular part-time employee.

        2.13 Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

        2.14 Exercise Period means the period during which an SAR or Option is exercisable, as set forth in the related Award Agreement.

        2.15 Fair Market Value means the price at which a share of the Stock was last sold in the principal United States market for the Stock as of the date for which fair market value is being determined.

        2.16 Family Member means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, or sibling, including adoptive relationships, a trust in which these persons have more than fifty (50) percent of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than fifty (50) percent of the voting interests.

        2.17 Freestanding SAR means an SAR that is not a Tandem SAR.

        2.18 Full-Value Award means an Award granted on or after May 19, 2009, other than an Option or a SAR.

        2.19 Incentive Stock Option or ISO means an option to purchase Stock, granted under Article 6 herein, which is designated as an Incentive Stock Option and satisfies the requirements of Section 422 of the Code.

        2.20 Minimum Consideration means the $.01 par value per share or such larger amount determined pursuant to resolution of the Board to be capital within the meaning of Section 154 of the Delaware General Corporation Law.

        2.21 Nonqualified Stock Option or NQSO means an option to purchase Stock, granted under Article 6 herein, which is not intended to be an Incentive Stock Option under Section 422 of the Code.

        2.22 Option means an Incentive Stock Option or a Nonqualified Stock Option.

        2.23 Option Exercise Price means the price at which a share of Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee and set forth in the Option Award Agreement.

        2.24 Participant means an Eligible Person who has outstanding an Award granted under the Plan.

        2.25 Performance-Based Compensation means an Award intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code as set forth in Section 162(m)(4)(C) of the Code.

        2.26 Performance Goals means the performance goals established by the Committee, which shall be based on one or more of the following measures: sales, revenues, premiums, financial product sales, earnings per share, stockholder return and/or value, funds from operations, operating income, gross income, net income, combined ratio, underwriting income, cash flow, return on equity, return on capital, return on assets, values of assets, market share, net earnings, earnings before interest, operating ratios, stock price, customer satisfaction, customer retention, customer loyalty, strategic business criteria based on meeting specified revenue goals, market penetration goals, investment performance goals, business expansion goals or cost targets, accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, profit returns and margins, financial return ratios, market performance and/or risk-based capital goals or returns. Performance Goals may be based solely on a corporate, subsidiary, business unit or other grouping basis, or a combination thereof. Performance Goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure.

        2.27 Performance Period means the time period during which Performance Unit/Performance Stock Performance Goals must be met.

        2.28 Performance Stock means an Award described in Article 9 herein.

        2.29 Performance Unit means an Award described in Article 9 herein.

        2.30 Period of Restriction means the period during which the transfer of Restricted Stock or Restricted Stock Units is limited in some way, as provided in Article 8 herein.

        2.31 Person means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

        2.32 Plan means The Allstate Corporation 2009 Equity Incentive Plan.

        2.33 Qualified Restricted Stock means an Award of Restricted Stock designated as Qualified Restricted Stock by the Committee at the time of grant and intended to qualify as Performance-Based Compensation.

        2.34 Qualified Restricted Stock Unit means an Award of Restricted Stock Units designated as Qualified Restricted Stock Units by the Committee at the time of grant and intended to qualify as Performance-Based Compensation.

        2.35 Reload Option means an additional Option related to Options awarded prior to 2004 as described in Article 6 herein.

        2.36 Restricted Stock means an Award described in Article 8 herein.

        2.37 Restricted Stock Unit means an Award described in Article 8 herein.

        2.38 Retirement means a Participant's termination from employment with the Company or a Subsidiary at the Participant's Early, Normal or Health Retirement Date, as applicable.

  (a)
  Early Retirement Date—shall mean the date prior to the Participant's Normal Retirement Date on which a Participant terminates employment, if such termination date occurs on or after the Participant attains age fifty-five (55) with twenty (20) years of service and such retirement is in accordance with the voluntary early retirement policy of the Company or the Subsidiary with which the Participant is employed on the date of termination of employment.

  (b)
  Normal Retirement Date—shall have the meaning given to it by the Company or the Subsidiary with which the Participant is employed on the date of termination of employment, provided that such termination is voluntary and occurs on or after the Participant attains age sixty (60) with at least one (1) year of service at termination of employment.

  (c)
  Health Retirement Date—shall mean the date on which the Participant terminates employment for health reasons (as determined under the human resource policy of the Company or the Subsidiary with which the Participant is employed on the date of termination of employment), provided that such termination date occurs on or after the Participant attains age fifty (50) but before the Participant attains age sixty (60), with at least ten (10) years of continuous service at termination of employment.

        2.39 Section 409A shall have the meaning set forth in Section 19.5 herein.

        2.40 Section 16 Officer means any Participant who is an "officer" of the Company or a Subsidiary as that term is defined in Rule 16a-1(f) under the Exchange Act.

        2.41 Securities Act means the Securities Act of 1933, as amended.

        2.42 Stock means the common stock, $.01 par value, of the Company.

        2.43 Stock Appreciation Right or SAR means a right, granted alone or in connection with a related Option, designated as an SAR, to receive a payment on the day the right is exercised, pursuant to the terms of Article 7 herein. Each SAR shall be denominated in terms of one share of Stock.

        2.44 Subsidiary means any corporation, business trust, limited liability company or partnership with respect to which the Company owns, directly or indirectly, Voting Securities representing more than 50% of the aggregate Voting Power of the then-outstanding Voting Securities.

        2.45 Tandem SAR means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase Stock under the related Option (and when Stock is purchased under the Option, the Tandem SAR shall be similarly canceled).

        2.46 Termination of Employment occurs the first day on which an individual is for any reason no longer employed by the Company or any of its Subsidiaries, or with respect to an individual who is an Employee of a Subsidiary, the first day on which the Company no longer owns, directly or indirectly, Voting Securities possessing at least 50% of the Voting Power of such Subsidiary. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment. Notwithstanding anything herein to the contrary, no issuance of Stock or payment of cash shall be made upon a Termination of Employment with respect to any Award that constitutes deferred compensation for purposes of Section 409A unless the Termination of Employment constitutes a "separation from service" as that term is used in Section 409A(a)(2)(A)(i) of the Code.

        2.47 Unrestricted Stock means an Award of Stock not subject to restrictions described in Article 8 herein.

        2.48 Voting Power for purposes of Sections 2.44 and 2.46 means the combined voting power of the then-outstanding Voting Securities entitled to vote generally in the election of directors.

        2.49 Voting Securities of a corporation means securities of such corporation that are entitled to vote generally in the election of directors of such corporation.

Article 3.    Administration

        3.1    The Committee.    The Plan shall be administered by the Compensation and Succession Committee or such other committee (the "Committee") as the Board of Directors shall select, consisting solely of two or more nonemployee members of the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

        3.2    Authority of the Committee.    The Committee shall have full power except as limited by law, the articles of incorporation or the bylaws of the Company, subject to such other restricting limitations or directions as may be imposed by the Board and subject to the provisions herein, to determine the Eligible Persons to receive Awards; to determine when Awards may be granted and to grant Awards under the Plan; to determine the size and types of Awards; to determine the terms and conditions of such Awards; to assess whether Performance Goals have been met; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan's administration; to amend the terms and conditions of any outstanding Award, including but not limited to amendments with respect to exercisability and non-forfeitability of Awards upon a Termination of Employment; to make such adjustments or modifications to Awards to Participants working outside the United States as are necessary or advisable to fulfill the purposes of the Plan; to accelerate the exercisability of, and to accelerate or waive any or all of the restrictions and conditions applicable to, any Award; and to authorize any action of or make any determination by the Company as the Committee shall deem necessary or advisable for carrying out the purposes of the Plan; provided, however, that the Committee may not amend the terms and conditions of any outstanding Award so as to adversely affect in any material way such Award without the written consent of the Participant holding such Award (or if the Participant is not then living, the Participant's personal representative or estate), unless such amendment is required by applicable law; and provided, further, that any discretion exercised by the Committee pursuant to Section 4.2 and the following paragraph of this Section 3.2 shall not be deemed to adversely affect in any material way an Award. The Committee may designate which Subsidiaries participate in the Plan and may authorize foreign Subsidiaries to adopt plans as provided in Article 14. Further, the Committee shall interpret and make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

        If the Committee determines it is in the best interest of the Company's stockholders to cancel any Awards granted hereunder, it may, in its discretion, elect at any time to cancel all or any of the Awards granted hereunder and pay the holders of any such Awards an amount (payable in such proportion as the Committee may determine in cash or in Stock (valued at the Fair Market Value of a share of Stock on the date of cancellation of such Award)) equal to (i) for Options, the number of shares of Stock subject to such cancelled Option, multiplied by the amount (if any) by which the Fair Market Value of Stock on the date of cancellation of the Option exceeds the Option Exercise Price; (ii) for Restricted Stock or Performance Stock, the number of shares of Restricted Stock or Performance Stock multiplied by the Fair Market Value of Stock on the date of cancellation of the Award; and

(iii) for Restricted Stock Units or Performance Units, the number of units multiplied by an amount not less than the initial value thereof; provided, however, the Committee shall not exercise discretion and pay the holder of any Award in cash or Stock to the extent such Award constitutes deferred compensation for purposes of Section 409A. Amounts payable may be prorated based upon the number of months elapsed in any related vesting period or Performance Period, in the sole discretion of the Committee. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, large, nonrecurring cash dividend, recapitalization, reorganization, merger, consolidation, spin-off or other transaction or event described in Section 4.2), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or to cancel outstanding Options or SARs in exchange for other Awards or Options or SARs with an Option Exercise Price or Base Value, as applicable, that is less than the Option Exercise Price or Base Value of the original Options or SARs, without stockholder approval.

        3.3    Delegation of Authority.    Notwithstanding the general authority of the Committee to grant Awards under the Plan, the Board may, by resolution, expressly delegate to another committee, established by the Board and consisting of one or more employee or non-employee directors, the authority, within parameters specified by the Board, to determine the Eligible Persons to receive Awards; to determine when Awards may be granted and to grant Awards under the Plan; to determine the size and types of Awards; and to determine the terms and conditions of such Awards; provided, however that such committee may not grant Awards to Eligible Persons who (i) are subject to Section 16 of the Exchange Act at the time of grant, or (ii) are at the time of grant, or are anticipated to become during the term of the Award, "covered employees" as defined in Section 162(m)(3) of the Code. Such committee shall report regularly to the Committee, who shall report to the Board, regarding any Awards so granted.

        3.4    Delivery of Stock by Company; Restrictions on Stock.    Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Stock or benefits under the Plan unless such delivery would comply with all applicable laws (including, without limitation, the Code, the Securities Act, and the Exchange Act) and applicable requirements of any securities exchange or similar entity and unless the Participant's tax obligations have been satisfied as set forth in Article 16.

        The Committee may impose such restrictions on any Stock acquired pursuant to Awards under the Plan as it may deem advisable, including, without limitation, restrictions to comply with applicable Federal securities laws, with the requirements of any stock exchange or market upon which such Stock is then listed and/or traded and with any blue sky or state securities laws applicable to such Stock.

        3.5    Decisions Binding.    All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Eligible Persons, Employees, Participants and their estates. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

        3.6    Costs.    The Company shall pay all costs of administration of the Plan.

Article 4.    Stock Subject to the Plan

        4.1    Number of Shares.    Subject to Section 4.2 herein, the maximum number of shares of Stock available for grant under the Plan shall be 70,380,000 shares (which includes the 37,000,000 shares originally provided in the Plan as approved by stockholders in 2001, as increased to 49,000,000 shares as approved by stockholders in 2006) plus any shares of Stock remaining for awards pursuant to the terms of The Allstate Corporation Equity Incentive Plan. The number of shares of Stock to which an Award pertains shall be counted against the maximum share limitation of this Section 4.1 as two and one-tenth (2.1) shares of Stock for each Full Value Award and as one (1) share of Stock for each other type of Award. Shares of Stock underlying lapsed or forfeited Awards of Restricted Stock shall not be treated as having been issued pursuant to an Award under the Plan. Shares of Stock that are potentially deliverable under an Award that expires or is cancelled, forfeited, settled in cash or otherwise settled without delivery of shares of Stock shall not be treated as having been issued under the Plan. With respect to an SAR that is settled in Stock, the full number of shares underlying the exercised portion of the SAR shall be treated as having been issued under the Plan, regardless of the number of shares used to settle the SAR upon exercise. Shares of Stock that are tendered or withheld to satisfy tax withholding obligations related to an Award or to satisfy the Option Exercise Price related to an Option or other Award shall be deemed to be shares of Stock issued under the Plan. If, before June 30, 2003, the Option Exercise Price is satisfied by tendering Stock, only the number of shares issued net of the shares tendered shall be deemed issued under the Plan. For avoidance of doubt, if a share of Stock that underlies an Award other than a Full-Value Award was counted against the maximum share limitation of this Section 4.1 and pursuant to this Section 4.1 subsequently is treated as having not been issued under the Plan, the maximum share limitation of this Section 4.1 shall be credited with one share of Stock, and if a share of Stock pertaining to a Full-Value Award was counted against the maximum share limitation of this Section 4.1 and pursuant to this Section 4.1 subsequently is treated as having not been issued under the Plan, the maximum share limitation of this Section 4.1 shall be credited with 2.1 shares of Stock. Stock granted pursuant to the Plan may be (i) authorized but unissued shares of common stock or (ii) treasury stock.

        4.2    Adjustments in Authorized Stock and Awards.    In the event of any equity restructuring (within the meaning of Financial Accounting Standards No. 123 (revised 2004)) that causes the per share value of shares of Stock to change, such as a stock dividend, stock split, spin off, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be made an equitable adjustment to (i) the number and kind of shares available for grant under the Plan, (ii) the number of shares or Awards that may be granted to any individual under the Plan or that may be granted pursuant to any Articles or types of Awards and (iii) the number and kind of shares or units subject to and the Option Exercise Price or Base Value (if applicable) of any then outstanding Awards of or related to shares of Stock. In the event of any other change in corporate capitalization, such as a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence shall be made as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Board upon recommendation of the Committee, the number of shares of Stock subject to an Award shall always be a whole number. In no event shall an outstanding Option or SAR be amended for the sole purpose of reducing the Option Exercise Price or Base Value thereof, without stockholder approval. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be other than an incentive stock option for purposes of Section 422 of the Code.

        4.3    Award Limitations.    Subject to Section 4.2 above, the following limitations shall apply to Awards intended to qualify as Performance-Based Compensation: (i) the total number of shares of Stock with respect to which Options or SARs may be granted in any calendar year to any Participant shall not exceed 4,000,000 shares; (ii) the total number of shares of Qualified Restricted Stock or Qualified Restricted Stock Units that may be granted in any calendar year to any Participant shall not exceed 3,000,000 shares or Units, as the case may be; (iii) the total number of shares of Performance Stock that may be granted in any calendar year to any Participant shall not exceed 4,000,000 shares and the maximum amount that may be paid pursuant to Performance Units granted in any one calendar year to any Participant shall not exceed $10,000,000; (iv) the total number of shares of Stock granted pursuant to Article 10 herein in any calendar year to any Participant shall not exceed 4,000,000 shares; (v) the total cash Award that may be paid pursuant to an Award granted under Article 10 herein in any calendar year to any Participant shall not exceed $10,000,000; and (vi) the aggregate value of cash dividends (other than large, nonrecurring cash dividends) or Dividend Equivalents that a Participant may receive in any calendar year shall not exceed $11,500,000.

        The maximum number of shares of Stock that may be issued pursuant to Incentive Stock Options shall be 5,500,000 shares.

Article 5.    Eligibility and Participation

        5.1    Eligibility.    Persons eligible to participate in the Plan ("Eligible Persons") include all Employees of the Company and its Subsidiaries, as determined by the Committee.

        5.2    Actual Participation.    Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Persons those to whom Awards shall be granted.

Article 6.    Stock Options

        6.1    Grant of Options.    Subject to the terms and conditions of the Plan, Options may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

        The Committee shall have complete discretion in determining the number of shares of Stock subject to Options granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Options. The Committee may grant ISOs, NQSOs or a combination thereof.

        6.2    Option Award Agreement.    Each Option grant shall be evidenced by an Option Award Agreement that shall specify the Option Exercise Price, the term of the Option (which shall not be greater than ten (10) years), the number of shares of Stock to which the Option pertains, the Exercise Period and such other provisions as the Committee shall determine, including but not limited to special provisions relating to a change of control. The Option Award Agreement shall also specify whether the Option is intended to be an ISO or NQSO. The Option Exercise Price shall not be less than 100% of the Fair Market Value of the Stock on the date of grant. No Dividend Equivalents shall be provided with respect to Options.

        6.3    Exercise of and Payment for Options.    Options granted under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee shall in each instance approve.

        A Participant may exercise an Option at any time during the Exercise Period. Options shall be exercised by the delivery of a written notice of exercise to the Company, or such method acceptable to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by provision for full payment of the Stock.

        The Option Exercise Price shall be payable: (i) in cash or its equivalent, (ii) by tendering (by actual delivery of shares or by attestation) previously acquired Stock (owned for at least six months) having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price, (iii) by broker-assisted cashless exercise, (iv) with respect to Options granted on and after May 16, 2006, by share withholding or (v) by a combination of (i), (ii), (iii) and/or (iv).

        Options may not be exercised for less than 25 shares of Stock unless the exercise represents the entire remaining balance of the Award.

        Stock received upon exercise of an Option may be granted subject to restrictions deemed appropriate by the Committee.

        6.4    Reload Options Related to Options Granted Prior to 2004.    The Committee may provide in an Award Agreement with respect to an Option granted prior to 2004 that a Participant who exercises all or any portion of an Option with Stock which has a Fair Market Value equal to not less than 100% of the Option Exercise Price for such Option shall be granted, subject to Article 4, an additional option ("Reload Option") for a number of shares of Stock equal to the sum ("Reload Number") of the number of shares of Stock tendered in payment of the Option Exercise Price for the Options plus, if so provided by the Committee, the number of shares of Stock, if any, retained by the Company in connection with the exercise of the Options to satisfy any federal, state or local tax withholding requirements. Reload Options may not be included in any Option Awards granted in 2004 or later.

        To the extent that a Reload Option is granted upon exercise of Options granted prior to 2004, the Reload Options shall be subject to the following terms and conditions:

  (i)
  the grant date for each Reload Option shall be the date of exercise of the Option to which it relates;

  (ii)
  subject to (iii) below, the Reload Option, upon vesting, may be exercised at any time during the unexpired term of the Option to which it relates (subject to earlier termination thereof as provided in the Plan and in the applicable Award Agreement); and

  (iii)
  the terms of the Reload Option shall be the same as the terms of the Option to which it relates, except that (A) the Option Exercise Price shall be the Fair Market Value of the Stock on the grant date of the Reload Option and (B) the Reload Option shall be subject to new vesting provisions, commencing one (1) year after the grant date of the Reload Option and vesting upon the same schedule as the Option to which it relates.

        Reload Options may not be granted to Participants who exercise Options after a Termination of Employment.

        Stock subject to this Plan may be used for Reload Options granted under The Allstate Corporation Equity Incentive Plan.

        6.5    Termination.    Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee (subject to applicable law), shall be included in the Option Award Agreement entered into with Participants, need not be uniform among all Options granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination.

        To the extent the Option Award Agreement does not set forth termination provisions, the provisions of Article 13 shall control.

        6.6    Transferability of Options.    Except as otherwise determined by the Committee, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant, and no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. ISOs are not transferable other than by will or by the laws of descent and distribution. The Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment to an existing Award) Nonqualified Stock Options, the vested portions of which may be transferred by the Participant during his lifetime to any Family Member. A transfer of an Option pursuant hereto may only be effected by the Company at the written request of a Participant and shall become effective only when recorded in the Company's record of outstanding Options. In the event an Option is transferred as contemplated herein, any Reload Options associated with such transferred Option shall terminate, and such transferred Option may not be subsequently transferred by the transferee except by will or the laws of descent and distribution. Otherwise, a transferred Option shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if no transfer had taken place. In no event shall an Option be transferred for consideration.

Article 7.    Stock Appreciation Rights

        7.1    Grant of SARs.    Subject to the terms and conditions of the Plan, an SAR may be granted to an Eligible Person at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SARs.

        The Committee shall have complete discretion in determining the number of SARs granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

        7.2    SAR Award Agreement.    Each SAR grant shall be evidenced by an SAR Award Agreement that shall specify the number of SARs granted, the Base Value (which shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the date of grant), the term of the SAR (which shall not be greater than ten (10) years), the Exercise Period and such other provisions as the Committee shall determine, including but not limited to special provisions relating to a change of control. No Dividend Equivalents shall be provided with respect to SARs.

        7.3    Exercise and Payment of SARs.    Tandem SARs may be exercised for all or part of the Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable.

        Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Exercise Price of the underlying ISO and the Fair Market Value of the shares of Stock subject to the underlying ISO at the time the Tandem SAR is exercised; (iii) the Tandem SAR may be exercised only when the Fair Market Value of the shares of Stock subject to the ISO exceeds the Option Exercise Price of the ISO; and (iv) the Tandem SAR may be transferred only when the underlying ISO is transferable, and under the same conditions.

        Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

        A Participant may exercise an SAR at any time during the Exercise Period. SARs shall be exercised by the delivery of a written notice of exercise to the Company, or such method acceptable to the Company, setting forth the number of SARs being exercised. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of:

  (a)
  the excess of (i) the Fair Market Value of a share of Stock on the date of exercise over (ii) the Base Value multiplied by

  (b)
  the number of shares of Stock with respect to which the SAR is exercised.

        At the sole discretion of the Committee, the payment to the Participant upon SAR exercise may be in cash, in shares of Stock of equivalent value or in some combination thereof.

        7.4    Termination.    Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the SAR Award Agreement entered into with Participants, need not be uniform among all SARs granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination.

        To the extent the SAR Award Agreement does not set forth termination provisions, the provisions of Article 13 shall control.

        7.5    Transferability of SARs.    Except as otherwise determined by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her legal representative, and no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. To the extent the Committee permits the transfer of an SAR, in no event shall an SAR be transferred for consideration.

Article 8.    Unrestricted Stock, Restricted Stock and Restricted Stock Units

        8.1    Grant of Unrestricted Stock, Restricted Stock and Restricted Stock Units.    Subject to the terms and conditions of the Plan, Unrestricted Stock, Restricted Stock and/or Restricted Stock Units may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

        The Committee shall have complete discretion in determining the number of shares of Unrestricted Stock, Restricted Stock and/or Restricted Stock Units granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

        In addition, the Committee may, prior to or at the time of grant, designate an Award of Restricted Stock or Restricted Stock Units as Qualified Restricted Stock or Qualified Restricted Stock Units, as the case may be, in which event it will condition the grant or vesting, as applicable, of such Qualified Restricted Stock or Qualified Restricted Stock Units, as the case may be, upon the attainment of the Performance Goals selected by the Committee.

        8.2    Unrestricted Stock, Restricted Stock/Restricted Stock Unit Award Agreement.    Each grant of Unrestricted Stock, Restricted Stock and/or Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the number of shares of Unrestricted Stock, Restricted Stock and/or Restricted Stock Units granted, the initial value (if applicable), the Period or Periods of Restriction (if applicable), and such other provisions as the Committee shall determine, including but not limited to special provisions relating to a change of control.

        8.3    Transferability.    Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement. During the applicable Period of Restriction, all rights with respect to the Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or his or her legal representative.

        8.4    Certificates.    No certificates representing Stock shall be delivered to a Participant until such time as all restrictions applicable to such shares have been satisfied.

        8.5    Removal of Restrictions.    Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to receive a certificate.

        Payment of Restricted Stock Units shall be made after the last day of the Period of Restriction applicable thereto. The Committee, in its sole discretion, may pay Restricted Stock Units in cash or in shares of Stock of equivalent value (or in some combination thereof).

        8.6    Voting Rights.    During the Period of Restriction, Participants may exercise full voting rights with respect to the Restricted Stock.

        8.7    Dividends and Other Distributions.    Subject to the Committee's right to determine otherwise at the time of grant, during the Period of Restriction, Participants shall receive all cash dividends, other than large, nonrecurring cash dividends, paid with respect to the Restricted Stock while they are so held. All other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and shall be paid to the Participant promptly after the full vesting of the Restricted Stock with respect to which such distributions were made.

        Rights, if any, to Dividend Equivalents on Restricted Stock Units shall be established by the Committee at the time of grant and set forth in the Award Agreement.

        8.8    Termination.    Each Restricted Stock/Restricted Stock Unit Award Agreement shall set forth the extent to which the Participant shall have the right to receive Restricted Stock and/or a Restricted Stock Unit payment following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all grants of Restricted Stock/Restricted Stock Units or among Participants and may reflect distinctions based on the reasons for termination.

        To the extent the Restricted Stock/Restricted Stock Unit Award Agreement does not set forth termination provisions, the provisions of Article 13 shall control.

Article 9.    Performance Units and Performance Stock

        9.1    Grant of Performance Units and Performance Stock.    Subject to the terms and conditions of the Plan, Performance Units and/or Performance Stock may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

        The Committee shall have complete discretion in determining the number of Performance Units and/or shares of Performance Stock granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

        9.2    Performance Unit/Performance Stock Award Agreement.    Each grant of Performance Units and/or shares of Performance Stock shall be evidenced by a Performance Unit and/or Performance Stock Award Agreement that shall specify the number of Performance Units and/or shares of Performance Stock granted, the initial value (if applicable), the Performance Period, the Performance Goals and such other provisions as the Committee shall determine, including but not limited to special provisions relating to a change of control and any rights to Dividend Equivalents.

        9.3    Value of Performance Units/Performance Stock.    Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The value of a share of Performance Stock shall be equal to the Fair Market Value of the Stock. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Performance Stock that will be paid out to the Participants.

        9.4    Earning of Performance Units/Performance Stock.    After the applicable Performance Period has ended, the Participant shall be entitled to receive a payout with respect to the Performance Units/Performance Stock earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

        9.5    Form and Timing of Payment of Performance Units/Performance Stock.    Payment of earned Performance Units/Performance Stock shall be made following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Performance Stock in cash or in Stock (or in a combination thereof), which has an aggregate Fair Market Value equal to the value of the earned Performance Units/Performance Stock at the close of the applicable Performance Period. Such Stock may be granted subject to any restrictions deemed appropriate by the Committee.

        9.6    Termination.    Each Performance Unit/Performance Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive a Performance Unit/Performance Stock payment following termination of the Participant's employment with the Company and its Subsidiaries during a Performance Period. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all grants of Performance Units/Performance Stock or among Participants and may reflect distinctions based on reasons for termination.

        To the extent the Performance Unit/Performance Stock Award Agreement does not set forth termination provisions, the provisions of Article 13 shall control.

        9.7    Transferability.    Except as otherwise determined by the Committee, a Participant's rights with respect to Performance Units/Performance Stock granted under the Plan shall be available during the Participant's lifetime only to such Participant or the Participant's legal representative and Performance Units/Performance Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. To the extent the Committee permits the transfer of Performance Units/Performance Stock, in no event shall Performance Units/Performance Stock be transferred for consideration.

Article 10.    Other Awards

        The Committee shall have the right to grant other Awards which may include, without limitation, the payment of Stock in lieu of cash, the payment of cash based on attainment of Performance Goals established by the Committee and the payment of Stock in lieu of cash under other Company incentive or bonus programs. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

Article 11.    Deferrals

        The Committee may, in its sole discretion, permit a Participant to defer the Participant's receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant under the Plan. If any such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 12.    Rights of Participants

        12.1    Termination.    Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or other relationship with the Company or any Subsidiary at any time, for any reason or no reason in the Company's or the Subsidiary's sole discretion, nor confer upon any Participant any right to continue in the employ of, or otherwise in any relationship with, the Company or any Subsidiary.

        12.2    Participation.    No Eligible Person shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

        12.3    Limitation of Implied Rights.    Neither a Participant nor any other Person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any Person.

        Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

        12.4    Waiver.    Each Participant, by acceptance of an Award, waives all rights to specific performance or injunctive or other equitable relief and acknowledges that he has an adequate remedy at law in the form of damages.

 Article 13.    Termination of Employment

        13.1    Options.    If a Participant has a Termination of Employment, then, unless otherwise provided by the Committee or in the Award Agreement, the following provisions shall apply:

  (i)
  if the Participant's Termination of Employment is on account of death or Disability, then all outstanding Options, to the extent not vested, shall vest, and all outstanding Options may be exercised, in whole or in part, by the Participant (or his personal representative, estate or transferee, as the case may be) at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) the second anniversary of the date of such Termination of Employment;

  (ii)
  if the Participant's Termination of Employment is on account of Retirement at the Normal Retirement Date or Health Retirement Date, unvested Options shall continue to vest in accordance with their terms, and all outstanding Options, when vested, may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) the fifth anniversary of the date of such Termination of Employment; provided, however, if the Participant dies after such Termination of Employment, then all outstanding Options, to the extent not vested, shall vest, and all outstanding Options may be exercised, in whole or in part, by the Participant's personal representative, estate or transferee, as the case may be at any time on or before the earlier to occur of (x) the Expiration Date of the Option; (y) the second anniversary of the date of death; and (z) the fifth anniversary of the date of such Termination of Employment;

  (iii)
  if the Participant's Termination of Employment is on account of Retirement at the Early Retirement Date, unvested Options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Employment, may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) the fifth anniversary of the date of such Termination of Employment;

  (iv)
  if the Participant's Termination of Employment is for any other reason, unvested Options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Employment, may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) three months after the date of such Termination of Employment; and

  (v)
  if (A) the Participant's Termination of Employment is for any reason other than death, Disability, Normal Retirement, or Health Retirement and (B) the Participant dies after such Termination of Employment but before the date the Options must be exercised as set forth in subsections (iii) and (iv) above, unvested Options shall be forfeited and any Options, to the extent they are vested on the date of the Participant's death, may be exercised, in whole or in part, by the Participant's personal representative, estate or transferee, as the case may be, at any time on or before the earliest to occur of (x) the Expiration Date of the Option, (y) the second anniversary of the date of death and (z) the applicable anniversary of the Termination of Employment as set forth in subsections (iii) and (iv) above.

        Reload Options may not be granted after a Termination of Employment.

        13.2    Other Awards.    If a Participant has a Termination of Employment, then, unless otherwise provided by the Committee or in the Award Agreement, all Awards other than Options shall terminate and be forfeited on the date of such Termination of Employment.

Article 14.    Equity Incentive Plans of Foreign Subsidiaries

        The Committee may authorize any foreign Subsidiary to adopt a plan for granting Awards ("Foreign Equity Incentive Plan") and awards granted under such Foreign Equity Incentive Plans may be treated as grants under the Plan, if the Committee so determines. Such Foreign Equity Incentive Plans shall have such terms and provisions as the Committee permits not inconsistent with the provisions of the Plan and which may be more restrictive than those contained in the Plan. Awards granted under such Foreign Equity Incentive Plans shall be governed by the terms of the Plan except to the extent that the provisions of the Foreign Equity Incentive Plans are more restrictive than the terms of the Plan, in which case such terms of the Foreign Equity Incentive Plans shall control.

 Article 15.    Amendment, Modification and Termination

        The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, provided that no amendment shall be made which shall increase the total number of shares of Stock that may be issued under the Plan, materially modify the requirements for participation in the Plan, or materially increase the benefits accruing to Participants under the Plan, in each case unless such amendment is approved by the stockholders of the Company.

        No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by applicable law and except as otherwise provided herein.

Article 16.    Payment for Awards and Withholding

        16.1    Payment for Awards.    In the event a Participant elects to pay the Option Exercise Price or make payment for any other Award through tender of previously acquired Stock, (i) only a whole number of share(s) of Stock (and not fractional shares of Stock) may be tendered in payment, (ii) such Participant must present evidence acceptable to the Company that he has owned any such shares of Stock tendered in payment (and that such shares of Stock tendered have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise and (iii) Stock must be tendered to the Company, either by actual delivery of the shares or by attestation. When payment is made by tender of Stock, the difference, if any, between the aggregate amount payable and the Fair Market Value of the share(s) of Stock tendered in payment (plus any applicable taxes) shall be paid by check. No Participant may tender shares of Stock having a Fair Market Value exceeding the aggregate Option Exercise Price or other payment due.

        16.2    Notification under Section 83(b).    The Committee may, on the grant date or any later date, prohibit a Participant from making the election described below. If the Committee has not prohibited such Participant from making such election, and the Participant shall, in connection with the exercise of any Option, or the grant of any share of Restricted Stock, make the election permitted under Section 83(b) of the Code (i.e., an election to include in such Participant's gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

        16.3    Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount (including any Stock withheld as provided below) sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to an Award made under the Plan.

        16.4    Stock Withholding.    With respect to tax withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon any other taxable event arising out of or as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by tendering Stock held by the Participant (by actual delivery of the shares or by attestation) or by having the Company withhold Stock having a Fair Market Value equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing (or other method acceptable to the Company) and signed by the Participant. In the event a Participant fails to make an election by the date required, the Participant will be deemed to have made an election to have the Company withhold Stock having a Fair Market Value equal to the minimum statutory total tax which could be imposed on the transaction.

Article 17.    Repayment of Awards and Non-Solicitation

        17.1    Restatements.    In the event of a restatement of the Company's financial results to correct a material error or inaccuracy resulting in whole or in part from the fraud or intentional misconduct of a Section 16 Officer, as determined by the Board or a committee thereof, the Board or the committee may, to the extent permitted by applicable law,

  (i)
  cancel or cause to be cancelled any or all of the Section 16 Officer's outstanding Awards granted after May 19, 2009;

  (ii)
  recover or cause to be recovered any or all "Proceeds" (as defined below) resulting from any sale or other disposition (including to the Company) of shares of Stock issued or issuable upon vesting, settlement or exercise, as the case may be, of any Award granted after May 19, 2009, plus a reasonable rate of interest; and/or

  (iii)
  recover or cause to be recovered any cash paid or shares of Stock issued to the Participant in connection with any vesting, settlement or exercise of an Award granted after May 19, 2009, plus a reasonable rate of interest.

        The term "Proceeds" means, with respect to any sale or other disposition (including to the Company) of shares of Stock acquired pursuant to an Award, an amount determined by the Committee, (a) in the case of an Award other than an Option, SAR or cash-settled Award, up to the amount equal to the Fair Market Value per share of Stock at the time of such sale or other disposition multiplied by the number of shares sold or disposed of, or (b) in the case of an Option or SAR, up to the amount equal to the number of shares of Stock sold or disposed of multiplied by the excess of the Fair Market Value per share of Stock at the time of such sale or disposition over the Option Exercise Price or Base Value, as applicable. The return of Proceeds is in addition to and separate from any other relief available to the Company or any other actions as may be taken by the Committee in its sole discretion. Any determination by the Committee with respect to the foregoing shall be final, conclusive and binding on all interested parties.

        17.2    Non-Solicitation.    While employed and for the one-year period following termination of employment, any Participant who has received an Award under the Plan shall not, directly or indirectly:

  (i)
  other than in connection with the good-faith performance of his or her normal duties and responsibilities as an employee of the Company or any Subsidiary, encourage any employee or agent of the Company or any Subsidiary to terminate his or her relationship with the Company or any Subsidiary;

  (ii)
  employ, engage as a consultant or adviser, or solicit the employment or engagement as a consultant or adviser of, any employee or agent of the Company or Subsidiary (other than by the Company or its Subsidiaries), or cause or encourage any Person to do any of the foregoing;

  (iii)
  establish (or take preliminary steps to establish) a business with, or encourage others to establish (or take preliminary steps to establish) a business with, any employee or exclusive agent independent contractor of the Company or its Subsidiaries; or

  (iv)
  interfere with the relationship of the Company or its Subsidiaries with, or endeavor to entice away from the Company or its Subsidiaries, any Person who or which at any time since the Participant's hire date was or is a material customer or material supplier of, or maintained a material business relationship with, the Company or its Subsidiaries.

        If a Participant violates any of the non-solicitation provisions set forth above, to the extent permitted by applicable law, the Board or a committee thereof may, to the extent permitted by applicable law,

  (i)
  cancel or cause to be cancelled any or all of the Participant's outstanding Awards granted after May 19, 2009;

  (ii)
  recover or cause to be recovered any or all Proceeds resulting from any sale or other disposition (including to the Company) of shares of Stock issued or issuable upon vesting, settlement or exercise, as the case may be, of any Award granted after May 19, 2009 if the sale or disposition was effected on or after the date that is one year prior to the date on which the Participant first violated the non-solicitation provision(s); and/or

  (iii)
  recover or cause to be recovered any cash paid or shares of Stock issued to the Participant in connection with any vesting, settlement or exercise of an Award granted after May 19, 2009 if the vesting, settlement or exercise occurred on or after the date that is one year prior to the date on which the Participant first violated the non-solicitation provision(s).

        17.3    No Limitation on Other Rights.    Nothing contained in this Article 17 shall be deemed to (i) limit any additional legal or equitable rights or remedies the Company may have under applicable law with respect to any Participant who may have caused or contributed to the Company's need to restate its financial results or who may have violated the non-solicitation provisions in the Plan or in any other plan, policy, agreement or arrangement or (ii) affect any other non-solicitation or other restrictive covenants to which a Participant is subject.

 Article 18.    Successors

        All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

Article 19.    Legal Construction

        19.1    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

        19.2    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        19.3    Requirements of Law.    The granting of Awards and the issuance of Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        19.4    Governing Law.    To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of Delaware, except with regard to conflicts of law provisions.

        19.5    Code Section 409A Compliance.    To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service ("Section 409A") and the Plan and any Awards granted under the Plan shall be interpreted and construed in a manner consistent with such intent.

Appendix D

Executive Officers

        The following table sets forth the names of our executive officers, their current ages and their positions. "AIC" refers to Allstate Insurance Company.

Name and Age	Principal Positions and Offices Held
Thomas J. Wilson (51)

Chairman of the Board, President and Chief Executive Officer of The Allstate Corporation. Chairman of the Board, President and Chief Executive Officer of AIC. Mr. Wilson is also a director of The Allstate Corporation.

Catherine S. Brune (55)	Senior Vice President of AIC (Chief Information Officer).
Don Civgin (47)	Vice President and Chief Financial Officer of The Allstate Corporation and Senior Vice President and Chief Financial Officer of AIC
Frederick F. Cripe (51)	Senior Vice President of AIC.
James D. DeVries (45)	Senior Vice President of AIC (Human Resources).
Judith P. Greffin (48)	Senior Vice President and Chief Investment Officer of AIC.
Michele C. Mayes (59)	Vice President and General Counsel of The Allstate Corporation and Senior Vice President, General Counsel and Assistant Secretary of AIC (Chief Legal Officer).
Samuel H. Pilch (62)	Controller of The Allstate Corporation and Group Vice President and Controller of AIC.
Joseph J. Richardson (48)	Senior Vice President of AIC (Allstate Protection Distribution).
Michael J. Roche (57)	Senior Vice President of AIC (Claims).
George E. Ruebenson (60)	Senior Vice President of AIC; President of Allstate Protection and Interim President of Allstate Financial.
Steven P. Sorenson (44)	Senior Vice President of AIC (Allstate Protection Product Operations).
Joan H. Walker (61)	Senior Vice President of AIC (Corporate Relations and Interim Chief Marketing Officer).

D-1

C/O WELLS FARGO SHAREOWNER SERVICES P.O. BOX 64945 ST. PAUL, MN 55164-0945

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 18, 2009.* Have this Proxy Card/Voting Instruction Form in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

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VOTE BY MAIL

Mark, sign and date this Proxy Card/Voting Instruction Form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 for receipt by May 18, 2009.*

* Allstate 401(k) Savings Plan–

With respect to any shares represented by this Proxy Card/Voting Instruction Form held in the Allstate 401(k) Savings Plan, your voting instructions must be received no later than 11:59 P.M. Eastern Time on May 12, 2009. We cannot give assurance that voting instructions received later than 11:59 p.m., Eastern Time on May 12, 2009 will be honored.

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD/VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED.

THE ALLSTATE CORPORATION
The Board recommends a vote “FOR” all Nominees for Director.

1.	Election of Directors		For	Against	Abstain
Nominees:

	(1a)	F. Duane Ackerman	☐	☐	☐
The Board recommends a vote “FOR” Items 2, 3 and 4.
	(1b)	Robert D. Beyer	☐	☐	☐			For	Against	Abstain

	(1c)	W. James Farrell	☐	☐	☐	2.	Ratification of the appointment of Deloitte & Touche LLP as Allstate’s independent registered public accountant for 2009.	☐	☐	☐

	(1d)	Jack M. Greenberg	☐	☐	☐
						3.	Approval of the material terms of the Annual Executive Incentive Plan.	☐	☐	☐
	(1e)	Ronald T. LeMay	☐	☐	☐
						4.	Approval of the 2009 Equity Incentive Plan.	☐	☐	☐
	(1f)	H. John Riley, Jr.	☐	☐	☐
The Board recommends a vote “AGAINST” Items 5, 6 and 7.
	(1g)	Joshua I. Smith	☐	☐	☐
						5.	Stockholder proposal seeking the right to call special shareowner meetings.	☐	☐	☐
	(1h)	Judith A. Sprieser	☐	☐	☐
						6.	Stockholder proposal seeking an advisory resolution to ratify compensation of the named executive officers.	☐	☐	☐
	(1i)	Mary Alice Taylor	☐	☐	☐

	(1j)	Thomas J. Wilson	☐	☐	☐	7.	Stockholder proposal seeking a report on political contributions and payments to trade associations and other tax exempt organizations.	☐	☐	☐

Please mark, sign and date this Proxy Card/Voting Instruction Form in accordance with the instructions herein, and return it to the tabulation agent in the enclosed envelope or submit your voting instructions via the telephone or the Internet.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

With respect to any shares represented by this Proxy Card/Voting Instruction Form which are votable and held in the Allstate 401(k) Savings Plan (the “Plan”), you may direct The Northern Trust Company as Trustee of the Plan to vote all such shares on the matters shown, and in the manner directed on the reverse hereof, unless to do so would be inconsistent with the Trustee’s duties. If you wish to vote the Allstate shares allocated to the Plan account, you cannot do so in person. You must use this Proxy Card/Voting Instruction Form or submit your voting instructions via the telephone or Internet. If you do not return your signed Proxy Card/Voting Instruction Form or provide telephonic or Internet voting instructions on a timely basis for the shares allocated to the Plan account, those shares will be considered “unvoted.” If you return a signed Proxy Card/Voting Instruction Form but do not indicate how the shares should be voted on a matter, the shares represented by your signed Proxy Card/Voting Instruction Form will be voted by the Trustee as the Board of Directors recommends. The Trustee will vote all unvoted and all unallocated shares held by the Plan as follows: if the Trustee receives instructions on a timely basis for at least 50% of the votable allocated shares in the Plan, then it will vote all unvoted shares and unallocated shares in the same proportion and in the same manner as the shares for which timely instructions have been received, unless to do so would be inconsistent with the Trustee’s duties. If the Trustee receives instructions for less than 50% of the votable shares, the Trustee shall vote all unvoted and unallocated shares in its sole discretion. However, the Trustee will not use its discretionary authority to vote on adjournment of the meeting in order to solicit further proxies.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting: The Allstate Corporation Notice of 2009 Annual Meeting, Proxy Statement and 2008 Annual Report are available at www.proxyvote.com.

The Allstate Corporation

Proxy Card/Voting Instruction Form Solicited on Behalf of the Board of Directors

You hereby authorize W. James Farrell, H. John Riley, Jr., Joshua I. Smith and Judith A. Sprieser to vote all shares of common stock of The Allstate Corporation that you would be entitled to vote if personally present at the annual meeting of stockholders to be held on May 19, 2009 and at any adjournments thereof. The authority conferred by this Proxy Card/Voting Instruction Form shall be exercised by a majority of these persons present and acting at the meeting or, if only one of them is present, by that person. Each such person has the authority to designate a substitute to act for him or her. These persons are authorized to vote such shares on the matters shown, and in the manner directed, on the reverse hereof and in their discretion on any other matters that may properly come before the meeting. If you return a signed proxy but do not indicate how the shares should be voted on a matter, the shares represented by your signed proxy will be voted as the Board of Directors recommends.

You acknowledge receipt of The Allstate Corporation’s Notice of 2009 Annual Meeting and Proxy Statement, dated April 1, 2009, and its 2008 Annual Report. You hereby revoke any instructions previously given to vote the shares represented by this Proxy Card/Voting Instruction Form.

Allstate and the Trustee have instructed the tabulation agent to keep your voting instructions strictly confidential.